      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 19, 1997
                                                      REGISTRATION NO. 333-26355
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                            CPS AUTO GRANTOR TRUSTS
                          (Issuer of the Certificates)
                       CONSUMER PORTFOLIO SERVICES, INC.
                   (Originator of the Trust described herein)
             (Exact name of registrant as specified in its charter)

                          CALIFORNIA                                                      33-0459135
               (State or Other Jurisdiction of                                          (IRS Employer
                Incorporation or Organization)                                      Identification Number)

                            ------------------------

                                     2 ADA
                            IRVINE, CALIFORNIA 92618
                                 (714) 753-6800
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                         ------------------------------

                            CHARLES E. BRADLEY, JR.
                       CONSUMER PORTFOLIO SERVICES, INC.
                                     2 ADA
                            IRVINE, CALIFORNIA 92618
                                 (714) 753-6800
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                    COPY TO:
                            Laura A. DeFelice, Esq.
                              MAYER, BROWN & PLATT
                                 1675 Broadway
                            New York, New York 10019
                                 (212) 506-2500

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time on or after the effective date of this registration statement, as determined by market conditions.

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box./ /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box./ /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box./ /
                         ------------------------------

                        CALCULATION OF REGISTRATION FEE

                                                                                     PROPOSED MAXIMUM       PROPOSED MAXIMUM
                  TITLE OF SECURITIES TO                        AMOUNT TO BE        OFFERING PRICE PER     AGGREGATE OFFERING
                      BE REGISTERED                              REGISTERED            CERTIFICATE*              PRICE*
Asset Backed Certificates, Class A........................     $127,251,585.66             100%              $127,251,585.66

                  TITLE OF SECURITIES TO                          AMOUNT OF
                      BE REGISTERED                          REGISTRATION FEE**
Asset Backed Certificates, Class A........................       $38,561.09

*   Estimated solely for the purpose of calculating the registration fee.
** Previously paid as follows: $30,303.03 was paid on May 1, 1997 and $9,397.10 was paid as described in the following sentence. The amount of Asset Backed Certificates being carried forward from Registration Statement No. 333-09343 pursuant to Rule 429 is $27,251,585.66, and the Registrant previously paid a filing fee with respect to such certificates of $9,397.10 (calculated at the rate of 1/29 of 1% of the amount of certificates being registered, the rate in effect at the time such Registration Statement was filed).

    Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus contained in this Registration Statement also relates to and constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-09343, which became effective on September 13, 1996.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               INTRODUCTORY NOTE

    This Registration Statement contains (i) a form of Prospectus relating to the offering of Series of Asset Backed Notes by various CPS Auto Receivables Trusts created from time to time by Consumer Portfolio Services, Inc., (ii) a form of Prospectus Supplement (Form A) relating to future offerings by a CPS Auto Receivables Trust of a Series of Asset Backed Securities described therein, and (iii) a form of Prospectus Supplement (Form B) relating to the offering by CPS Auto Receivables Trust 1997-2 of the particular Series of Asset Backed Certificates described therein. The forms of Prospectus Supplement relate only to the securities described therein and are forms that may be used, among others, by Consumer Portfolio Services, Inc. to offer Asset Backed Securities under this Registration Statement.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

PROSPECTUS SUPPLEMENT TO PROSPECTUS                        SUBJECT TO COMPLETION

DATED MAY   , 1997                                          MAY 16,1997

                                  $

                         CPS AUTO GRANTOR TRUST 1997-2

                      % ASSET-BACKED CERTIFICATES, CLASS A

                             CPS RECEIVABLES CORP.

                                    (SELLER)

                       CONSUMER PORTFOLIO SERVICES, INC.

                                   (SERVICER)
                                ----------------

    The Asset-Backed Certificates will consist of two classes of certificates, Class A (the "Class A Certificates") and Class B (the "Class B Certificates" and, collectively with the Class A Certificates, the "Certificates"), evidencing beneficial ownership interests in a trust (the "Trust") to be formed pursuant to a Pooling and Servicing Agreement among CPS Receivables Corp., as Seller (the "Seller"), Consumer Portfolio Services, Inc., as Servicer (individually, "CPS", and in its capacity as the Servicer, the "Servicer"), and Norwest Bank Minnesota, National Association, as Trustee and Standby Servicer (the "Trustee" and "Standby Servicer", respectively). The Class A Certificates will evidence, in the aggregate, beneficial ownership of an undivided ninety-five percent (95%) interest in the Trust Assets (as defined herein), other than interest received
by the Trust in excess of the Class A Pass-Through Rate of   % per annum, and
the Class B Certificates will evidence, in the aggregate, beneficial ownership of an undivided five percent (5%) interest in the Trust Assets, other than
interest received by the Trust in excess of the Class B Pass-Through Rate of   %
per annum. Only the Class A Certificates are being offered hereby.

                         ------------------------------

    The Underwriters have agreed to purchase from the Seller the Class A
Certificates at   % of the principal amount thereof, subject to the terms and conditions set forth in the Underwriting Agreement referred to herein under "Underwriting". The aggregate proceeds to the Seller, after deducting expenses
payable by the Seller, estimated at $         , will be $         .

                         ------------------------------

    The Underwriters propose to offer the Class A Certificates from time to time in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. For further information with respect to the plan of distribution and any discounts, commissions or profits that may be deemed underwriting discounts or commissions, see "Underwriting" herein.

                         ------------------------------

    The Trust Assets will include a pool of retail installment sale contracts and all rights thereunder, certain monies due or received thereunder, security interests in the new and used automobiles, light trucks, vans and minivans securing the Receivables (as defined herein), certain bank accounts and the proceeds thereof, the Policy (as defined herein) with respect to the Class A Certificates, and the right of CPS to receive certain insurance proceeds and certain other property, as more fully described herein. The Receivables will be purchased by the Seller from CPS and Samco (as defined herein) on or prior to the date of the issuance of the Certificates.

                         ------------------------------

    FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO THE TRANSACTION, SEE "RISK FACTORS" AT PAGE S-15 HEREIN AND PAGE 10 IN THE ACCOMPANYING PROSPECTUS.
                             ---------------------

    Full and complete payment of the Class A Guaranteed Distribution Amount (as defined herein) on each Distribution Date (as defined herein) is unconditionally and irrevocably guaranteed pursuant to a financial guaranty insurance policy (the "Policy") to be issued by:

                                     [LOGO]

THE CLASS A CERTIFICATES REPRESENT INTERESTS IN THE TRUST AND DO NOT REPRESENT
    INTERESTS IN OR OBLIGATIONS OF THE SELLER, THE SERVICER OR ANY AFFILIATE THEREOF. THE CLASS A CERTIFICATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
       COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
      STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
              THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
                                 REPRESENTATION

                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------

    The Class A Certificates are offered hereby by the Underwriters when, as and if issued by the Seller, delivered to and accepted by them and subject to the right of the Underwriters to reject any order in whole or in part. It is expected that delivery of the Class A Certificates will be made on or about May
  , 1997 only through The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System.
                         ------------------------------

PAINEWEBBER INCORPORATED    BLACK DIAMOND SECURITIES, LLC
                                ----------------

            THE DATE OF THIS PROSPECTUS SUPPLEMENT IS MAY   , 1997.

(COVER CONTINUED FROM PREVIOUS PAGE)

                             AVAILABLE INFORMATION

    CPS has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") with respect to the Class A Certificates offered pursuant to this Prospectus Supplement. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional office at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a web site at http://www.sec.gov containing reports, proxy statements, information statements and other information regarding registrants, including CPS, that file electronically with the Commission. The Servicer, on behalf of the Trust, will also file or cause to be filed with the Commission such periodic reports as may be required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations of the Commission thereunder. Upon the receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriters (as defined herein) or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, CPS, the Seller or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents subsequently filed by CPS with the Registration Statement, either on its own behalf or on behalf of the Trust, relating to the Class A Certificates, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates offered hereby, shall be deemed to be incorporated by reference in this Prospectus Supplement and to be a part of this Prospectus Supplement from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus Supplement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    In addition to the documents described above and in the accompanying Prospectus under "Incorporation of Certain Documents by Reference", the consolidated financial statements of Financial Security Assurance Inc. and its Subsidiaries included in, or as exhibits to, the following documents, which have been filed with the Commission by Financial Security Assurance Holdings Ltd. ("Holdings"), are hereby incorporated by reference in this Prospectus
Supplement:

        (a) Annual Report on Form 10-K for the period ended December 31, 1996,

        (b) Quarterly Report on Form 10-Q for the period ended March 31, 1997.

    All financial statements of Financial Security Assurance Inc. ("Financial Security") and Subsidiaries included in documents filed by Holdings pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing of such documents.

    The Seller on behalf of the Trust hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Trust's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act and each filing of the financial statements of Financial Security included in or as an exhibit to the annual report of Holdings filed pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the Class A Certificates offered hereby, and the offering of such Class A Certificates at that time shall be deemed to be the initial bona fide offering thereof.

    CPS will provide without charge to each person to whom this Prospectus Supplement is delivered, on the written or oral request of such person, a copy of any or all of the documents referred to above that have been or may be incorporated by reference in this Prospectus Supplement (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus Supplement incorporates). Written requests for such copies should be directed to: Consumer Portfolio Services, Inc., 2 Ada, Irvine, California 92618,
Attention: Jeffrey P. Fritz. Telephone requests for such copies should be directed to Consumer Portfolio Services, Inc. at (714) 753-6800.

                         REPORTS TO CERTIFICATEHOLDERS

    Unless and until Definitive Certificates are issued, periodic reports containing information concerning the Receivables will be prepared by the Servicer and sent on behalf of the Trust only to Cede & Co., as nominee of The Depository Trust Company ("DTC") and registered holder of the Class A Certificates. Such reports will not constitute financial statements prepared in accordance with generally accepted accounting principles. The Servicer will file with the Commission such periodic reports as are required under the Exchange Act, and the rules and regulations thereunder and as are otherwise agreed to by the Commission. Copies of such periodic reports may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                    SUMMARY

    THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT AND IN THE ACCOMPANYING PROSPECTUS. CERTAIN CAPITALIZED TERMS USED HEREIN ARE DEFINED ELSEWHERE IN THIS PROSPECTUS SUPPLEMENT ON THE PAGES INDICATED IN THE "INDEX OF TERMS" OR, TO THE EXTENT NOT DEFINED HEREIN, HAVE THE MEANING ASSIGNED TO SUCH TERMS IN THE PROSPECTUS.

Trust.........................  CPS Auto Grantor Trust 1997-2 (the "Trust") to be formed pursuant to the Pooling and Servicing Agreement, dated as of
                                May   , 1997 among the Seller, the Servicer and the Trustee
                                and the Standby Servicer (the "Agreement").

Seller........................  CPS Receivables Corp. (the "Seller"). See "The Seller and
                                CPS" in this Prospectus Supplement.

Servicer......................  Consumer Portfolio Services, Inc. ("CPS" or, in its capacity as the servicer, the "Servicer"). See "CPS's Automobile
                                Contract Portfolio" and "The Seller and CPS" in this
                                Prospectus Supplement.

Trustee and Standby
  Servicer....................  Norwest Bank Minnesota, National Association, a national banking association, located at Sixth Street and Marquette
                                Avenue, Minneapolis, Minnesota.

Certificate Insurer...........  Financial Security Assurance Inc., a financial guaranty insurance company incorporated under the laws of the State of New York (the "Certificate Insurer"). See "The
                                Certificate Insurer" in this Prospectus Supplement.

Closing Date..................  On or about May   , 1997 (the "Closing Date").

Description of the Securities
  Offered.....................  The Certificates consist of two classes, entitled    %
                                Asset-Backed Certificates, Class A (the "Class A
                                Certificates") and    % Asset-Backed Certificates, Class B
                                (the "Class B Certificates" and, together with the Class A
                                Certificates, the "Certificates"). The Class B Certificates
                                are not being offered hereby and the information herein with respect thereto is provided only to permit a better
                                understanding of the Class A Certificates. Each Certificate will evidence beneficial ownership of an undivided interest in the Trust. The Class A Certificates will evidence, in the aggregate, beneficial ownership of an undivided interest in the Trust Assets equal to the Class A Percentage (as defined herein) of the Trust Assets, but not including any interest received by the Trust in excess of the Class A Pass-Through
                                Rate. The Class B Certificates will evidence, in the
                                aggregate, beneficial ownership of an undivided interest in the Trust Assets equal to the Class B Percentage of the
                                Trust Assets (as defined herein), but not including any
                                interest received by the Trust in excess of the Class B
                                Pass-Through Rate.

                                The "Class A Percentage" as of any date of determination
                                will be 95%. The "Class B Percentage" as of any date of
                                determination will be 5%.

                                The rights of the Class B Certificates to receive
                                distributions will be subordinated to the rights of the
                                Class A Certificates and the Certificate Insurer to the
                                extent described herein.

                                The Class A Certificates will be offered for purchase in
                                denominations of $1,000 and in integral multiples thereof.

Trust Assets..................  The property of the Trust (the "Trust Assets") will include
                                (i) a pool of retail installment sale contracts
                                (collectively, the "Receivables") secured by the new and
                                used automobiles, light trucks, vans and minivans financed thereby (the "Financed Vehicles"), (ii) with respect to
                                Receivables that are Rule of 78's Receivables, all payments
                                due thereon after May   , 1997 (the "Cutoff Date"), and,
                                with respect to Receivables that are Simple Interest
                                Receivables, all payments received thereunder after the
                                Cutoff Date, (iii) security interests in the Financed
                                Vehicles, (iv) certain bank accounts and the proceeds
                                thereof, (v) the right of the Seller to receive proceeds
                                from claims under, or refunds of unearned premiums from,
                                certain insurance policies and extended service contracts,
                                (vi) all right, title and interest of the Seller in and to the CPS Purchase Agreement (the "CPS Purchase Agreement")
                                between the Seller and CPS, (vii) all right, title and
                                interest of the Seller in and to the Samco Purchase
                                Agreement (the "Samco Purchase Agreement" and, together with the CPS Purchase Agreement, the "Purchase Agreements")
                                between the Seller and Samco (as defined herein), (viii) the benefits of the Policy issued by the Certificate Insurer
                                with respect to the Class A Certificates only, and (ix)
                                certain other property, as more fully described herein. See
                                "Formation of the Trust" in this Prospectus Supplement and
                                "The Trust Assets" in the Prospectus. The Receivables will be purchased by the Seller from CPS and Samco pursuant to
                                the Purchase Agreements on or prior to the Closing Date. The
                                Receivables arise from loans originated by automobile
                                dealers or IFCs (as defined herein) for assignment to CPS or a subsidiary of CPS pursuant to CPS's auto loan programs.

                                For purposes of this Prospectus Supplement, information
                                regarding the Trust Assets is provided as of the close of
                                business on May 12, 1997 (the "Preliminary Cutoff Date").
                                During the period beginning after the Preliminary Cutoff
                                Date and ending on or before the close of business on the
                                Cutoff Date, CPS and Samco expect to purchase additional
                                Receivables, which will be transferred to the Seller and
                                included in the Trust and included in determining the
                                Original Pool Balance.

                                The additional Receivables to be purchased by CPS and Samco between the Preliminary Cutoff Date and the Cutoff Date will be selected by CPS and Samco based on substantially the same criteria as was used to select the Receivables as of the
                                Preliminary Cutoff Date; HOWEVER, the actual composition and characteristics of the Receivables as of the Cutoff Date may differ from the composition and characteristics of the
                                Receivables as of the Preliminary Cutoff Date. Accordingly,
                                the information provided in this Prospectus Supplement
                                regarding the composition and characteristics of the pool of
                                Receivables in the Trust is subject to change to reflect the actual composition and characteristics of the Receivables as of the Cutoff Date.

The Receivables...............  As of the Preliminary Cutoff Date, the aggregate outstanding principal balance of the Receivables was $97,471,857.15. CPS expects that the aggregate outstanding Principal Balance of the Receivables will be approximately $110,000,000 as of the
                                Cutoff Date (the "Original Pool Balance"); HOWEVER, the
                                exact amount of the Original Pool Balance will not be
                                determined until the Cutoff Date. The Receivables consist of retail installment sale contracts secured by new and used
                                automobiles, light trucks, vans and minivans including, with respect to Rule of 78's Receivables, the rights to all
                                payments due with respect to such Receivables after the
                                Cutoff Date, and, with respect to Simple Interest
                                Receivables, the rights to all payments received with
                                respect to such Receivables after the Cutoff Date. As of the
                                Preliminary Cutoff Date, approximately 90.02% of the
                                aggregate principal balance of the Receivables represented financing of used vehicles. The Receivables arise from loans originated by automobile dealers or independent finance
                                companies ("IFCs") for assignment to CPS or a subsidiary of
                                CPS pursuant to CPS's auto loan programs. The auto loan
                                programs target automobile purchasers with marginal credit ratings who are generally unable to obtain credit from banks or other low-risk lenders. See "CPS's Automobile Contract
                                Portfolio--General" in this Prospectus Supplement and "Risk
                                Factors--Nature of Obligors" in the Prospectus. The
                                Receivables have been selected from the contracts owned by
                                CPS and Samco based on the criteria specified in the
                                Agreement and described herein.

                                Each Receivable will be a Rule of 78's Receivable or a
                                Simple Interest Receivable. As of the Preliminary Cutoff
                                Date, the weighted average annual percentage rate (the
                                "APR") of the Receivables was approximately 20.58%, the
                                weighted average remaining term to maturity of the
                                Receivables was approximately 55.60 months and the weighted average original term to maturity of the Receivables was
                                approximately 56.50 months. As of the Preliminary Cutoff
                                Date, no Receivable had a scheduled maturity later than June
                                9, 2002. See "The Receivables Pool" in this Prospectus
                                Supplement.

Class A Certificate Balance...  The "Class A Certificate Balance" will equal, initially the
                                Class A Percentage of the Original Pool Balance as of the
                                close of business on the Cutoff Date, and thereafter will
                                equal the initial Class A Certificate Balance reduced by all principal distributions on the Class A Certificates.

Class A Pass-Through Rate.....  Interest will accrue on the Class A Certificate Balance at a
                                rate of     % per annum, calculated on the basis of a
                                360-day year consisting of twelve 30-day months (the "Class
                                A Pass-Through Rate").

Class B Certificate Balance...  The "Class B Certificate Balance" will equal, initially the
                                Class B Percentage of the Original Pool Balance as of the
                                close of business on the Cutoff Date, and thereafter will
                                equal the initial Class B Certificate Balance reduced by all principal distributions on the Class B Certificates.

Class B Pass-Through Rate.....  Interest will accrue on the Class B Certificate Balance at a
                                rate of     % per annum, calculated on the basis of a
                                360-day year consisting of twelve 30-day months (the "Class
                                B Pass-Through Rate").

Interest......................  On the 15th of each month (or the next following Business
                                Day) beginning June 16, 1997 (each, a "Distribution Date"), the Trustee will, to the extent there are funds available
                                from the sources described herein, (i) distribute pro rata to the holders of record of the Class A Certificates (the
                                "Class A Certificateholders") as of the related Record Date thirty (30) days' interest at the Class A Pass-Through Rate on the Class A Certificate Balance as of the close of
                                business on the last day of the related Collection Period
                                and (ii) distribute pro rata to the holders of record of the
                                Class B Certificates (the "Class B Certificateholders") as
                                of the related Record Date thirty (30) days' interest at the
                                Class B Pass-Through Rate on the Class B Certificate Balance
                                as of the close of business on the last day of the related
                                Collection Period; PROVIDED, HOWEVER, that on the first
                                Distribution Date, the Certificateholders will be entitled to interest at the Class A Pass-Through Rate or the Class B
                                Pass-Through Rate, as applicable, on the initial Class A
                                Certificate Balance or the initial Class B Certificate
                                Balance, as applicable, from and including the Closing Date through and including June 14, 1997. The final scheduled
                                Distribution Date on the Certificates will be the
                                Distribution Date (the "Final Scheduled Distribution Date").

Principal.....................  On each Distribution Date, the Trustee will, to the extent that there are funds available from the sources described
                                herein, distribute to (i) the Class A Certificateholders as of the related Record Date an amount equal to the Class A
                                Percentage of the Principal Distributable Amount and (ii)
                                the Class B Certificateholders as of the related Record Date an amount equal to the Class B Percentage of the Principal
                                Distributable Amount. The "Principal Distributable Amount"
                                for a Distribution Date shall equal the sum of (a) the
                                principal portion of all Scheduled Payments received during the preceding Collection Period on Rule of 78's Receivables and all payments of principal received on Simple Interest
                                Receivables during the preceding Collection Period; (b) the principal portion of all prepayments in full (including
                                prepayments in full resulting from collections with respect to a Receivable received during the preceding Collection
                                Period plus any amounts applied from the Payahead Account
                                with respect to such Receivable) (without duplication of
                                amounts included in (a) above); (c) the portion of the
                                Purchase Amount allocable to principal of each Receivable
                                that was repurchased by CPS or purchased by the Servicer as of the last day of the related Collection Period (without
                                duplication of the amounts referred to in (a) and (b)
                                above); (d) the Principal Balance of each Receivable that
                                first became a Liquidated Receivable during the preceding
                                Collection Period (without duplication of the amounts
                                included in (a) and (b) above); and (e) the aggregate amount of Cram Down Losses that shall have occurred during the
                                preceding
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                                      S-7
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
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                                Collection Period (without duplication of amounts included in (a) through (d) above). In addition, on the Final
                                Scheduled Distribution Date, to the extent amounts are
                                available therefor, the principal required to be distributed to the Class A Certificateholders will equal the then
                                outstanding Class A Certificate Balance and the principal
                                required to be distributed to the Class B Certificateholders will equal the then outstanding Class B Certificate Balance.

                                A "Collection Period" with respect to a Distribution Date
                                will be the calendar month preceding the month in which such
                                Distribution Date occurs; PROVIDED, HOWEVER, that with
                                respect to the first Distribution Date, the "Collection
                                Period" will be the period from and excluding the Cutoff
                                Date to and including May 31, 1997.

Priority of Payments..........  On each Distribution Date, the Trustee shall make the following distributions in the following order of priority:

                                (i)   to the Servicer, the Servicing Fee and all unpaid
                                Servicing Fees from prior Collection Periods; PROVIDED,
                                      HOWEVER, that as long as CPS is the Servicer and
                                      Norwest Bank Minnesota, National Association is the
                                      Standby Servicer, the Trustee will first pay to the
                                      Standby Servicer out of the Servicing Fee otherwise
                                      payable to CPS an amount equal to the Standby Fee;

                                (ii)  in the event the Standby Servicer or any other party becomes the successor Servicer, to the Standby Servicer or such other successor servicer, reasonable transition
                                      expenses (up to a maximum of $50,000) incurred in
                                      acting as successor Servicer;

                                (iii)  to the Trustee, the Trustee Fee (as defined herein)
                                and reasonable out-of-pocket expenses and all unpaid Trustee
                                       Fees and unpaid reasonable out-of-pocket expenses
                                       from prior Collection Periods;

                                (iv)  to the Collateral Agent, all fees and expenses payable to the Collateral Agent with respect to such Distribution
                                      Date;

                                (v)  to the Class A Certificateholders, the Class A Interest
                                     Distributable Amount (as defined herein) and any Class
                                     A Interest Carryover Shortfall (as defined herein);

                                (vi)  to the Class B Certificateholders, the Class B
                                Interest Distributable Amount (as defined herein) and any
                                      Class B Interest Carryover Shortfall (as defined
                                      herein);

                                (vii)  to the Class A Certificateholders, the Class A
                                Principal Distributable Amount (as defined herein) and any
                                       Class A Principal Carryover Shortfall (as defined
                                       herein);

                                (viii) to the Certificate Insurer, any amounts due to the
                                Certificate Insurer under the terms of the Agreement and
                                       under the Insurance Agreement (as defined herein);

                                (ix)  to the Class B Certificateholders, the Class B
                                Principal Distributable Amount (as defined herein) and any
                                      Class B Principal Carryover Shortfall (as defined
                                      herein); and

                                (x)  to the Collateral Agent, for deposit into the Spread
                                Account, the remaining Total Distribution Amount, if any.
                                     See

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
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                                     "Description of the Certificates--Distributions on
                                     Certificates--Priority of Distribution Amounts" in this
                                     Prospectus Supplement.

Spread Account................  As part of the consideration for the issuance of the Policy, the Seller has agreed to cause the Spread Account to be
                                established with the Collateral Agent for the benefit of the
                                Certificate Insurer and the Trustee on behalf of the Class A
                                Certificateholders. Any portion of the Total Distribution
                                Amount remaining on any Distribution Date after payment of all fees and expenses due on such date to the Servicer, the
                                Standby Servicer, the Trustee, the Collateral Agent, the
                                Certificate Insurer, any successor Servicer and all
                                principal and interest payments due to the
                                Certificateholders on such Distribution Date, will be
                                deposited in the Spread Account and held by the Collateral
                                Agent for the benefit of the Trustee, on behalf of the Class
                                A Certificateholders, and the Certificate Insurer. Amounts
                                on deposit in the Spread Account on any Distribution Date
                                which (after all payments required to be made on such date have been made) are in excess of the requisite amount
                                determined from time to time in accordance with certain
                                portfolio performance tests agreed upon by the Certificate
                                Insurer and the Seller as a condition to the issuance of the
                                Policy (such requisite amount, the "Requisite Amount") will not be held by the Collateral Agent for the benefit of the
                                Class B Certificateholders but will be available to make
                                payments due and payable to the Class B Certificateholders as described in the following paragraph. If on any
                                Distribution Date, the Total Distribution Amount is
                                insufficient (taking into account the application of the
                                Total Distribution Amount to the payment of the Class B
                                Interest Distributable Amount and any Class B Interest
                                Carryover Shortfall) to pay all distributions required to be made on such day pursuant to priorities (i), (ii), (iii),
                                (iv), (v), (vii) and (viii) referred to above in "Priority of Payments", amounts on deposit in the Spread Account will be applied to pay the amounts due on such Distribution Date pursuant to such priorities (i), (ii), (iii), (iv), (v),
                                (vii) and (viii). See "Description of the
                                Certificates--Distributions on Certificates--The Spread
                                Account" in this Prospectus Supplement.

                                Amounts on deposit in the Spread Account on any Distribution
                                Date which (after all payments required to be made on such date have been made) are in excess of the Requisite Amount will be released to the Seller on such Distribution Date;
                                PROVIDED, HOWEVER, that if, prior to such Distribution Date, the Servicer has notified the Trustee that the Total
                                Distribution Amount is insufficient to make the payments
                                required to be made on such Distribution Date to the Class B
                                Certificateholders, including any Class B Interest Carryover
                                Shortfall and any Class B Principal Carryover Shortfall
                                (such deficiency, a "Class B Deficiency Amount"), then the
                                Trustee will direct the Collateral Agent to remit to the
                                Trustee, from such funds being otherwise released to the
                                Seller on such Distribution Date, an amount equal to such
                                Class B Deficiency Amount for application to pay the amounts due to the Class B Certificateholders on such Distribution
                                Date. Because the Requisite Amount or the existence of

                                the Spread Account may be modified or terminated by the
                                Certificate Insurer prior to the occurrence and continuation of an Insurer Default with the consent of CPS, the Seller
                                and the Collateral Agent (but without the consent of the
                                Certificateholders), Class A Certificateholders or Class B
                                Certificateholders should not rely on amounts in the Spread
                                Account for payments of principal of, or interest on, either the Class A Certificates or the Class B Certificates;
                                PROVIDED, HOWEVER, that the Certificate Insurer will agree that it will not reduce the Requisite Amount or modify or
                                terminate the Master Spread Account Agreement such that the
                                Class A Certificates, without the benefit of the Policy,
                                would be rated less than "BBB" by Standard & Poor's or
                                "Baa2" by Moody's. See "Description of the
                                Certificates--Distributions on Certificates--The Spread
                                Account" in this Prospectus Supplement.

Subordination.................  Distributions of interest on the Class B Certificates will be subordinated in priority of payment to interest due on
                                the Class A Certificates. Distributions of principal on the
                                Class B Certificates will be subordinated in priority of
                                payment to interest and principal due on the Class A
                                Certificates. Accordingly, the Class A Certificates will
                                receive the benefit of amounts otherwise due on the Class B
                                Certificates as credit enhancement. Funds representing the interest of the Class B Certificateholders in the Trust
                                Assets will be applied first to the payment of any amounts due to the Class A Certificateholders on account of the
                                Class A Interest Distributable Amount and any Class A
                                Interest Carryover Shortfall before any portion thereof is paid to the Class B Certificateholders and funds otherwise due to pay principal of the Class B Certificates will be
                                applied first to the payment of the Class A Principal
                                Distributable Amount and any Class A Principal Carryover
                                Shortfall before any portion thereof is paid to the Class B
                                Certificateholders.

Distribution and Record
  Dates.......................  A "Distribution Date" will be the 15th day of each month (or if such 15th day is not a business day, the next following business day) commencing June 16, 1997. The record date
                                applicable to each Distribution Date (each, a "Record Date")
                                will be the 10th day of the calendar month in which such
                                Distribution Date occurs.

Repurchases and Purchases of
  Certain Receivables.........  CPS has made certain representations and warranties relating to the Receivables (including the Samco Receivables) to the
                                Seller in the CPS Purchase Agreement, and the Seller has
                                made such representations and warranties for the benefit of the Trust and the Certificate Insurer in the Agreement. The
                                Trustee, as acknowledged assignee of the repurchase
                                obligations of CPS under the CPS Purchase Agreement, will be entitled to require CPS to repurchase any Receivable if such
                                Receivable is materially and adversely affected by a breach of any representation or warranty made by CPS with respect to the Receivable and such breach has not been cured as of the last day of the second (or, if CPS elects, the first)
                                month following discovery thereof by the Seller or CPS or
                                notice to the Seller or CPS. See "Description of the Pooling and Servicing

                                Agreements--Sale and Assignment of Receivables" in the
                                Prospectus.

                                The Servicer will be obligated to repurchase any Receivable if, among other things, it extends the date for final
                                payment by the Obligor of such Receivable beyond the last
                                day of the penultimate Collection Period preceding the Final
                                Scheduled Distribution Date or fails to maintain a perfected security interest in the Financed Vehicle. See "Description of the Certificates--Servicing Procedures" in this
                                Prospectus Supplement and "Description of the Pooling and
                                Servicing Agreements--Servicing Procedures" in the
                                Prospectus.

The Policy....................  On the Closing Date, the Certificate Insurer will issue the
                                Policy to the Trustee for the benefit of the Class A
                                Certificateholders (the "Policy"). Pursuant to the Policy,
                                the Certificate Insurer will unconditionally and irrevocably guarantee to the Class A Certificateholders payment of the
                                Class A Interest Distributable Amount and the Class A
                                Principal Distributable Amount (collectively, the "Class A
                                Guaranteed Distribution Amount") on each Distribution Date.
                                The Class B Certificates do not have the benefit of the
                                Policy.

Servicing.....................  The Servicer will be responsible for servicing, managing and making collections on the Receivables. On or prior to the
                                next billing period after the Cutoff Date, the Servicer will notify each Obligor to make payments with respect to the
                                Receivables after the Cutoff Date directly to a post office box in the name of the Trustee for the benefit of the
                                Certificateholders and the Certificate Insurer (the "Post
                                Office Box"). On each Business Day, Cash Flex, L.P., as the lock-box processor (the "Lock-Box Processor"), will transfer any such payments received in the Post Office Box to a
                                segregated lock-box account at Bank of America (the
                                "Lock-Box Bank") in the name of the Trustee for the benefit of the Certificateholders and the Certificate Insurer (the
                                "Lock-Box Account"). Within two Business Days of receipt of funds into the Lock-Box Account, the Servicer is required to direct the Lock-Box Bank to effect a transfer of funds from the Lock-Box Account to one or more accounts established
                                with the Trustee. See "Description of the
                                Certificates--Accounts" in this Prospectus Supplement and
                                "Description of the Pooling and Servicing
                                Agreements--Payments on Receivables" in the Prospectus.

Standby Servicer..............  Norwest Bank Minnesota, National Association, a national banking association, located at Sixth Street and Marquette
                                Avenue, Minneapolis, Minnesota.

                                If an Event of Default occurs and remains unremedied, (1)
                                provided no Insurer Default has occurred and is continuing, then the Certificate Insurer in its sole and absolute
                                discretion, or (2) if an Insurer Default shall have occurred and be continuing, then the Trustee or the holders of Class
                                A Certificates evidencing not less than 25% of the Class A
                                Certificate Balance, may terminate the rights and
                                obligations of the Servicer under the Agreement. If such
                                event occurs when CPS is the Servicer, or if CPS resigns as
                                Servicer or is terminated as Servicer by the Certificate
                                Insurer, Norwest Bank
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                                      S-11
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                                Minnesota, National Association (in such capacity, the
                                "Standby Servicer") has agreed to serve as successor
                                Servicer under the Agreement pursuant to a Servicing
                                Assumption Agreement dated as of May   , 1997 among CPS, the
                                Standby Servicer and the Trustee (the "Servicing Assumption
                                Agreement"). The Standby Servicer will receive a portion of the Servicing Fee (the "Standby Fee") for agreeing to stand by as successor Servicer and for performing other functions.
                                If the Standby Servicer or any other entity serving at the time as Standby Servicer becomes the successor Servicer, it will receive compensation at a Servicing Fee Rate not to
                                exceed 2.12% per annum. See "The Standby Servicer" in this
                                Prospectus Supplement.

Servicing Fee.................  The Servicer will be entitled to receive a Servicing Fee on each Distribution Date equal to the product of one-twelfth times 2.12% (the "Servicing Fee Rate") of the Pool Balance as of the close of business on the last day of the second
                                preceding Collection Period; PROVIDED, HOWEVER, that with
                                respect to the first Distribution Date the Servicer will be entitled to receive a Servicing Fee equal to the product of one-twelfth times 2.12% of the Original Pool Balance. As
                                additional servicing compensation, the Servicer will also be entitled to certain late fees, prepayment charges and other administrative fees or similar charges. For so long as CPS is Servicer, a portion of the Servicing Fee, equal to the
                                Standby Fee, will be payable to the Standby Servicer.

Optional Purchase.............  The Servicer may at its option purchase all the Receivables as of the last day of any Collection Period on or after
                                which the aggregate Principal Balance of the Receivables is equal to 10% or less of the Original Pool Balance, at a
                                purchase price equal to the aggregate principal balance of the Receivables, plus accrued interest at the respective
                                APRs; provided that the Servicer's right to exercise such
                                option will be subject to the prior approval of the
                                Certificate Insurer, but only if, after giving effect
                                thereto, a claim on the Policy would occur or any amount
                                owing to the Certificate Insurer or the holders of the Class
                                A Certificates would remain unpaid.

Certain Legal Aspects of the
  Receivables; Purchase
  Obligations.................  In connection with the sale of the Receivables, security interests in the Financed Vehicles securing the Receivables will be assigned by CPS to the Seller pursuant to the CPS
                                Purchase Agreement, by Samco to the Seller pursuant to the
                                Samco Purchase Agreement and by the Seller to the Trustee
                                pursuant to the Agreement. Certain of the Receivables (the
                                "Samco Receivables"), representing approximately 4.18% of
                                the aggregate principal balance of the Receivables as of the
                                Preliminary Cutoff Date, have been originated by CPS's 80%
                                owned subsidiary, Samco Acceptance Corp. ("Samco"), and will be purchased by the Seller from Samco prior to consummation of the transfer of Receivables contemplated in the
                                Agreement. The certificates of title to the Financed
                                Vehicles securing the Samco Receivables show Samco as the
                                lienholder and the certificates of title to the Financed
                                Vehicles securing all other

                                Receivables show CPS as the lienholder. Due to the
                                administrative burden and expense, the certificates of title to the Financed Vehicles securing the Receivables (including those securing the Samco Receivables) will not be amended or reissued to reflect the assignment thereof to the Seller,
                                nor will the certificates of title to any Financed Vehicles
                                (including those securing the Samco Receivables) be amended or reissued to reflect the assignment thereof to the
                                Trustee. In the absence of such an amendment, the Trustee
                                may not have a perfected security interest in the Financed
                                Vehicles securing the Receivables in some states. The Seller will be obligated to purchase any Receivable sold to the
                                Trust as to which there did not exist on the Closing Date a perfected security interest in the name of CPS or Samco in the Financed Vehicle, and the Servicer will be obligated to purchase any Receivable sold to the Trust as to which it
                                failed to maintain a perfected security interest in the name of CPS or Samco in the Financed Vehicle securing such
                                Receivable (which perfected security interest has been
                                assigned to, and is for the benefit of, the Trustee) if, in either case, such breach materially and adversely affects
                                the interest of the Trust, the Trustee or the Certificate
                                Insurer in such Receivable and if such failure or breach is not cured by the last day of the second (or, if CPS or the
                                Servicer, as the case may be, elects, the first) month
                                following the discovery by or notice to CPS or the Servicer, as the case may be, of such breach. To the extent the
                                security interest of CPS or Samco is perfected, the Trustee will have a prior claim over subsequent purchasers of such
                                Financed Vehicle and holders of subsequently perfected
                                security interests. However, as against liens for repairs of a Financed Vehicle or for unpaid storage charges or for
                                taxes unpaid by an Obligor under a Receivable, or through
                                fraud, forgery or negligence or error, CPS or Samco, and
                                therefore the Trust, could lose its prior perfected security interest in a Financed Vehicle. Neither CPS nor the Servicer will have any obligation to purchase a Receivable as to
                                which a lien for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable result in losing the priority of the security interest in such Financed Vehicle after the Closing Date. See "Risk Factors--Certain Legal
                                Aspects" in this Prospectus Supplement and in the
                                Prospectus.

Book-Entry Certificates.......  The Class A Certificates initially will be represented by one or more certificates registered in the name of Cede &
                                Co. ("Cede") as the nominee of The Depository Trust Company
                                ("DTC"), and will only be available in the form of
                                book-entries on the records of DTC and participating members thereof. Persons acquiring beneficial ownership interests in the Class A Certificates may elect to hold their Class A
                                Certificates through DTC, in the United States, or Centrale de Livraison de Valeurs Mobilieres S.A. ("CEDEL") or the
                                Euroclear System ("Euroclear"), in Europe. Transfers within
                                DTC, CEDEL or Euroclear, as the case may be, will be in
                                accordance with the usual rules and operating procedures of the relevant system. So long as the Class A Certificates are book-entry certificates, such Certificates will be evidenced by one or more Class A Certificates

                                registered in the name of Cede, as the nominee of DTC or one of the relevant depositories (collectively, the "Europeran
                                Depositaries"). Crossmarket transfers between persons
                                holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through
                                CEDEL or Euroclear, on the other, will be effected in DTC
                                through Chase Manhattan Bank, N.A. or Citibank, N.A., as
                                depositories of CEDEL or Euroclear, respectively, and each participating member of DTC. Class A Certificates
                                representing the Certificates will be issued in definitive form only under the limited circumstances described herein.
                                All references herein to "holders" of the Class A
                                Certificates or "Class A Certificateholders" shall reflect the rights of beneficial owners of the Class A Certificates
                                ("Class A Certificate Owners") as they may indirectly
                                exercise such rights through DTC and participating members thereof, except as otherwise specified herein. See
                                "Description of the Certificates--Registration of
                                Certificates" in this Prospectus Supplement; "Annex I" to
                                the Prospectus Supplement and "Certain Information Regarding
                                the Certificates--Book-Entry Registration" and "--Definitive
                                Certificates" in the Prospectus.

Tax Status....................  In the opinion of special tax counsel to the Seller, the
                                Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a
                                corporation. Class A Certificateholders must report their
                                respective allocable shares of income earned on Trust Assets and, subject to certain limitations applicable to
                                individuals, estates and trusts, may deduct their respective allocable shares of reasonable servicing and other expenses.
                                Prospective investors should note that no rulings have been or will be sought from the Internal Revenue Service (the
                                "Service") with respect to any of the federal income tax
                                consequences discussed herein, and no assurance can be given that the Service will not take contrary positions. See
                                "Certain Federal Income Tax Consequences" in the Prospectus.

ERISA Considerations..........  As described herein, the Class A Certificates may be purchased by employee benefit plans that are subject to the
                                Employee Retirement Income Security Act of 1974, as amended
                                ("ERISA"). Any benefit plan fiduciary considering the
                                purchase of Class A Certificates should, among other things, consult with its counsel in determining whether all required conditions have been satisfied. See "ERISA Considerations"
                                in this Prospectus Supplement.

Rating of the Certificates....  It is a condition of issuance of the Class A Certificates that the Class A Certificates be rated "Aaa" by Moody's
                                Investors Service, Inc. ("Moody's") and "AAA" by Standard &
                                Poor's Rating Services ("Standard & Poor's" and together
                                with Moody's, the "Rating Agencies"), on the basis of the
                                issuance of the Policy by the Certificate Insurer, and that the Class B Certificates be rated at least "BB" or the
                                equivalent by a nationally recognized rating agency. A
                                security rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn at any time by
                                the assigning Rating Agency. See "Risk Factors--Ratings of the Certificates" in this Prospectus Supplement.

                                  RISK FACTORS

    In addition to the other information in this Prospectus Supplement and the Prospectus, prospective Certificateholders should consider the following factors, as well as those matters discussed in "Risk Factors" in the Prospectus, in evaluating an investment in the Class A Certificates:

NATURE OF OBLIGORS; SERVICING

    CPS purchases loans originated for assignment to CPS or a subsidiary through automobile dealers or IFCs. CPS services its dealers through a network of employee and independent marketing representatives and through Samco. CPS's customers are generally considered to have marginal credit and fall into one of two categories: customers with moderate income, limited assets and other income characteristics which cause difficulty in borrowing from banks, captive finance companies of automakers or other traditional sources of auto loan financing; and customers with a derogatory credit record including a history of irregular employment, previous bankruptcy filings, repossessions of property, charged-off loans and garnishment of wages. The payment experience on Receivables of Obligors with marginal credit is likely to be different than that on receivables of traditional auto financing sources and is likely to be more sensitive to changes in the economic climate in the areas in which such Obligors reside.

    The servicing of receivables of customers with marginal credit requires special skill and diligence. The Servicer believes that its credit loss and delinquency experience reflects in part its trained staff and collection procedures. If an Event of Default occurs and CPS is removed as Servicer or, if CPS resigns or is terminated by the Certificate Insurer as Servicer, the Standby Servicer has agreed to assume the obligations of successor Servicer under the Agreement. See "Description of the Certificates--Rights Upon Event of Default" in this Prospectus Supplement. There can be no assurance, however, that collections with respect to the Receivables will not be adversely affected by any change in Servicer. See "The Standby Servicer" in this Prospectus Supplement.

    The Agreement provides that the rights and obligations of the Servicer terminate after 90 days unless renewed by the Certificate Insurer for successive 90-day periods. The Certificate Insurer will agree to grant continuous renewals so long as (i) no Event of Default under the Agreement has occurred and (ii) no event of default under the insurance and indemnity agreement among CPS, the Seller and the Certificate Insurer (the "Insurance Agreement") has occurred.

GEOGRAPHIC CONCENTRATION

    As of the Preliminary Cutoff Date, 17.68% of the Receivables by Principal Balance had Obligors residing in the State of California. Economic conditions in the State of California may affect the delinquency, loan loss and repossession experience of the Trust with respect to the Receivables. See "The Receivables Pool" in this Prospectus Supplement.

RATINGS OF THE CERTIFICATES

    It is a condition to the issuance of the Certificates that the Class A Certificates be rated "Aaa" by Moody's and "AAA" by Standard & Poor's on the basis of the issuance of the Policy by the Certificate Insurer and the Class B Certificates be rated at least "BB" or the equivalent by a nationally recognized rating agency. A rating is not a recommendation to purchase, hold or sell the Class A Certificates, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The Rating Agencies do not evaluate, and the ratings do not address, the possibility that Certificateholders may receive a lower than anticipated yield. There is no assurance that a rating will remain for any given period of time or that a rating will not be lowered or withdrawn entirely by a Rating Agency if in its judgment circumstances in the future so warrant. The ratings of the Class A Certificates are based primarily on the rating of the Certificate Insurer. Upon an Insurer Default the rating on the Class A Certificates may be lowered or withdrawn entirely. In the event that any rating initially assigned to the Class A Certificates were subsequently lowered or withdrawn for any reason, including by reason of a downgrading of the Certificate Insurer's claims-paying ability, no person or entity will be obligated to provide any additional credit enhancement with respect to the Class A Certificates. Any reduction or withdrawal of a rating may have an adverse effect on the liquidity and market price of the Class A Certificates.

LIMITED ASSETS

    The Trust does not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the Receivables and amounts on deposit in certain accounts held by the Trustee on behalf of the Certificateholders. The Certificates represent interests solely in the Trust and the Certificates will not be insured or guaranteed by the Seller, the Servicer, the Trustee or any other person or entity except for the guaranty provided with respect to the Class A Certificates by the Certificate Insurer pursuant to the Policy, as described herein. The Seller will take such steps as are necessary for the Certificate Insurer to issue the Policy to the Trustee for the benefit of the Class A Certificateholders. Under the Policy, the Certificate Insurer will unconditionally and irrevocably guarantee to the Class A Certificateholders full and complete payment of the Class A Guaranteed Distribution Amount on each Distribution Date. In the event of an Insurer Default, the Class A Certificateholders must rely on the collections on the Receivables, and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, certain factors, such as the Trustee not having perfected security interests in the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Certificateholders on a current basis.

    Distributions of interest and principal on the Class A Certificates will be dependent primarily upon collections on the Receivables and amounts paid pursuant to the Policy. See "Description of the Certificates--Distributions on Certificates" in this Prospectus Supplement.

DELINQUENCY AND LOAN LOSS EXPERIENCE

    CPS began purchasing Contracts from Dealers in October 1991. Although CPS has calculated and presented herein its net loss experience with respect to its servicing portfolio, there can be no assurance that the information presented will reflect actual experience with respect to the Receivables. In addition, there can be no assurance that the future delinquency or loan loss experience of the Trust with respect to the Receivables will be better or worse than that set forth herein with respect to CPS's servicing portfolio. See "CPS's Automobile Contract Portfolio--Delinquency and Loss Experience" in this Prospectus Supplement. Although credit history on Samco's originations is limited, CPS expects that the delinquency and net credit loss and repossession experience with respect to the Receivables originated by Samco will be similar to that of CPS's existing portfolio.

CERTAIN LEGAL ASPECTS

    Due to the administrative burden and expense, the certificates of title to the Financed Vehicles securing the Receivables (including those securing the Samco Receivables) will not be amended or reissued to reflect the assignment of the Receivables to the Seller nor will the certificates of title to any of the Financed Vehicles (including those securing the Samco Receivables) be amended or reissued to reflect the assignment to the Trust. In the absence of such an amendment or reissuance, the Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. By virtue of the assignment of the CPS Purchase Agreement to the Trust, CPS will be obligated to repurchase any Receivable sold to the Trust as to which there did not exist on the Closing Date a perfected security interest in the name of CPS or Samco in the Financed Vehicle, and the Servicer will be obligated to purchase any Receivable sold to the Trust as to which it failed to maintain a perfected security interest in the name of CPS or Samco in the Financed Vehicle securing such Receivable if, in either case, such breach materially and adversely affects such Receivable and if such failure or breach is not cured prior to the expiration of the applicable cure period. To the extent the security interest of CPS or Samco is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable, or through fraud, forgery, negligence or error, CPS or Samco, and therefore the Trust, could lose the priority of its security interest or its security interest in a Financed Vehicle. Neither CPS nor the Servicer will have any obligation to purchase a Receivable as to which a lien for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable results in the loss of the priority of the security interest in such Financed Vehicle after the Closing Date. See "Certain Legal Aspects of the Receivables" in this Prospectus Supplement and "Certain Legal Aspects of the Receivables--Security Interest in Vehicles" in the Prospectus.

                             FORMATION OF THE TRUST

    The Seller will establish the Trust by selling and assigning the Receivables and the other Trust Assets (other than the Policy) to the Trustee in exchange for the Certificates. Prior to such sale and assignment, the Trust will have no assets or obligations or any operating history. The Trust will not engage in any business. The Trust will hold the Receivables, issue the Certificates and distribute payments on the Certificates.

    The Servicer will initially service the Receivables pursuant to the Agreement and will be compensated for acting as the Servicer. See "Description of the Certificates--Servicing Compensation" in this Prospectus Supplement. The Trustee will be appointed custodian for the Receivables and the certificates of title relating to the Financed Vehicles, and the Receivables and such certificates of title will be delivered to and held in physical custody by the Trustee. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title of the Financed Vehicles will not be endorsed or otherwise amended to identify the Trust as the new secured party. In the absence of amendments to the certificates of title, the Trustee may not have perfected security interests in the Financed Vehicles securing the Receivables originated in some states. See "Certain Legal Aspects of the Receivables" in the Prospectus.

    The Trust will not acquire any assets other than the Trust Assets, and it is not anticipated that the Trust will have any need for additional capital resources. Because the Trust will have no operating history upon its establishment and will not engage in any business other than acquiring and holding the Trust Assets, issuing the Certificates and distributing payments on the Certificates, no historical or pro forma financial statements or ratios of earnings to fixed charges with respect to the Trust have been included herein.

    The Seller also will take such steps as are necessary for the Certificate Insurer to issue the Policy to the Trustee for the benefit of the Class A Certificateholders. Under the Policy, the Certificate Insurer will unconditionally and irrevocably guarantee to the Class A Certificateholders full and complete payment of the Class A Guaranteed Distribution Amount on each Distribution Date. In the event of an Insurer Default, the Class A Certificateholders must rely on amounts, if any, available in the Spread Account, the amount otherwise due on the Class B Certificates, the Obligors on the Receivables, and the proceeds from the repossession and sale of Financed Vehicles which secure defaulted Receivables. In such event, certain factors, such as the Trustee's not having perfected security interests in some of the Financed Vehicles, may affect the Trust's ability to realize on the collateral securing the Receivables and thus may reduce the proceeds to be distributed to Class A Certificateholders on a current basis. See "Certain Legal Aspects of the Receivables" in the Prospectus.

                                THE TRUST ASSETS

    Each Certificate will represent a fractional undivided interest in the Trust, other than interest received by the Trust in excess of the Class A Pass-Through Rate or the Class B Pass-Through Rate, as applicable. The Trust Assets include retail installment sale contracts in new and used automobiles, light trucks, vans and minivans between dealers (the "Dealers") or IFCs and retail purchasers (the "Obligors") and, with respect to Rule of 78's Receivables, certain monies due thereunder after the Cutoff Date, and, with respect to Simple Interest Receivables, certain monies received thereunder after the Cutoff Date. The Receivables were originated by the Dealers or IFCs for assignment to CPS or Samco. Pursuant to agreements between the Dealers and CPS ("Dealer Agreements") or between the IFCs and Samco, the Receivables were purchased by CPS or Samco and, prior to the Closing Date, evidenced financing made available by CPS or Samco to the Obligors. The Trust Assets also include (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Trustee pursuant to the Agreement, as described below; see "Description of the Certificates--Accounts" in this Prospectus Supplement; (ii) the rights of the Seller under the Purchase Agreements; (iii) security interests in the Financed Vehicles; (iv) the rights of the Seller to receive any proceeds with respect to the Receivables from claims on physical damage, credit life and credit accident and health insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (v) the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or Obligors, as the case may be; and (vi) any and all proceeds of the foregoing. The Trust Assets also will include the Policy for the benefit of the Class A Certificateholders. The Payahead Account will be maintained with the Trustee for the benefit of the Obligors, but will not be part of the Trust.

                      CPS'S AUTOMOBILE CONTRACT PORTFOLIO

GENERAL

    CPS was incorporated in the State of California on March 8, 1991. CPS and its subsidiaries engage primarily in the business of purchasing, selling and servicing retail automobile installment sales contracts ("Contracts") originated by Dealers located primarily in California, Florida, Pennsylvania, Texas, Illinois and Nevada. CPS specializes in Contracts with borrowers ("Sub-Prime Borrowers") who generally would not be expected to qualify for traditional financing such as that provided by commercial banks or automobile manufacturers' captive finance companies. Sub-Prime Borrowers generally have limited credit history, lower than average income or past credit problems.

    On May 31, 1991, CPS acquired 100% of the stock of G&A Financial Services, Inc., a consumer loan servicing company, whose assets consisted primarily of servicing contracts with respect to loan portfolios owned by third parties. G&A Financial Services, Inc. has subsequently been dissolved. On September 1, 1991, CPS was engaged to act as a servicer for loan portfolios aggregating $16.5 million by two companies who had purchased such portfolios from the Resolution Trust Corp. As of December 31, 1994, CPS had terminated all such third-party servicing arrangements. On October 1, 1991, CPS began its program of purchasing Contracts from Dealers and selling them to institutional investors. Through March 31, 1997, CPS had purchased $843.2 million of Contracts from Dealers and sold $815.3 million of Contracts to institutional investors. CPS continues to service all of the Contracts it has purchased, including those it has re-sold.

    CPS has relationships and is party to Dealer Agreements with over 2,400 dealerships located in 43 states of the United States. CPS purchases Contracts from Dealers for a fee ranging from $0 to $1,195. A Dealer Agreement does not obligate a Dealer to submit Contracts for purchase by CPS, nor does it obligate CPS to purchase Contracts offered by the Dealers.

    CPS purchases Contracts from Dealers with the intent to resell them. CPS also purchases Contracts from third parties that have been originated by others. Prior to the issuance of the Certificates, Contracts have been sold to institutional investors either as bulk sales or as private placements or public offerings of securities collateralized by the Contracts. Purchasers of the Contracts receive a pass-through rate of interest set at the time of the sale, and CPS receives a base servicing fee for its duties relating to the accounting for and collection of the Contracts. In addition, CPS is entitled to certain excess servicing fees that represent collections on the Contracts in excess of those required to pay principal and interest due to the investor and the base servicing fee to CPS. Generally, CPS sells the Contracts to such institutional investors at face value and without recourse except that the representations and warranties made to CPS by the Dealers are similarly made to the investors by CPS. CPS has some credit risk with respect to the excess servicing fees it receives in connection with the sale of Contracts to investors and its continued servicing function since the receipt by CPS of such excess servicing fees is dependent upon the credit performance of the Contracts.

    In March 1996, CPS formed Samco Acceptance Corp. ("Samco"), an 80 percent-owned subsidiary based in Dallas, Texas. Samco's business plan is to provide the Company's sub-prime auto finance products to rural areas through independently owned finance companies. CPS believes that many rural areas are not adequately served by other industry participants due to their distance from large metropolitan areas where a Dealer marketing representative is most likely to be based.

    Samco employees call on IFCs primarily in the southeastern United States and present them with financing programs that are essentially identical to those which CPS markets directly to Dealers through its marketing representatives. CPS believes that a typical rural IFC has relationships with many local automobile purchasers as well as Dealers but, because of limitations of financial resources or capital structure, such IFCs generally are unable to provide 36, 48 or 60 month financing for an automobile. IFCs may offer Samco's financing programs to borrowers directly or indirectly through local Dealers. Samco purchases contracts from the IFCs after its credit personnel have performed all of the same underwriting and verification procedures and have applied all the same credit criteria that CPS performs and applies for Contracts it purchases from Dealers. Samco purchases Contracts at a discount ranging from 0% to 8% of the total amount financed under such Contracts. In addition, Samco generally charges IFCs an acquisition fee to defray the direct administrative costs associated with the processing of Contracts that are ultimately purchased by Samco. Servicing and collection procedures on Contracts owned by Samco are performed by CPS at its headquarters in Irvine, California. As of March 31, 1997, Samco had purchased 854 Contracts with original balances of $9.5 million.

    The principal executive offices of CPS are located at 2 Ada, Irvine, California 92618. CPS's telephone number is (714) 753-6800.

UNDERWRITING

    CPS markets its services to Dealers under four programs: the CPS standard program (the "Standard Program"), the CPS First Time Buyer Program (the "First Time Buyer Program"), the CPS Alpha Program (the "Alpha Program") and the CPS Delta Program (the "Delta Program"). CPS applies underwriting standards in purchasing loans on new and used vehicles from Dealers based upon the particular program under which the loan was submitted for purchase. The Alpha Program guidelines are designed to accommodate applicants who meet all the requirements of the Standard Program and exceed such requirements in respect of job stability, residence stability, income level or the nature of the credit history. The Delta Program guidelines are designed to accommodate applicants who may not meet all of the requirements of the Standard Program but who are deemed by CPS to be generally as creditworthy as Standard Program applicants. The First Time Buyer Program guidelines are designed to accommodate applicants who have not previously financed an automobile; such applicants must meet all the requirements of the Standard Program, as well as slightly higher income and down payment requirements. CPS uses the degree of the applicant's creditworthiness and the collateral value of the financed vehicle as the basic criteria in determining whether to purchase an installment sales contract from a Dealer. Each credit application provides current information regarding the applicant's employment and residence history, bank account information, debts, credit references, and other factors that bear on an applicant's creditworthiness. Upon receiving from the Dealer the completed application of a prospective purchaser and a one-page Dealer summary of the proposed financing, generally by facsimile copy, CPS obtains a credit report compiling credit information on the applicant from three credit bureaus. The credit report summarizes the applicant's credit history and paying habits, including such information as open accounts, delinquent payments, bankruptcy, repossessions, lawsuits and judgments. At this point a CPS loan officer will review the credit application, Dealer summary and credit report and will either conditionally approve or reject the application. Such conditional approval or rejection by the loan officer usually occurs within one business day of receipt of the credit application. The loan officer determines the conditions to his or her approval of a credit application based on many factors such as the applicant's residential situation, downpayment, and collateral value with regard to the loan, employment history, monthly income level, household debt ratio and the applicant's credit history. Based on the stipulations of the loan officer, the Dealer and the applicant compile a more complete application package which is forwarded to CPS and reviewed by a processor for deficiencies. As part of this review, references are checked, direct calls are made to the applicant and employment, income and residence verification is done. Upon the completion of his or her review, the processor forwards the application package to an underwriter for further review. The underwriter will confirm the satisfaction of any remaining deficiencies in the application package. Finally, before the loan is funded, the application package is checked for deficiencies again by a loan review officer. CPS conditionally approves approximately 50% of the credit applications it receives and ultimately purchases approximately 10% of the received applications.

    CPS has purchased portfolios of Contracts in bulk from other companies that had previously purchased the Contracts from Dealers. From July 1, 1994 to July 31, 1995, CPS made four such bulk purchases aggregating approximately $22.9 million. In considering bulk purchases, CPS carefully evaluates the credit profile and payment history of each portfolio and negotiates the purchase price accordingly. The credit profiles of the Contracts in each of the portfolios purchased are consistent with those in the underwriting standards used by the Company in its normal course of business. Bulk purchases were made at a purchase price approximately equal to a 7.0% discount from the aggregate principal balance of the Contracts. CPS has not purchased any portfolios of Contracts in bulk since July 31, 1995, but may consider doing so in the future.

    Generally, the amount funded by CPS will not exceed, in the case of new cars, 110% of the dealer invoice plus taxes, license fees, insurance and the cost of the service contract, and in the case of used cars, 115% of the value quoted in industry-accepted used car guides (such as the Kelley Wholesale Blue
Book) plus the same additions as are allowed for new cars. The maximum amount that will be financed on any vehicle generally will not exceed $25,000. The maximum term of the Contract depends primarily on the age of the vehicle and its mileage. Vehicles having in excess of 80,000 miles will not be financed.

    The minimum downpayment required on the purchase of a vehicle is generally 10% to 15% of the purchase price. The downpayment may be made in cash, and/or with a trade-in car and, if available, a proven manufacturer's rebate. The cash and trade-in value must equal at least 50% of the minimum downpayment required, with the proven manufacturer's rebate constituting the remainder of the downpayment. CPS believes that the relatively high downpayment requirement will result in higher collateral values as a percentage of the amount financed and the selection of buyers with stronger commitment to the vehicle.

    Prior to purchasing any Contract, CPS verifies that the Obligor has arranged for casualty insurance by reviewing documentary evidence of the policy or by contacting the insurance company or agent. The policy must indicate that CPS is the lien holder and loss payee. The insurance company's name and policy expiration date are recorded in CPS' computerized system for ongoing monitoring.

    As loss payee, CPS receives all correspondence relevant to renewals or cancellations on the policy. Information from all such correspondence is updated to the computerized records. In the event that a policy reaches its expiration date without a renewal, or if CPS receives a notice that the policy has been cancelled prior to its expiration date, a letter is generated to advise the borrower of its obligation to continue to provide insurance. If no action is taken by the borrower to insure the vehicle, two successive and more forceful letters are generated, after which the collection department will contact the borrower telephonically to further counsel the borrower, including possibly advising them that CPS has the right to repossess the vehicle if the borrower refuses to obtain insurance. Although it has the right, CPS rarely repossesses vehicles in such circumstances. In addition, CPS does not force place a policy and add the premium to the borrower's outstanding obligation, although it also has the right to do so. Rather in such circumstances the account is flagged as not having insurance and continuing efforts are made to get the Obligor to comply with the insurance requirement in the Contract. CPS believes that handling non-compliance with insurance requirements in this manner ultimately results in better portfolio performance because it believes that the increased monthly payment obligation of the borrower which would result from force placing insurance and adding the premium to the borrower's outstanding obligation would increase the likelihood of delinquency or default by such borrower on future monthly payments.

    Samco offers financing programs to IFCs which are essentially identical to those offered by CPS. The IFCs may offer Samco's financing programs to borrowers directly or indirectly through local Dealers. Upon submission of applications to Samco, Samco credit personnel, who have been trained by CPS, use CPS's proprietary systems to evaluate the borrower and the proposed Contract terms. Samco purchases contracts from the IFCs after its credit personnel have performed all of the underwriting and verification procedures and have applied all the same credit criteria that CPS performs and applies for Contracts it purchases from Dealers. Prior to CPS purchasing a Contract from Samco, CPS personnel perform procedures intended to verify that such Contract has been underwritten and originated in conformity with the requirements applied by CPS with respect to Contracts acquired by it directly from Dealers.

SERVICING AND COLLECTIONS

    CPS' servicing activities, both with respect to portfolios of Contracts sold by it to investors and with respect to portfolios of other receivables owned or originated by third parties, consist of collecting, accounting for and posting of all payments received with respect to such Contracts or other receivables, responding to borrower inquiries, taking steps to maintain the security interest granted in the Financed Vehicle or other collateral, investigating delinquencies, communicating with the borrower, repossessing and liquidating collateral when necessary, and generally monitoring each Contract or other receivable and related collateral. CPS maintains sophisticated data processing and management information systems to support its Contract and other receivable servicing activities.

    Upon the sale of a portfolio of Contracts to an investor, or upon the engagement of CPS by another receivable portfolio owner for CPS' services, CPS mails to borrowers monthly billing statements directing them to mail payments on the Contracts or other receivables to a lock-box account which is unique for each investor or portfolio owner. CPS engages an independent lock-box processing agent to retrieve and process payments received in the lock-box account. This results in a daily deposit to the investor or portfolio owner's account of the day's lock-box account receipts and a simultaneous electronic data transfer to CPS of the borrower payment data for posting to CPS' computerized records. Pursuant to the various servicing agreements with each investor or portfolio owner, CPS is required to deliver monthly reports reflecting all transaction activity with respect to the Contracts or other receivables.

    If an account becomes six days past due, CPS's collection staff typically attempts to contact the borrower with the aid of a high- penetration auto-dialing computer. A collection officer tries to establish contact with the customer and obtain a promise by the customer to make the overdue payment within seven days. If payment is not received by the end of such seven-day period, the customer is called again through the auto dialer system and the collection officer attempts to elicit a second promise to make the overdue payment within seven days. If a second promise to make the overdue payment is not satisfied, the account automatically is referred to a supervisor for further action. In most cases, if payment is not received by the tenth day after the due date, a late fee of approximately 5% of the delinquent payment is imposed. If the customer cannot be reached by a collection officer, a letter is automatically generated and the customer's references are contacted. Field agents (who are independent contractors) often make calls on customers who are unreachable or whose payment is thirty days or more delinquent. A decision to repossess the vehicle is generally made after 30 to 90 days of delinquency or three unfulfilled promises to make the overdue payment. Other than granting such limited extensions as are described under the heading "Description of the Pooling and Servicing Agreements--Servicing Procedures" in the Prospectus, CPS does not modify or rewrite delinquent Contracts.

    On April 1, 1997 CPS established a satellite collection facility in Chesapeake, Virginia. The 16,000 square foot facility was opened with 35 staff dedicated solely to collections. The Chesapeake facility is on-line with CPS's automated collection system at its headquarters in Irvine, California. Chesapeake staff have been trained by Irvine collection management at both the Chesapeake facility and at CPS's headquarters. Irvine collection management have the ability to allocate the collection workload between the two facilities as well as monitor the effectiveness of the collection effort by office and individual collector. CPS expects to add resources to both collection locations as its servicing portfolio grows.

    Servicing and collection procedures on Contracts owned by Samco are performed by CPS at its headquarters in Irvine, California and its Chesapeake, Virginia collection facility. However, Samco may solicit aid from the related IFC in collecting past due accounts with respect to which repossession may be considered.

DELINQUENCY AND LOSS EXPERIENCE

    Set forth on the following page is certain information concerning the experience of CPS pertaining to retail new and used automobile, light truck, van and minivan receivables, including those previously sold, which CPS continues to service. Contracts were first originated under the Delta Program in August 1994 and under the Alpha Program in April 1995. CPS has found that the delinquency and net credit loss and repossession experience with respect to the Delta Program is somewhat greater than under its Standard Program. CPS has found that the delinquency and net credit loss and repossession experience with respect to the Alpha Program is somewhat lower than that experienced under the Standard Program. CPS has purchased Contracts representing financing for first-time purchasers of automobiles since the inception of its Contract purchasing activities in 1991. Prior to the establishment of the First Time Buyer Program in July 1996, CPS purchased such Contracts under its Standard Program guidelines. CPS expects that the delinquency and net credit loss and repossession experience with respect to loans originated under the First Time Buyer Program will be similar to that under the Standard Program. CPS began servicing Contracts originated by Samco in March 1996. Although credit history on Samco's originations is limited, CPS expects that the delinquency and net credit loss and repossession experience with respect to the Receivables originated by Samco will be similar to that of CPS's existing portfolio. There can be no assurance, however, that the delinquency and net credit loss and repossession experience on the Receivables will continue to be comparable to CPS' experience shown in the following tables.

                       CONSUMER PORTFOLIO SERVICES, INC.
                             DELINQUENCY EXPERIENCE

                            DECEMBER 31, 1994         DECEMBER 31, 1995         DECEMBER 31, 1996           MARCH 31, 1996
                         ------------------------  ------------------------  ------------------------  ------------------------
                           NUMBER                    NUMBER                    NUMBER                    NUMBER
                          OF LOANS      AMOUNT      OF LOANS      AMOUNT      OF LOANS      AMOUNT      OF LOANS      AMOUNT
                         -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Portfolio(1)...........      14,235   $203,879,000     27,113   $355,965,000     47,187   $604,092,000     31,153   $405,276,000
Period of
  Delinquency(2)
    31-60..............         243     3,539,000         909    11,520,000       1,801    22,099,000         987    12,872,000
    61-90..............          68     1,091,000         203     2,654,000         724     9,068,000         317     3,982,000
    91+................          56       876,000         272     3,899,000         768     9,906,000         304     4,305,000
                         -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Total Delinquencies....         367     5,506,000       1,384    18,073,000       3,293    41,073,000       1,608    21,159,000
Amount in
  Repossession(3)......         271     3,759,000         834    10,151,000       1,168    14,563,000         776     8,705,000
                         -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Total Delinquencies and
  Amount in
  Repossession(4)......         638   $ 9,265,000       2,218   $28,224,000       4,461   $55,636,000       2,384   $29,864,000
                         -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
                         -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------

Delinquencies as a
  Percent of the
  Portfolio............       2.58%         2.70%       5.10%         5.08%       6.98%         6.80%       5.16%         5.22%
Repo Inventory as a
  Percent of the
  Portfolio............       1.90%         1.84%       3.08%         2.85%       2.48%         2.41%       2.49%         2.15%
                         -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
Total Delinquencies and
  Amount in
  Repossession as a
  Percent of
  Portfolio............       4.48%         4.54%       8.18%         7.93%       9.45%         9.21%       7.65%         7.37%
                         -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------
                         -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------

                              MARCH 31, 1997
                         ------------------------
                           NUMBER
                          OF LOANS      AMOUNT
                         -----------  -----------
Portfolio(1)...........      54,212   $681,840,000
Period of
  Delinquency(2)
    31-60..............       1,661    20,524,000
    61-90..............         711     8,752,000
    91+................         658     8,175,000
                         -----------  -----------
Total Delinquencies....       3,030    37,451,000
Amount in
  Repossession(3)......       1,612    16,648,000
                         -----------  -----------
Total Delinquencies and
  Amount in
  Repossession(4)......       4,642   $54,099,000
                         -----------  -----------
                         -----------  -----------
Delinquencies as a
  Percent of the
  Portfolio............       5.59%         5.49%
Repo Inventory as a
  Percent of the
  Portfolio............       2.97%         2.44%
                         -----------  -----------
Total Delinquencies and
  Amount in
  Repossession as a
  Percent of
  Portfolio............       8.56%         7.93%
                         -----------  -----------
                         -----------  -----------

------------------------

(1) All amounts and percentages are based on the full amount remaining to be repaid on each Contract, including, for Rule of 78's Contracts, any unearned finance charges. The information in the table represents all Contracts originated by CPS including sold Contracts CPS continues to service.

(2) CPS considers a Contract delinquent when an obligor fails to make at least 90% of a contractually due payment by the due date. The period of delinquency is based on the number of days payments are contractually past due.

(3) Amount in Repossession represents Financed Vehicles which have been repossessed but not yet liquidated.

(4) Amounts shown do not include Contracts which are less than 31 days delinquent.

                       CONSUMER PORTFOLIO SERVICES, INC.
                    NET CREDIT LOSS/REPOSSESSION EXPERIENCE

                         YEAR ENDED         YEAR ENDED         YEAR ENDED      THREE MONTHS ENDED   THREE MONTHS ENDED
                      DECEMBER 31, 1994  DECEMBER 31, 1995  DECEMBER 31, 1996    MARCH 31, 1996       MARCH 31, 1997
                      -----------------  -----------------  -----------------  -------------------  -------------------
Average Amount
  Outstanding During
  the Period (1)....    $  98,916,991      $ 221,926,489      $ 395,404,669       $ 307,718,319        $ 549,105,157
Average Number of
  Loans Outstanding
  During the
  Period............            9,171             20,809             36,998              28,594               51,577
Number of
  Repossessions.....              669              2,018              3,145                 562                1,219
Gross Charge-Offs
  (2)...............    $   3,166,408      $  11,658,461      $  23,296,775       $   4,597,320        $   8,631,291
Recoveries (3)......    $     347,519      $   1,028,378      $   2,969,143       $     554,591        $   1,158,029
Net Losses..........    $   2,818,889      $  10,630,083      $  20,327,632       $   4,042,729        $   7,473,262
Annualized
  Repossessions as a
  Percentage of
  Average Number of
  Loans
  Outstanding.......             7.29%              9.70%              8.50%               7.86%                9.45%
Annualized Net
  Losses as a
  Percentage of
  Average Amount
  Outstanding.......             2.85%              4.79%              5.14%               5.26%                5.44%

------------------------

(1) All amounts and percentages are based on the principal amount scheduled to be paid on each Contract. The information in the table represents all Contracts originated by CPS including sold Contracts which CPS continues to service.

(2) Amount charged off includes the remaining principal balance, after the application of the net proceeds from the liquidation of the vehicle, excluding accrued and unpaid interest.

(3) Recoveries are reflected in the period in which they are realized and may pertain to charge offs from prior periods.

                              THE RECEIVABLES POOL

    The Receivables Pool existing as of the Preliminary Cutoff Date consists of Receivables selected from CPS's Portfolio by several criteria, including the following: each Receivable was originated, based on the billing address of the Obligors, in the United States, has an original term of not more than 60 months, provides for level monthly payments which fully amortize the amount financed over the original term (except for the last payment, which may be different from the level payment for various reasons, including late or early payments during the term of the Contract), has a remaining maturity of 60 months or less as of the Preliminary Cutoff Date, has an outstanding principal balance of not more than $27,562.84 as of the Preliminary Cutoff Date, is not more than 30 days past due as of the Preliminary Cutoff Date and has an APR of not less than 16.99%. As of the date of each Obligor's application for the loan from which the related Receivable arises, each Obligor (i) did not have any material past due credit obligations or any repossessions or garnishments of property within one year prior to the date of application, unless such amounts have been repaid or discharged through bankruptcy, (ii) was not the subject of any bankruptcy or insolvency proceeding that is not discharged, and (iii) had not been the subject of more than one bankruptcy proceeding. As of the Preliminary Cutoff Date, the latest scheduled maturity of any Receivable is not later than June 9, 2002. CPS and Samco intend to purchase additional Receivables between the Preliminary Cutoff Date and the Cutoff Date, which Receivables will be transferred to the Seller and included in the Trust. Such additional Receivables will be selected by CPS and Samco based on substantially the same criteria as was used to select the Receivables included in the Trust as of the Preliminary Cutoff Date; HOWEVER, the actual composition and characteristics of the Receivables as of the Cutoff Date may differ from the composition and characteristics of the Receivables as of the Preliminary Cutoff Date. Accordingly, the information provided in this Prospectus Supplement regarding the composition and characteristics of the pool of Receivables in the Trust is subject to change to reflect the actual composition and characteristics of the Receivables as of the Cutoff Date.

    As of the Preliminary Cutoff Date, approximately 90.02% of the aggregate Principal Balance of the Receivables, constituting 92.22% of the number of Contracts, represents financing of used vehicles; the remainder of the Receivables represent financing of new vehicles. Approximately 10.05% of the aggregate Principal Balance of the Receivables were originated under the Delta Program, approximately 46.75% of the aggregate Principal Balance of the Receivables were originated under the Alpha Program, approximately 8.98% of the aggregate Principal Balance of the Receivables were originated under the First Time Buyer Program and approximately 34.22% of the aggregate Principal Balance of the Receivables represent financing under the Standard Program. As of the Preliminary Cutoff Date, approximately 0.01% of the aggregate Principal Balance of the Receivables were originated by third parties and purchased by CPS in the ordinary course of its business. As of the Preliminary Cutoff Date, 4.18% of the aggregate Principal Balance of the Receivables were Samco Receivables. The composition, geographic distribution, distribution by APR, distribution by remaining term, distribution by month of origination, distribution by original term, distribution by model year and distribution by original Principal Balance of the Receivables as of the Preliminary Cutoff Date are set forth in the following tables.

        COMPOSITION OF THE RECEIVABLES AS OF THE PRELIMINARY CUTOFF DATE

   WEIGHTED         AGGREGATE        NUMBER OF      AVERAGE        WEIGHTED        WEIGHTED
  AVERAGE APR       PRINCIPAL       RECEIVABLES    PRINCIPAL        AVERAGE         AVERAGE
OF RECEIVABLES       BALANCE          IN POOL       BALANCE     REMAINING TERM   ORIGINAL TERM
---------------  ----------------  -------------  ------------  ---------------  -------------
       20.58%    $  97,471,857.15        7,908    $  12,325.73      55.60 mos.     56.50 mos.

  GEOGRAPHIC DISTRIBUTION OF THE RECEIVABLES AS OF THE PRELIMINARY CUTOFF DATE

                                                     AGGREGATE         PERCENT OF                     PERCENT OF
                                                     PRINCIPAL          AGGREGATE        NUMBER OF     NUMBER OF
STATE(1)                                              BALANCE       PRINCIPAL BALANCE   RECEIVABLES   RECEIVABLES
------------------------------------------------  ----------------  -----------------  -------------  -----------
Alabama.........................................      4,172,439.83           4.28%             352          4.45%
California......................................     17,235,353.84          17.68%           1,328         16.79%
Florida.........................................      6,595,649.88           6.77%             525          6.64%
Georgia.........................................      3,194,987.18           3.28%             256          3.24%
Hawaii..........................................      1,488,955.53           1.53%             121          1.53%
Illinois........................................      4,284,827.29           4.40%             368          4.65%
Louisiana.......................................      7,621,295.11           7.82%             597          7.55%
Maryland........................................      2,857,513.31           2.93%             236          2.98%
Michigan........................................      3,218,537.24           3.30%             263          3.33%
Minnesota.......................................      1,162,069.51           1.19%              99          1.25%
Nevada..........................................      2,421,268.17           2.48%             190          2.40%
New Jersey......................................      2,401,686.24           2.46%             190          2.40%
New Mexico......................................      1,117,910.33           1.15%              94          1.19%
New York........................................      6,302,658.36           6.47%             536          6.78%
North Carolina..................................      2,045,001.63           2.10%             175          2.21%
Ohio............................................      2,130,711.83           2.19%             197          2.49%
Pennsylvania....................................      8,389,402.23           8.61%             692          8.75%
South Carolina..................................      1,021,042.62           1.05%              83          1.05%
Tennessee.......................................      3,802,180.26           3.90%             320          4.05%
Texas...........................................      8,569,348.18           8.79%             658          8.32%
Virginia........................................      1,473,328.42           1.51%             121          1.53%
all others(2)...................................      5,965,690.16           6.12%             507          6.41%
                                                  ----------------         ------            -----    -----------
TOTAL...........................................  $  97,471,857.15         100.00%(3)        7,908        100.00%(3)
                                                  ----------------         ------            -----    -----------
                                                  ----------------         ------            -----    -----------

------------------------

(1) Based on billing address of Obligor.

(2) No other state represents a percent of the aggregate Principal Balance as of the Preliminary Cutoff Date in excess of one percent.

(3) Percentages may not add up to 100% because of rounding.

    DISTRIBUTION OF THE RECEIVABLES BY APR AS OF THE PRELIMINARY CUTOFF DATE

                                                                       PERCENT OF
                                                     AGGREGATE         AGGREGATE                     PERCENT OF
APR                                                  PRINCIPAL         PRINCIPAL        NUMBER OF     NUMBER OF
RANGE                                                 BALANCE           BALANCE        RECEIVABLES   RECEIVABLES
------------------------------------------------  ----------------  ----------------  -------------  -----------
Below 17.00%....................................         23,398.52          0.02%               1         0.01%
17.00% to 17.99%................................      3,515,180.67          3.61%             242         3.06%
18.00% to 18.99%................................     16,558,904.67         16.99%           1,202        15.20%
19.00% to 19.99%................................     15,727,262.38         16.14%           1,195        15.11%
20.00% to 20.99%................................     19,612,137.55         20.12%           1,507        19.06%
21.00% to 21.99%................................     19,727,671.24         20.24%           1,669        21.11%
22.00% to 22.99%................................      4,703,688.83          4.83%             412         5.21%
23.00% to 23.99%................................      8,313,580.90          8.53%             763         9.65%
24.00% to 24.99%................................      8,556,169.27          8.78%             836        10.57%
25.00% to 25.99%................................        665,984.35          0.68%              72         0.91%
26.00% and over.................................         67,878.77          0.07%               9         0.11%
                                                  ----------------       --------           -----    -----------
TOTAL...........................................  $  97,471,857.15        100.00%(1)        7,908       100.00%(1)
                                                  ----------------       --------           -----    -----------
                                                  ----------------       --------           -----    -----------

------------------------

(1) Percentages may not add up to 100% because of rounding.

                DISTRIBUTION OF RECEIVABLES BY REMAINING TERM TO

              SCHEDULED MATURITY AS OF THE PRELIMINARY CUTOFF DATE

                                                                       PERCENT OF
                                                     AGGREGATE         AGGREGATE                     PERCENT OF
REMAINING TERM TO                                    PRINCIPAL         PRINCIPAL        NUMBER OF     NUMBER OF
SCHEDULED MATURITY                                    BALANCE           BALANCE        RECEIVABLES   RECEIVABLES
------------------------------------------------  ----------------  ----------------  -------------  -----------
21-25 months....................................        269,445.40          0.28%              48         0.61%
26-30 months....................................        384,813.78          0.39%              54         0.68%
31-35 months....................................      2,187,981.15          2.24%             273         3.45%
36-40 months....................................      1,323,645.71          1.36%             152         1.92%
41-45 months....................................      1,697,074.07          1.74%             179         2.26%
46-50 months....................................     12,264,965.61         12.58%           1,194        15.10%
51-55 months....................................     10,653,719.86         10.93%             888        11.23%
56-60 months....................................     68,690,211.57         70.47%           5,120        64.74%
                                                  ----------------       --------           -----    -----------
TOTAL...........................................  $  97,471,857.15        100.00%(1)        7,908       100.00%(1)
                                                  ----------------       --------           -----    -----------
                                                  ----------------       --------           -----    -----------

------------------------

(1) Percentages may not add up to 100% because of rounding.

                         DISTRIBUTION OF RECEIVABLES BY

             MONTH OF ORIGINATION AS OF THE PRELIMINARY CUTOFF DATE

                                                                       PERCENT OF
                                                     AGGREGATE         AGGREGATE                     PERCENT OF
                                                     PRINCIPAL         PRINCIPAL        NUMBER OF     NUMBER OF
MONTH OF ORIGINATION                                  BALANCE           BALANCE        RECEIVABLES   RECEIVABLES
------------------------------------------------  ----------------  ----------------  -------------  -----------
Prior to January, 1997..........................        589,760.77          0.61%              50         0.63%
January, 1997...................................        447,331.98          0.46%              39         0.49%
February, 1997..................................      9,695,366.10          9.95%             793        10.03%
March, 1997.....................................     47,648,577.69         48.88%           3,905        49.38%
April, 1997.....................................     38,436,623.98         39.43%           3,072        38.85%
May, 1997.......................................        654,196.63          0.67%              49         0.62%
                                                  ----------------       --------           -----    -----------
TOTAL...........................................  $  97,471,857.15        100.00%(1)        7,908       100.00%(1)
                                                  ----------------       --------           -----    -----------
                                                  ----------------       --------           -----    -----------

------------------------

(1) Percentages may not add up to 100% because of rounding.

                DISTRIBUTION OF RECEIVABLES BY ORIGINAL TERM TO
              SCHEDULED MATURITY AS OF THE PRELIMINARY CUTOFF DATE

                                                                        PERCENT OF
                                                      AGGREGATE         AGGREGATE                      PERCENT OF
ORIGINAL TERM TO                                      PRINCIPAL         PRINCIPAL        NUMBER OF      NUMBER OF
SCHEDULED MATURITY                                     BALANCE           BALANCE        RECEIVABLES    RECEIVABLES
-------------------------------------------------  ----------------  ----------------  -------------  -------------
21-25 months.....................................        259,629.91            0.27%            46            0.58%
26-30 months.....................................        368,389.59            0.38%            52            0.66%
31-35 months.....................................          8,175.70            0.01%             1            0.01%
36-40 months.....................................      3,061,128.70            3.14%           377            4.77%
41-45 months.....................................      1,957,840.20            2.01%           207            2.62%
46-50 months.....................................     12,390,010.13           12.71%         1,209           15.29%
51-55 months.....................................     10,474,806.55           10.75%           876           11.08%
56-60 months.....................................     68,951,876.37           70.74%         5,140           65.00%
                                                   ----------------  ----------------        -----    -------------
TOTAL............................................  $  97,471,857.15        100.00%(1)        7,908        100.00%(1)
                                                   ----------------  ----------------        -----    -------------
                                                   ----------------  ----------------        -----    -------------

------------------------

(1) Percentages may not add up to 100% because of rounding.

         DISTRIBUTION OF RECEIVABLES BY MODEL YEAR OF FINANCED VEHICLE
                       AS OF THE PRELIMINARY CUTOFF DATE

                                                       AGGREGATE         PERCENT OF                     PERCENT OF
                                                       PRINCIPAL          AGGREGATE        NUMBER OF     NUMBER OF
MODEL YEAR                                              BALANCE       PRINCIPAL BALANCE   RECEIVABLES   RECEIVABLES
--------------------------------------------------  ----------------  -----------------  -------------  -----------
Prior to 1990                                             502,292.39           0.52%              75          0.95%
1990..............................................      1,520,252.87           1.56%             187          2.36%
1991..............................................      2,940,432.17           3.02%             330          4.17%
1992..............................................      5,834,509.31           5.99%             573          7.25%
1993..............................................     11,558,310.11          11.86%           1,047         13.24%
1994..............................................     19,897,374.59          20.41%           1,641         20.75%
1995..............................................     26,949,600.93          27.65%           2,096         26.50%
1996..............................................     19,179,212.96          19.68%           1,387         17.54%
1997..............................................      9,072,247.21           9.31%             571          7.22%
1998..............................................         17,624.61           0.02%               1          0.01%
                                                    ----------------         ------            -----    -----------
TOTAL.............................................  $  97,471,857.15         100.00%(1)        7,908        100.00%(1)
                                                    ----------------         ------            -----    -----------
                                                    ----------------         ------            -----    -----------

------------------------

(1) Percentages may not add up to 100% because of rounding.

           DISTRIBUTION OF RECEIVABLES BY ORIGINAL PRINCIPAL BALANCE
                       AS OF THE PRELIMINARY CUTOFF DATE

                                                        AGGREGATE         PERCENT OF                     PERCENT OF
RANGE OF ORIGINAL                                       PRINCIPAL          AGGREGATE        NUMBER OF     NUMBER OF
PRINCIPAL BALANCES                                       BALANCE       PRINCIPAL BALANCE   RECEIVABLES   RECEIVABLES
---------------------------------------------------  ----------------  -----------------  -------------  -----------
$0 - 4,999.........................................        177,258.47           0.18%              42          0.53%
 5,000 - 9,999.....................................     15,739,398.94          16.15%           1,894         23.95%
 10,000 - 14,999...................................     54,484,385.31          55.90%           4,415         55.83%
 15,000 - 19,999...................................     22,448,265.87          23.03%           1,344         17.00%
 20,000 - 24,999...................................      4,285,437.87           4.40%             200          2.53%
 25,000 and over...................................        337,110.69           0.35%              13          0.16%
                                                     ----------------         ------            -----    -----------
TOTAL..............................................  $  97,471,857.15         100.00%(1)        7,908        100.00%(1)
                                                     ----------------         ------            -----    -----------
                                                     ----------------         ------            -----    -----------

------------------------

(1) Percentages may not add up to 100% because of rounding.

    As of the Preliminary Cutoff Date, approximately 35.01% of the aggregate Principal Balance of the Receivables in the Receivables Pool provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method, similar to the "Rule of 78's" ("Rule of 78's Receivables") and, approximately 64.99% of the aggregate Principal Balance of the Receivables in the Receivables Pool provide for allocation of payments according to the "simple interest" method ("Simple Interest Receivables"). A Rule of 78's Receivable provides for payment by the Obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed and add-on interest in an amount calculated on the basis of the stated APR for the term of the Receivable. The rate at which such amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal are calculated in accordance with the "Rule of 78's". A Simple Interest Receivable provides for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

    In the event of the prepayment in full (voluntarily or by acceleration) of a Rule of 78's Receivable, under the terms of the contract, a "refund" or "rebate" will be made to the Obligor of the portion of the total amount of payments then due and payable under the contract allocable to "unearned" add-on interest, calculated in accordance with a method equivalent to the Rule of 78's. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78's Receivable generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Receivable for which all payments were made on schedule.

    The Trust will account for the Rule of 78's Receivables as if such Receivables provided for amortization of the loan over a series of fixed level payment monthly installments ("Actuarial Receivables"). Amounts received upon prepayment in full of a Rule of 78's Receivable in excess of the then outstanding Principal Balance of such Receivable and accrued interest thereon (calculated pursuant to the actuarial method) will not be passed through to Certificateholders but will be paid to the Servicer as additional servicing compensation.

                              YIELD CONSIDERATIONS

    On each Distribution Date, interest on the Receivables will be passed through to the Certificateholders, to the extent there are funds available, in an amount equal to thirty (30) days' interest at the Class A Pass-Through Rate applied to the Class A Certificate Balance on the last day of the preceding Collection Period and to the Class B Certificateholders, to the extent there are funds available, in an amount equal to thirty (30) days' interest at the Class B Pass-Through Rate applied to the Class B Certificate Balance on the last day of the preceding Collection Period; PROVIDED, HOWEVER, that on the first Distribution Date, Certificateholders will be entitled to interest at the Class A Pass-Through Rate or the Class B Pass-Through Rate, as applicable, on the original Class A Certificate Balance or Class B Certificate Balance, as applicable, from and including the Closing Date through and including June 14, 1997. In the event of prepayments on Receivables, Certificateholders will nonetheless be entitled to receive interest for the full month on the Certificates.

    All of the Receivables are prepayable at any time (for this purpose "prepayments" include prepayments in full, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and certain other Receivables repurchased for administrative reasons). The rate of prepayments on the Receivables may be influenced by a variety of economic, social, and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a Receivable without the consent of CPS. In addition, the rate of prepayments on the Receivables may be affected by the nature of the Obligors and the Financed Vehicles and servicing decisions. See "Risk Factors--Nature of Obligors; Servicing" in this Prospectus Supplement. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Certificateholders. See also "Description of the Certificates--Termination" in this Prospectus Supplement regarding the Servicer's option to purchase the Receivables when the aggregate principal balance thereof is less than or equal to 10% of the Original Pool Balance.

                       POOL FACTOR AND OTHER INFORMATION

    The "Pool Balance" at any time represents the aggregate principal balance of the Receivables at the end of the preceding Collection Period, after giving effect to all payments (other than Payaheads) received from Obligors, all payments and Purchase Amounts remitted by CPS or the Servicer, as the case may be, all for such Collection Period, all losses realized on Receivables liquidated during such Collection Period and any Cram Down Losses with respect to such Receivables. The Pool Balance is computed by allocating payments to principal and to interest, with respect to Rule of 78's Receivables, using the constant yield or actuarial method, and with respect to Simple Interest Receivables, using the simple interest method. The "Class A Pool Factor" is a seven-digit decimal which the Servicer will compute each month indicating the Class A Certificate Balance as a fraction of the initial Class A Certificate Balance. The Class A Pool Factor will be 1.0000000 as of the Closing Date; thereafter, the Class A Pool Factor will decline to reflect reductions in the Class A Certificate Balance. An individual Class A Certificateholder's share of the Class A Certificate Balance is the product of (i) the original denomination of the Class A Certificateholder's Certificate and (ii) the Class A Pool Factor. The Class A Pool Factor will be made available on or about the eighth business day of each month.

    Pursuant to the Agreement, the Certificateholders will receive monthly reports concerning the payments received on the Receivables, the Pool Balance, the Class A Pool Factor and various other items of information. Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See "Description of the Certificates-- Statements to Certificateholders" in this Prospectus Supplement.

                                USE OF PROCEEDS

    The net proceeds to be received by the Seller from the sale of the Class A Certificates will be applied to the purchase of the Receivables from CPS and Samco. CPS will apply the net proceeds received from the Seller to purchase new Contracts or to repay debt incurred to purchase the Contracts.

                               THE SELLER AND CPS

    The Seller is a wholly-owned subsidiary of CPS. The Seller was incorporated in the State of California in June of 1994. The Seller was organized for the limited purpose of purchasing automobile installment sale contracts from CPS and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the Seller are located at 2 Ada, Irvine, California 92618; telephone (714) 753-6800. For further information regarding the Seller and CPS, see "The Seller and CPS" in the Prospectus.

                              THE STANDBY SERVICER

    If CPS is terminated or resigns as Servicer, Norwest Bank Minnesota, National Association (in such capacity, the "Standby Servicer") will serve as successor Servicer. The Standby Servicer will receive a fee on each Distribution Date for agreeing to stand by as successor Servicer and for performing certain other functions. Such fee will be payable to the Standby Servicer from the Servicing Fee payable to CPS. If the Standby Servicer, or any other entity serving at the time as Standby Servicer, becomes the successor Servicer, it will receive compensation at a Servicing Fee Rate not to exceed 2.12% per annum.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    The Class A Certificates initially will be represented by certificates registered in the name of Cede as the nominee of The Depository Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and participating members thereof in denominations of $1,000. All references to "holders" or "Class A Certificateholders," and to authorized denominations, when used with respect to the Class A Certificates, shall reflect the rights of beneficial owners of the Class A Certificates ("Class A Certificate Owners"), and limitations thereof, as they may be indirectly exercised through DTC and its participating members, except as otherwise specified herein. See "--Registration of Certificates" below.

    In general, it is intended that the Class A Certificateholders receive, on each Distribution Date, a distribution equal to the Class A Distributable Amount and that the Class B Certificateholders receive, on each Distribution Date, a distribution equal to the Class B Distributable Amount, as applicable. See "-- Distributions on Certificates" below.

    Distributions of interest on the Class B Certificates will be subordinated in priority of payment to interest due on the Class A Certificates. Distributions of principal of the Class B Certificates will be subordinated in priority of payment to interest and principal due on the Class A Certificates. Accordingly, the Class A Certificates will receive, if necessary, the benefit of amounts otherwise owing to the Class B Certificateholders as credit enhancement. Funds representing the interest of the Class B Certificateholders in the Trust Assets will be applied first to the payment of any amounts due to the Class A Certificateholders on account of the Class A Interest Distributable Amount and any Class A Interest Carryover Shortfall before any portion thereof is paid to the Class B Certificateholders and funds otherwise due to pay principal of the Class B Certificates will be applied first to the payment of the Class A Principal Distributable Amount and any Class A Principal Carryover Shortfall before any portion thereof is paid to the Class B Certificateholders.

REGISTRATION OF CERTIFICATES

    The Class A Certificates will initially be registered in the name of Cede & Co. ("Cede"), the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly. See "Annex I" to this Prospectus Supplement and "Certain Information Regarding the Certificates--Book-Entry Registration" in the Prospectus.

    Persons acquiring beneficial ownership interests in the Class A Certificates may elect to hold their Class A Certificates through DTC in the United States, or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations which are participants in such systems. The book-entry certificates will be issued in one or more certificates which equal the aggregate principal balance of the Class A Certificates and will initially be registered in the name of Cede, the nominee of DTC. CEDEL and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the depositories' names on the books of DTC. Chase Manhattan Bank, N.A. will act as depositary for CEDEL and Morgan Guaranty Trust Company of New York will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries").

    The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such book-entry certificate will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a DTC participant and on the records of CEDEL or Euroclear, as appropriate).

    CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, checkering corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 27 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.

    Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

SALE AND ASSIGNMENT OF RECEIVABLES

    On or prior to the Closing Date, CPS will sell and assign to the Seller pursuant to the CPS Purchase Agreement and Samco will sell and assign to the Seller pursuant to the Samco Purchase Agreement without recourse, except as provided in the CPS Purchase Agreement, the entirety of their respective interests in the Receivables, together with their respective security interests in the Financed Vehicles. At the time of issuance of the Certificates, the Seller will sell and assign to the Trust, without recourse except as provided in the Agreement, its entire interest in the Receivables, together with its security interests in the Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the Agreement. The Trustee will, concurrently with such sale and assignment, execute, authenticate, and deliver the Certificates to the Seller in exchange for the Receivables. The Seller will sell the Class A Certificates to the Underwriters. See "Underwriting" in this Prospectus Supplement.

    In the CPS Purchase Agreement, CPS will represent and warrant to the Seller with respect to the Receivables (including the Samco Receivables), among other things, that (i) the information provided with respect to the Receivables is correct in all material respects; (ii) at the dates of origination of the Receivables, physical damage insurance covering each Financed Vehicle was in effect in accordance with CPS's normal requirements; (iii) at the date of issuance of the Certificates, the Receivables are free and clear of all security interests, liens, charges, and encumbrances and no offsets, defenses, or counterclaims against Dealers or IFCs have been asserted or threatened; (iv) at the date of issuance of the Certificates, each of the Receivables is or will be secured by a first-priority perfected security interest in the Financed Vehicle in favor of CPS or Samco; and (v) each Receivable, at the time it was originated, complied and, at the date of issuance of the Certificates, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws. As of the last day of the second (or, if CPS elects, the first) month following the discovery by or notice to the Seller and CPS of a breach of any representation or warranty that materially and adversely affects a Receivable, unless the breach is cured, CPS will purchase such Receivable from the Trust for the Purchase Amount. The repurchase obligation will constitute the sole remedy available to the Certificateholders, the Certificate Insurer or the Trustee for any such uncured breach.

    On or prior to the Closing Date, the Contracts will be delivered to the Trustee as custodian, and the Trustee thereafter will maintain physical possession of the Receivables except as may be necessary for the servicing thereof by the Servicer. The Receivables will not be stamped to show the ownership thereof by the Trust. However, CPS's and Samco's accounting records and computer systems will reflect the sale and assignment of the Receivables to the Seller, and Uniform Commercial Code ("UCC") financing statements reflecting such sales and assignments will be filed. See "Formation of the Trust" in this Prospectus Supplement and "Certain Legal Aspects of the Receivables" in the Prospectus.

ACCOUNTS

    A segregated lock-box account will be established and maintained with Bank of America in the name of the Trustee for the benefit of the Certificateholders and the Certificate Insurer, into which all payments made by Obligors on or with respect to the Receivables must be deposited by the Lock-Box Processor (the

"Lock-Box Account"). See "Description of the Pooling and Servicing Agreements--Payments on Receivables" in the Prospectus. The Trustee will also establish and maintain initially with itself one or more accounts, in the name of the Trustee on behalf of the Certificateholders and the Certificate Insurer, into which all amounts previously deposited in the Lock-Box Account will be transferred within two Business Days of the receipt of funds therein (the "Collection Account"). Upon receipt, the Servicer will deposit all amounts received by it in respect of the Receivables in the Lock-Box Account or the Collection Account. The Trustee will also establish and maintain initially with itself one or more accounts, in the name of the Trustee on behalf of the Certificateholders and the Certificate Insurer, from which all distributions with respect to the Certificates and payments to the Certificate Insurer will be made (the "Certificate Account"). In addition, the Trustee will establish and maintain initially with itself one or more accounts, in the name of the Trustee on behalf of the Obligors, in which early payments with respect to Rule of 78's Receivables by or on behalf of the Obligors which do not constitute current scheduled payments, late fees or full repayments will be deposited until such time as the payment falls due or until such funds are applied to shortfalls in the scheduled payments with respect to Rule of 78's Receivables (the "Payahead Account"). Until such time as payments are transferred from the Payahead Account to the Certificate Account, they will not constitute collected interest or collected principal, and will not be available for distribution to the Certificateholders. The Collection Account, Certificate Account and Payahead Account will be maintained with the Trustee so long as the Trustee's deposits have a rating acceptable to the Certificate Insurer and the Rating Agencies. If the deposits of the Trustee or its corporate parent no longer have such acceptable rating, the Trustee shall cause such accounts to be moved to a bank acceptable to the Certificate Insurer. In addition, the Trustee may transfer the Payahead Account at any time to any depository bank or trust company which is acceptable to the Certificate Insurer.

    The Collateral Agent will establish the Spread Account as a segregated trust account at its office or at another depository institution or trust company.

SERVICING COMPENSATION

    The Servicer will be entitled to receive the Servicing Fee on each Distribution Date, equal to the product of one-twelfth of the Servicing Fee Rate and the Pool Balance as of the close of business on the last day of the second preceding Collection Period; PROVIDED, HOWEVER, that with respect to the first Distribution Date, the Servicing Fee will equal the product of one-twelfth of the Servicing Fee Rate and the Pool Balance as of the Cutoff Date (the "Servicing Fee"). So long as CPS is Servicer, a portion of the Servicing Fee, equal to the Standby Fee, will be payable to the Standby Servicer for agreeing to stand by as successor Servicer and for performing certain other functions. If the Standby Servicer, or any other entity serving at the time as Standby Servicer, becomes the successor Servicer, it will receive compensation at a Servicing Fee Rate not to exceed 2.12% per annum. See "The Standby Servicer" in this Prospectus Supplement. The Servicer will also collect and retain, as additional servicing compensation, any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Receivables, and will be entitled to reimbursement from the Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments, late fees and other charges and principal and interest in accordance with the Servicer's normal practices and procedures. The Servicing Fee will be paid out of collections from the Receivables, prior to distributions to Certificateholders.

    The Servicing Fee and additional servicing compensation will compensate the Servicer for performing the functions of a third party servicer of automotive receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables, including accounting for collections and furnishing monthly and annual statements to the Trustee and the Certificate Insurer with respect to distributions and generating federal income tax information. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables.

DISTRIBUTIONS ON CERTIFICATES

    No later than 10:00 a.m., Minneapolis time, on each Determination Date, the Servicer will inform the Trustee of the amount of aggregate collections on the Receivables, and the aggregate Purchase Amount of Receivables to be repurchased by CPS or to be purchased by the Servicer, in each case, with respect to the related Collection Period. The Servicer will advance any interest shortfall with respect to Simple Interest Receivables (a "Simple Interest Advance") due to early payments of the Scheduled Payment on any Determination Date on which the Servicer determines that such shortfall cannot be covered in full by amounts on deposit in the Spread Account.

    On or before each Distribution Date, the Trustee will cause to be transferred from the Payahead Account to the Certificate Account the amounts then on deposit in the Payahead Account that constitute scheduled payments due during the related Collection Period or that may be applied to full prepayments on the Rule of 78's Receivables.

    The Servicer will determine prior to such Determination Date the Total Distribution Amount, the Class A Interest Distributable Amount, the Class B Interest Distributable Amount, the Class A Principal Distributable Amount, the Class B Principal Distributable Amount, the Class A Distributable Amount and the Class B Distributable Amount.

    The "Determination Date" applicable to any Distribution Date will be the earlier of (i) the seventh business day of the month of such Distribution Date and (ii) the fifth business day preceding such Distribution Date.

    DETERMINATION OF TOTAL DISTRIBUTION AMOUNT. The "Total Distribution Amount" for a Distribution Date (being the funds available for distribution to the Certificateholders with respect to such Distribution Date in accordance with the priorities described below) will be the sum of the following amounts with respect to the preceding Collection Period: (i) all collections on Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account); (ii) all proceeds received during the Collection Period with respect to Receivables that became Liquidated Receivables during the Collection Period in accordance with the Servicer's customary servicing procedures, net of the reasonable expenses incurred by the Servicer in connection with such liquidation and any amounts required by law to be remitted to the Obligor on such Liquidated Receivable ("Liquidation Proceeds") in accordance with the Servicer's customary servicing procedures; (iii) proceeds from Recoveries with respect to Liquidated Receivables and (iv) the Purchase Amount of each Receivable that was repurchased by CPS or purchased by the Servicer as of the last day of the related Collection Period.

    "Liquidated Receivable" means a Receivable (i) which has been liquidated by the Servicer through the sale of the Financed Vehicle, or (ii) for which the related Financed Vehicle has been repossessed and 90 days have elapsed since the date of such repossession, or (iii) as to which an Obligor has failed to make more than 90% of a scheduled payment of more than ten dollars for 120 or more days as of the end of a Collection Period, or (iv) with respect to which proceeds have been received which, in the Servicer's judgment, constitute the final amounts recoverable in respect of such Receivable.

    "Purchase Amount" means, with respect to a Receivable, the amount, as of the close of business on the last day of a Collection Period, required to prepay in full such Receivable under the terms thereof including interest to the end of the month of purchase.

    "Principal Balance" of a Receivable, as of the close of business on the last day of a Collection Period, means the amount financed minus the sum of the following amounts without duplication: (i) in the case of a Rule of 78's Receivable, that portion of all Scheduled Payments received on or prior to such day allocable to principal using the actuarial or constant yield method; (ii) in the case of a Simple Interest Receivable, that portion of all Scheduled Payments actually received on or prior to such day allocable to principal using the Simple Interest Method; (iii) any payment of the Purchase Amount with respect to the Receivable allocable to principal; (iv) any Cram Down Loss in respect of such Receivable; and (v) any prepayment in full or any partial prepayment applied to reduce the Principal Balance of the Receivable.

    "Recoveries" means, with respect to a Liquidated Receivable, the monies collected from whatever source, during any Collection Period following the Collection Period in which such Receivable became a Liquidated Receivable, net of the reasonable costs of liquidation plus any amounts required by law to be remitted to the Obligor.

    "Scheduled Payment" means, for any Collection Period for any Receivable, the amount indicated in such Receivable as required to be paid by the Obligor in such Collection Period (without giving effect to deferments of payments granted to Obligors by the Servicer pursuant to the Agreement or any rescheduling of payments in any insolvency or similar proceedings).

    CALCULATION OF DISTRIBUTION AMOUNTS. The Class A Certificateholders will be entitled to receive, to the extent funds are available therefor, the "Class A Distributable Amount" with respect to each Distribution Date. The "Class A Distributable Amount" with respect to a Distribution Date will be an amount equal to the sum of:

    (i) the "Class A Principal Distributable Amount", consisting of the portion of the Certificate Insurer Optional Deposit, if any, allocable to principal for such Distribution Date, plus the Class A Percentage of the following:

        (a) the principal portion of all Scheduled Payments due during the preceding Collection Period and all prior Collection Periods and received during the preceding Collection Period on Rule of 78's Receivables and all payments of principal received on Simple Interest Receivables during such Collection Period (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account);

        (b) the principal portion of all prepayments in full received during the preceding Collection Period, including amounts withdrawn from the Payahead Account with respect to such Distribution Date but excluding amounts deposited in the Payahead Account (except to the extent included in clause
    (a));

        (c) the portion of the Purchase Amount allocable to principal of each Receivable that was repurchased by CPS or purchased by the Servicer in each case as of the last day of the preceding Collection Period and at the option of the Certificate Insurer, the Principal Balance of each Receivable that was required to be but was not so purchased or repurchased (except to the extent included in (a) and (b) above);

        (d) the Principal Balance of each Liquidated Receivable which became such during the preceding Collection Period (except to the extent included in (a) and (b) above); and

        (e) the aggregate amount of Cram Down Losses that occurred during the preceding Collection Period (a "Cram Down Loss" means with respect to a Receivable, if a court of appropriate jurisdiction in an insolvency proceeding has issued an order reducing the amount owed on a Receivable or otherwise modifying or restructuring the Scheduled Payments to be made on a Receivable, an amount equal to such reduction in Principal Balance of such Receivable or the net present value (using as the discount rate the lower of the contract rate or the rate of interest specified by the court in such order) of the Scheduled Payments as so modified; a Cram Down Loss shall be deemed to have occurred on the date of issuance of such order) (the amounts set forth in (a) through (e), the "Principal Distributable Amount"); PLUS

    (ii) the "Class A Interest Distributable Amount", consisting of thirty (30) days' interest at the Class A Pass-Through Rate on the Class A Certificate Balance as of the close of business on the last day of the related Collection Period; PROVIDED, HOWEVER, that on the first Distribution Date, the Class A Interest Distributable Amount will include interest from and including the Closing Date through and including June 14, 1997.

    The Class B Certificateholders will be entitled to receive, to the extent funds are available therefor, the "Class B Distributable Amount" with respect to each Distribution Date. The "Class B Distributable Amount" with respect to a Distribution Date will be an amount equal to the sum of:

        (i) the "Class B Principal Distributable Amount", consisting of the Class B Percentage of the Principal Distributable Amount (excluding any Certificate Insurer Optional Deposit); plus

        (ii) the "Class B Interest Distributable Amount", consisting of thirty
    (30) days' interest at the Class B Pass-Through Rate on the Class B Certificate Balance as of the close of business on the last day of the related Collection Period; PROVIDED, HOWEVER, that on the first Distribution Date, the Class B Interest Distributable Amount will include interest from and including the Closing Date through and including June 14, 1997.

    On the Final Scheduled Distribution Date, the Class A Principal Distributable Amount and the Class B Principal Distributable Amount will equal the then outstanding Class A Certificate Balance and Class B Certificate Balance, respectively.

    In addition to the foregoing, the Certificate Insurer may with respect to any Distribution Date exercise its option to make a Certificate Insurer Optional Deposit, to be distributed in accordance with the direction of the Certificate Insurer.

    "Certificate Insurer Optional Deposit" means, with respect to a Distribution Date, an amount delivered by the Certificate Insurer, at its sole option, to the Trustee for deposit into the Collection Account for any of the following purposes: (i) to provide funds in respect of the payment of fees or expenses of any provider of services to the Trust with respect to such Distribution Date;
(ii) to distribute as a component of the Class A Principal Distributable Amount to the extent that the Class A Certificate Balance as of the Determination Date preceding such Distribution Date exceeds the Class A Percentage of the Pool Balance as of such Determination Date; or (iii) to include such amount as part of the Total Distribution Amount for such Distribution Date to the extent that without such amount a draw would be required to be made on the Policy.

    PRIORITY OF DISTRIBUTION AMOUNTS. On each Determination Date, the Servicer will calculate the amount to be distributed to the Certificateholders.

    On each Distribution Date, the Trustee (based on the Servicer's determination made on the related Determination Date) shall make the following distributions in the following order of priority:

        (i) to the Servicer, from the Total Distribution Amount, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods; PROVIDED, HOWEVER, that as long as CPS is the Servicer and Norwest Bank Minnesota, National Association, is the Standby Servicer, the Trustee will first pay to the Standby Servicer out of the Servicing Fee otherwise payable to CPS an amount equal to the Standby Fee;

        (ii) in the event the Standby Servicer or any other party becomes the successor Servicer, to the Standby Servicer or such other successor servicer, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clause (i) above), to the extent not previously paid by the predecessor Servicer pursuant to the Agreement, reasonable transition expenses (up to a maximum of $50,000) incurred in acting as successor Servicer;

       (iii) to the Trustee, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) and
    (ii) above), the fees payable to the Trustee for its services pursuant to the Agreement (the "Trustee Fee") and reasonable out-of-pocket expenses of the Trustee, (including counsel fees and expenses) and all unpaid Trustee Fees and all unpaid reasonable out-of-pocket expenses (including counsel fees and expenses) from prior Collection Periods; PROVIDED, HOWEVER, that unless an Event of Default shall have occurred and be continuing, expenses payable to the Trustee pursuant to this clause (iii) and expenses payable to the Collateral Agent pursuant to clause (iv) below shall be limited to a total of $50,000 per annum;

        (iv) to the Collateral Agent, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (iii) above), all fees and expenses payable to the Collateral Agent with respect to such Distribution Date;

        (v) to the Class A Certificateholders, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (iv) above) the Class A Interest Distributable Amount and any Class A Interest Carryover Shortfall as of the close of the preceding Distribution Date;

        (vi) to the Class B Certificateholders, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (v) above) the Class B Interest Distributable Amount and any Class B Interest Carryover Shortfall as of the close of the preceding Distribution Date;

       (vii) to the Class A Certificateholders, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (vi) above), the Class A Principal Distributable Amount and any Class A Principal Carryover Shortfall as of the close of the preceding Distribution Date;

      (viii) to the Certificate Insurer, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments made pursuant to clauses (i) through (vii) above), any amounts due to the Certificate Insurer under the terms of the Agreement and under the Insurance Agreement;

        (ix) to the Class B Certificateholders, from the Total Distribution Amount (as such Total Distribution Amount has been reduced by payments pursuant to clauses (i) through (viii) above) the Class B Principal Distributable Amount and any Class B Principal Carryover Shortfall as of the close of the preceding Distribution Date; and

        (x) to the Collateral Agent, for deposit into the Spread Account, the remaining Total Distribution Amount, if any.

    The right of the Class B Certificateholders to receive distributions of interest pursuant to clause (vi) above will be subordinated to the prior payment in full of all amounts payable pursuant to clauses (i) through (v). The right of the Class B Certificateholders to receive distributions of principal pursuant to clause (ix) above will be subordinated to the prior payment in full of all amounts payable pursuant to clauses (i) through (viii).

    For purposes hereof, the following terms shall have the following meanings:

    "Class A Interest Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Class A Interest Distributable Amount for such Distribution Date, plus any outstanding Class A

Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class A Interest Carryover Shortfall, to the extent permitted by law, at the Class A Pass-Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class A Certificates actually received on such current Distribution Date.

    "Class A Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Class A Principal Distributable Amount plus any outstanding Class A Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of the Class A Certificates actually received on such current Distribution Date.

    "Class B Interest Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Class B Interest Distributable Amount for such Distribution Date, plus any outstanding Class B Interest Carryover Shortfall from the preceding Distribution Date, plus interest on such outstanding Class B Interest Carryover Shortfall, to the extent permitted by law, at the Class B Pass-Through Rate from such preceding Distribution Date through the current Distribution Date, over the amount of interest that the holders of the Class B Certificates actually received on such current Distribution Date.

    "Class B Principal Carryover Shortfall" means, as of the close of any Distribution Date, the excess of the Class B Principal Distributable Amount plus any outstanding Class B Principal Carryover Shortfall from the preceding Distribution Date over the amount of principal that the holders of the Class B Certificates actually received on such current Distribution Date.

    On the third business day prior to a Distribution Date, the Trustee will determine, based on a certificate from the Servicer, whether there are amounts sufficient, after payment of amounts as set forth in the priorities of distribution in the Agreement, to distribute the Class A Distributable Amount. Pursuant to the Policy, the Certificate Insurer will unconditionally and irrevocably guarantee to the Class A Certificateholders payment of the Class A Guaranteed Distribution Amount. See "The Policy" in this Prospectus Supplement.

    THE SPREAD ACCOUNT. As part of the consideration for the issuance of the Policy, the Seller has agreed to cause to be established with Norwest Bank Minnesota, National Association (in such capacity, the "Collateral Agent") an account (the "Spread Account") for the benefit of the Certificate Insurer and the Trustee on behalf of the Class A Certificateholders. The Collateral Agent will not hold the Requisite Amount for the benefit of the Class B Certificateholders. Any portion of the Total Distribution Amount remaining on any Distribution Date after payment of all fees and expenses due on such date to the Servicer, the Standby Servicer, the Trustee and the Collateral Agent and all principal and interest payments due to the Certificateholders on such Distribution Date, will be deposited in the Spread Account and held by the Collateral Agent for the benefit of the Certificate Insurer and the Trustee on behalf of the Class A Certificateholders. If on any Distribution Date, the Total Distribution Amount is insufficient (taking into account the application of the Total Distribution Amount to the payment of the Class B Interest Distributable Amount and any Class B Interest Carryover Shortfall) to pay all distributions required to be made on such day pursuant to priorities (i), (ii), (iii), (iv),
(v), (vii) and (viii) under "-- Priority of Distribution Amounts", then amounts on deposit in the Spread Account will be applied to pay the amounts due on such Distribution Date pursuant to such priorities (i), (ii), (iii), (iv), (v), (vii) and (viii).

    Amounts on deposit in the Spread Account on any Distribution Date which (after all payments required to be made on such Distribution Date have been made) are in excess of the Requisite Amount will be released to the Seller on such Distribution Date; PROVIDED, HOWEVER, that if, prior to such Distribution Date, the Servicer has notified the Trustee that there exists a Class B Deficiency Amount, then the Trustee will direct the Collateral Agent to remit to the Trustee from such funds being released on such Distribution Date an amount equal to such Class B Deficiency Amount for application to pay the amounts due to the Class B Certificateholders on such Distribution Date.

    So long as an Insurer Default shall not have occurred and be continuing, the Certificate Insurer will be entitled to exercise in its sole discretion all rights under the master spread account agreement among the Seller, the Certificate Insurer, the Trustee and the Collateral Agent (the "Master Spread Account Agreement") with respect to the Spread Account and any amounts on deposit therein and will have no liability to the Trustee or the Certificateholders for the exercise of such rights. The Certificate Insurer (so long as an Insurer Default shall not have occurred and be continuing) may, with the written consent of CPS, the Seller and the Collateral Agent but without the consent of the Trustee or any Certificateholder, reduce the Requisite Amount or modify any term of the Master Spread Account Agreement (including terminating the Master Spread Account Agreement and releasing all funds on deposit in the Spread Account); PROVIDED, HOWEVER, that the Certificate Insurer will agree that it will not reduce the Requisite Amount or modify or terminate the Master Spread Account Agreement such that the Class A Certificates, without the benefit of the Policy, would be rated less than "BBB" by Standard & Poor's or "Baa2" by Moody's. Because the Requisite Amount or the existence of the Spread Account may be modified or terminated by the Certificate Insurer as described above, there is no assurance that funds will be available in the Spread Account to pay principal of or interest on the Certificates in the event that collections on the Receivables and other amounts available under the Agreement are insufficient to make any distribution of principal of or interest on the Certificates on any Distribution Date.

STATEMENTS TO CERTIFICATEHOLDERS

    On each Distribution Date, the Trustee will include with each distribution to each Certificateholder of record as of the close of business on the applicable Record Date and each rating agency that is currently rating the Certificates a statement (prepared by the Servicer) setting forth the following information with respect to the preceding Collection Period, to the extent applicable:

        (i) the amount of the distribution allocable to principal of the Class A Certificates and the Class B Certificates, respectively;

        (ii) the amount of the distribution allocable to interest on the Class A Certificates and the Class B Certificates, respectively;

       (iii) the Pool Balance, the Class A Pool Factor as of the close of business on the last day of the preceding Collection Period;

        (iv) the aggregate Class A Certificate Balance as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under (i) above;

        (v) the aggregate Class B Certificate Balance as of the close of business on the last day of the preceding Collection Period, after giving effect to payments allocated to principal reported under (i) above;

        (vi) the amount of the Servicing Fee paid to the Servicer with respect to the related Collection Period and the Class A Percentage and the Class B Percentage of the Servicing Fee (inclusive of the Standby Fee), the amount of any unpaid Servicing Fees and the change in such amount from that of the prior Distribution Date;

       (vii) the amount of the Class A Interest Carryover Shortfall, if applicable, and Class A Principal Carryover Shortfall, if applicable, on such Distribution Date and the change in such amounts from those on the prior Distribution Date;

      (viii) the amount of the Class B Interest Carryover Shortfall, if applicable, and Class B Principal Carryover Shortfall, if applicable, on such Distribution Date and the change in such amounts from those on the prior Distribution Date;

        (ix) the amount paid to the Class A Certificateholders under the Policy for such Distribution Date;

        (x) the amount distributable to the Certificate Insurer on such Distribution Date;

        (xi) the aggregate amount in the Payahead Account and the Spread Account and the change in such amount from the previous Distribution Date;

       (xii) the number of Receivables and the aggregate gross amount scheduled to be paid thereon, including unearned finance and other charges, for which the related Obligors are delinquent in making scheduled payments between 31 and 59 days and 60 days or more;

      (xiii) the number and the aggregate Purchase Amount of Receivables repurchased by CPS or purchased by the Servicer; and

       (xiv) the cumulative Principal Balance of all Receivables that have become Liquidated Receivables, net of Recoveries, during the period from the Cutoff Date to the last day of the related Collection Period.

    Each amount set forth pursuant to subclauses (i), (ii), (vi), (vii) and
(viii) above shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal balance of a Certificate.

    Within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of the Agreement, the Trustee will mail to each person who at any time during such calendar year shall have been a Certificateholder and received any payment on such holder's Certificates, a statement (prepared by the Servicer) containing the sum of the amounts described in (i), (ii) and (vi) above for the purposes of such Certificateholder's preparation of federal income tax returns. See "Description of the Certificates--Statements to Certificateholders" and "Certain Federal Income Tax Consequences" in this Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

    The Agreement will provide that a firm of independent certified public accountants will furnish to the Trustee and the Certificate Insurer on or before July 31 of each year, beginning July 31, 1998, a report as to compliance by the Servicer during the preceding twelve months ended March 31 with certain standards relating to the servicing of the Receivables (or in the case of the first such certificate, the period from the Cutoff Date to March 31, 1998).

    The Agreement will also provide for delivery to the Trustee and the Certificate Insurer, on or before July 31 of each year, commencing July 31, 1998 of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under the Agreement throughout the preceding twelve months ended March 31 or, if there has been a default in the fulfillment of any such obligation, describing each such default (or in the case of the first such certificate, the period from the Cutoff Date to March 31, 1998). The Servicer has agreed to give the Trustee and the Certificate Insurer notice of any Events of Default under the Agreement.

    Copies of such statements and certificates may be obtained by Certificateholders by a request in writing addressed to the Trustee.

CERTAIN MATTERS REGARDING THE SERVICER

    The Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except upon determination that its performance of such duties is no longer permissible under applicable law and with the consent of the Certificate Insurer. No such resignation will become effective until a successor servicer has assumed the servicing obligations and duties under the Agreement. In the event CPS resigns as Servicer or is terminated as Servicer, the Standby Servicer has agreed pursuant to the Servicing Assumption Agreement to assume the servicing obligations and duties under the Agreement.

    The Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, and agents will be under any liability to the Trust or the Certificateholders for taking any action or for refraining from taking any action pursuant to the Agreement, or for errors in judgment; PROVIDED, HOWEVER, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, the Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the Agreement and that, in its opinion, may cause it to incur any expense or liability.

    Under the circumstances specified in the Agreement any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor of the Servicer under the Agreement.

    The Servicer is retained for an initial term commencing on the Closing Date and ending on September 30, 1997, which term may be extended in ninety day increments by the Certificate Insurer. In the absence of an Event of Default under the Agreement, the Certificate Insurer has agreed to extend such term. See "Description of the Certificates--Certain Matters Regarding the Servicer" in the Prospectus.

EVENTS OF DEFAULT

    "Events of Default" under the Agreement will consist of (i) any failure by the Servicer to deliver to the Trustee for distribution to the Certificateholders any required payment, which failure continues unremedied for two Business Days, or any failure to deliver to the Trustee the annual accountants' report, the annual statement as to compliance or the statement to the Certificateholders, in each case, within five days of the date it is due;
(ii) any failure by the Servicer or the Seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in the Agreement which continues unremedied for 30 days after the giving of written notice of such failure (1) to the Servicer or the Seller, as the case may be, by the Certificate Insurer or by the Trustee, or (2) to the Servicer or the Seller, as the case may be, and to the Trustee and the Certificate Insurer by the holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance or, after the Class A Certificates have been paid in full and all outstanding amounts due to the Certificate Insurer have been paid in full, by the holders of Class B Certificates evidencing not less than 25% of the Class B Certificate Balance; (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings with respect to the Servicer or the Seller, or, so long as CPS is Servicer, of any of its affiliates, and certain actions by the Servicer, the Seller or, so long as CPS is Servicer, of any of its affiliates, indicating its insolvency, reorganization pursuant to bankruptcy proceedings, or inability to pay its obligations; or (iv) the occurrence of an Event of Default under the Insurance Agreement.

RIGHTS UPON EVENT OF DEFAULT

    As long as an Event of Default under the Agreement remains unremedied, (x) provided no Insurer Default shall have occurred and be continuing, the Certificate Insurer in its sole and absolute discretion or (y) if an Insurer Default shall have occurred and be continuing, then the Trustee or the holders of Class A Certificates evidencing not less than 25% of the Class A Certificate Balance or (z) if the Class A Certificates have been paid in full and either (i) all outstanding amounts due to the Certificate Insurer have been paid in full or
(ii) an Insurer Default shall have occurred and be continuing, then either the Trustee or the holders of Class B Certificates evidencing not less than 25% of the Class B Certificate Balance, may terminate all the rights and obligations of the Servicer under the Agreement, whereupon the Standby Servicer, or such other successor Servicer as shall be or have been appointed by the Certificate Insurer (or, if an Insurer Default shall have occurred and be continuing, by the Trustee or the Class A or Class B Certificateholders, as described above) will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement; PROVIDED, HOWEVER, that such successor Servicer shall have no liability with respect to any obligation which was required to be performed by the predecessor Servicer prior to the date such successor Servicer becomes the Servicer or the claim of a third party (including a Certificateholder) based on any alleged action or inaction of the predecessor Servicer as Servicer.

    "Insurer Default" shall mean any one of the following events shall have occurred and be continuing: (i) the Certificate Insurer fails to make a payment required under the Policy in accordance with its terms; (ii) the Certificate Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or (iii) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Certificate Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Certificate Insurer (or the taking of possession of all or any material portion of the property of the Certificate Insurer).

WAIVER OF PAST DEFAULTS

    With respect to the Trust, subject to the approval of the Certificate Insurer, the holders of Certificates evidencing at least a majority of the voting rights of such then outstanding Certificates may, on behalf of all Certificateholders of the related Certificates, waive any default by the Servicer in the performance of its obligations under the Agreement and its consequences, except a default in making any required deposits to or payments from any of the Trust Accounts in accordance with the Agreement. No such waiver shall impair the Certificateholders' rights with respect to subsequent defaults.

TERMINATION

    The obligations of the Servicer, the Seller and the Trustee pursuant to the Agreement will terminate upon (i) the maturity or other liquidation of the last Receivable and the disposition of any amounts received upon liquidation of any remaining Receivables and (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to the Agreement and the expiration of any preference period related thereto.

    In order to avoid excessive administrative expense, the Servicer, or its successor, is permitted at its option to purchase from the Trust (with the consent of the Certificate Insurer if such purchase would result in a claim under the Policy or any amount owing to the Certificate Insurer or on the Certificates would remain unpaid), as of the last day of any month as of which the then outstanding Pool Balance is equal to

10% or less of the Original Pool Balance, all remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of such last day. Exercise of such right will effect early retirement of the Certificates. The Trustee will give written notice of termination to each Certificateholder of record. The final distribution to any Certificateholder will be made only upon surrender and cancellation of such holder's Certificate at the office or agency of the Trustee specified in the notice of termination. Any funds remaining with the Trustee, after the Trustee has taken certain measures to locate a Certificateholder and such measures have failed, will be distributed to The American Red Cross.

                                   THE POLICY

    The following summary of the terms of the Policy does not purport to be complete and is qualified in its entirety by reference to the Policy.

    Simultaneously with the issuance of the Class A Certificates, the Certificate Insurer will deliver the Policy to the Trustee for the benefit of each Class A Certificateholder. Under the Policy, the Certificate Insurer unconditionally and irrevocably guarantees to the Trustee for the benefit of each Class A Certificateholder the full and complete payment of (i) the Class A Guaranteed Distribution Amount with respect to the Class A Certificates; and
(ii) any Class A Guaranteed Distribution Amount which subsequently is avoided in whole or in part as a preference payment under applicable law.

    "Class A Guaranteed Distribution Amount" means, with respect to each Distribution Date, the distribution to be made to the Class A Certificateholders in an amount equal to the Class A Interest Distributable Amount and the Class A Principal Distributable Amount due and payable on such Distribution Date, in each case in accordance with the original terms of the Class A Certificates when issued and without regard to any amendment or modification of the Certificates or the Agreement which has not been consented to by the Certificate Insurer. The Class A Guaranteed Distribution Amount shall not include, nor shall coverage be provided under the Policy in respect of, (i) any portion of a Class A Interest Distributable Amount due to Class A Certificateholders because a notice and certificate in proper form was not timely Received by Financial Security, (ii) any portion of the Class A Interest Distributable Amount due to Class A Certificateholders representing interest on any Class A Interest Carryover Shortfall accrued from and including the date of payment of the amount of such Class A Interest Carryover Shortfall pursuant to the Policy, or (iii) any taxes, withholding or other charge imposed with respect to any Class A Certificateholder by any governmental authority.

    Payment of claims on the Policy made in respect of the Class A Guaranteed Distribution Amount will be made by the Certificate Insurer following Receipt by the Certificate Insurer of the appropriate notice for payment on the later to occur of (a) 12:00 noon, New York City time, on the third Business Day following Receipt of such notice for payment, and (b) 12:00 noon, New York City time, on the Distribution Date on which such payment was due on the Class A Certificates.

    If payment of any amount avoided as a preference under applicable bankruptcy, insolvency, receivership or similar law is required to be made under the Policy, the Certificate Insurer shall cause such payment to be made on the later of the date when due to be paid pursuant to the Order referred to below or the first to occur of (a) the fourth Business Day following Receipt by the Certificate Insurer from the Trustee of (i) a certified copy of the order (the "Order") of the court or other governmental body which exercised jurisdiction to the effect that the Class A Certificateholder is required to return the amount of any Class A Guaranteed Distribution Amount distributed with respect to the Class A Certificates during the term of the Policy because such distributions were avoidable as preference payments under applicable bankruptcy law, (ii) a certificate of the Class A Certificateholder that the Order has been entered and is not subject to any stay, and (iii) an assignment duly executed and delivered by the Class A Certificateholder, in such form as is reasonably required by the Certificate Insurer and provided to the Class A Certificateholder by the Certificate Insurer, irrevocably assigning to the Certificate Insurer all rights and claims of the Class A Certificateholder relating to or arising under the Class A Certificates against the debtor which made such preference payment or otherwise with respect to such preference payment, or (b) the date of Receipt by the Certificate Insurer from the Trustee of the items referred to in clauses (i), (ii) and (iii) above if, at least four Business Days prior to such date of Receipt, the Certificate Insurer shall have received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Class A Certificateholder directly (unless a Class A Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which such payment shall be disbursed to the Trustee for distribution to such Class A Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Insurer). In connection with the foregoing, the Certificate Insurer shall have the rights provided pursuant to the Agreement.

    The terms "Receipt" and "Received" with respect to the Policy, shall mean actual delivery to the Certificate Insurer and to its fiscal agent, if any, prior to 12:00 noon, New York City time, on a Business Day; delivery either on a day that is not a Business Day or after 12:00 noon, New York City time, shall be deemed to be Receipt on the next succeeding Business Day. If any notice or certificate given under the Policy by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Insurer or its fiscal agent shall promptly so advise the Trustee and the Trustee may submit an amended notice.

    Under the Policy, "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in the City of New York, New York or Minneapolis, Minnesota, or any other location of any successor Trustee or successor Collateral Agent are authorized or obligated by law or executive order to be closed.

    The Certificate Insurer's obligations under the Policy in respect of the Class A Guaranteed Distribution Amount shall be discharged to the extent funds are transferred to the Trustee as provided in the Policy whether or not such funds are properly applied by the Trustee.

    The Certificate Insurer shall be subrogated to the rights of each Class A Certificateholder to receive payments of principal and interest to the extent of any payment by the Certificate Insurer under the Policy.

    Claims under the Policy constitute direct, unsecured and unsubordinated obligations of the Certificate Insurer ranking not less than PARI PASSU with other unsecured and unsubordinated indebtedness of the Certificate Insurer for borrowed money. Claims against the Certificate Insurer under the Policy and claims against the Certificate Insurer under each other financial guaranty insurance policy issued thereby constitute PARI PASSU claims against the general assets of the Certificate Insurer. The terms of the Policy cannot be modified or altered by any other agreement or instrument, or by the merger, consolidation or dissolution of the Trust. The Policy may not be canceled or revoked prior to distribution in full of all Class A Guaranteed Distribution Amounts with respect to the Class A Certificates. The Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law. The Policy is governed by the laws of the State of New York.

                            THE CERTIFICATE INSURER

GENERAL

    Financial Security Assurance Inc. (the "Certificate Insurer" and, for purposes of this Section, "Financial Security") is a monoline insurance company incorporated in 1984 under the laws of the State of New York. Financial Security is licensed, to engage in financial guaranty insurance business in all 50 states, the District of Columbia and Puerto Rico.

    Financial Security and its subsidiaries are engaged in the business of writing financial guaranty insurance, principally in respect of securities offered in domestic and foreign markets. In general, financial guaranty insurance consists of the issuance of a guaranty of scheduled payments of an issuer's securities-- thereby enhancing the credit rating of those securities--in consideration for the payment of a premium to the insurer. Financial Security and its subsidiaries principally insure asset-backed, collateralized and municipal securities. Asset-backed securities are generally supported by residential mortgage loans, consumer or trade receivables, securities or other assets having an ascertainable cash flow or market value. Collateralized securities include public utility first mortgage bonds and sale/leaseback obligation bonds. Municipal securities consist largely of general obligation bonds, special revenue bonds and other special obligations of state and local governments. Financial Security insures both newly issued securities sold in the primary market and outstanding securities sold in the secondary market that satisfy Financial Security's underwriting criteria.

    Financial Security is a wholly-owned subsidiary of Financial Security Assurance Holdings Ltd. ("Holdings"), a New York Stock Exchange listed company. Major shareholders of Holdings include Fund American Enterprise Holdings, Inc., U S WEST Capital Corporation and The Tokio Marine and Fire Insurance Co., Ltd. No shareholder of Holdings is obligated to pay any debt of Financial Security or any claim under any insurance policy issued by Financial Security or to make any additional contribution to the capital of Financial Security.

    The principal executive offices of Financial Security are located at 350 Park Avenue, New York, New York 10022, and its telephone number at that location is (212) 826-0100.

REINSURANCE

    Pursuant to an intercompany agreement, liabilities on financial guaranty insurance written or reinsured from third parties by Financial Security or any of its domestic operating insurance company subsidiaries are reinsured among such companies on an agreed-upon percentage substantially proportional to their respective capital, surplus and reserves, subject to applicable statutory risk limitations. In addition, Financial Security reinsures a portion of its liabilities under certain of its financial guaranty insurance policies with other reinsurers under various quota share treaties and on a transaction-by-transaction basis. Such reinsurance is utilized by Financial Security as a risk management device and to comply with certain statutory and rating agency requirements; it does not alter or limit Financial Security's obligations under any financial guaranty insurance policy.

RATING OF CLAIMS-PAYING ABILITY

    Financial Security's claims-paying ability is rated "Aaa" by Moody's Investors Service, Inc. and "AAA" by Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc., Nippon Investors Service Inc. and Standard & Poor's (Australia) Pty. Ltd. Such ratings reflect only the views of the respective rating agencies, are not recommendations to buy, sell or hold securities and are subject to revision or withdrawal at any time by such rating agencies. See "Risk Factors--Ratings of the Certificates" in this Prospectus Supplement.

CAPITALIZATION

    The following table sets forth the capitalization of Financial Security and its wholly owned subsidiaries on the basis of generally accepted accounting principles as of March 31, 1997 (in thousands):

                                                                                MARCH 31, 1997
                                                                                --------------
                                                                                 (UNAUDITED)
Deferred Premium Revenue (net of prepaid reinsurance premiums)................   $    361,589
                                                                                --------------
Shareholder's Equity:
  Common Stock................................................................         15,000
  Additional Paid-In Capital..................................................        654,127
  Unrealized Gain (Loss) on Investments (net of deferred income taxes)........         (2,030)
  Accumulated Earnings........................................................        157,842
                                                                                --------------
Total Shareholder's Equity....................................................        824,939
                                                                                --------------
Total Deferred Premium Revenue and Shareholder's Equity.......................   $  1,186,528
                                                                                --------------
                                                                                --------------

    For further information concerning Financial Security, see the Consolidated Financial Statements of Financial Security and Subsidiaries, and the notes thereto, incorporated by reference herein. Copies of the statutory quarterly and annual statements filed with the State of New York Insurance Department by Financial Security are available upon request to the State of New York Insurance Department.

INSURANCE REGULATION

    Financial Security is licensed and subject to regulation as a financial guaranty insurance corporation under the laws of the State of New York, its state of domicile. In addition, Financial Security and its insurance subsidiaries are subject to regulation by insurance laws of the various other jurisdictions in which they are licensed to do business. As a financial guaranty insurance corporation licensed to do business in the State of New York, Financial Security is subject to Article 69 of the New York Insurance Law which, among other things, limits the business of each insurer to financial guaranty insurance and related lines, requires that each such insurer maintain a minimum surplus to policyholders, establishes contingency, loss and unearned premium reserve requirements for each such insurer, and limits the size of individual transactions ("single risks") and the volume of transactions ("aggregate risks") that may be underwritten by each such insurer. Other provisions of the New York Insurance Law, applicable to non-life insurance companies such as Financial Security, regulate, among other things, permitted investments, payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liability for borrowings.

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

    In all states in which the Receivables have been originated, a security interest in automobiles, light trucks, vans and minivans is perfected by notation of the secured party's lien on the vehicles's certificate of title and the filing of the certificate of title with the state motor vehicle department.

    The Contracts representing the Samco Receivables name Samco as obligee and as the secured party. Samco also takes all actions necessary under the laws of the state in which the financed vehicle is located to perfect Samco's security interest in the Financed Vehicle, including, where applicable, having a notation of its lien recorded on such vehicle's certificate of title and filed with the state motor vehicle department.

    Pursuant to the CPS Purchase Agreement, CPS and pursuant to the Samco Purchase Agreement, Samco, will each sell and assign their respective interests in such Financed Vehicles to the Seller and pursuant to the Agreement, the Seller will assign its interests in such Financed Vehicles to the Trustee. However, because of the administrative burden and expense, the certificates of title for the Financed Vehicles securing the Receivables (including those securing the Samco Receivables) will not be amended or reissued to reflect the assignment thereof to the Seller, nor will the certificates of title to any Financed Vehicles (including those securing the Samco Receivables) be amended or reissued to identify the Trust as the new secured party on the certificate of title relating to the Financed Vehicles. The Agreement provides that the Trustee, however, will hold any certificates of title relating to the Financed Vehicles in its possession pursuant to the Agreement.

    In most states, an assignment such as that under the CPS Purchase Agreement, the Samco Purchase Agreement and the Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title and the assignee succeeds thereby to the assignor's rights as secured party. By not identifying the Seller as the secured party on the certificates of title for the Financed Vehicles securing the Receivables, the security interest of the Seller (and, therefore, the security interest of the Trust) could be defeated through fraud or negligence on the part of CPS or Samco. Similarly, by not identifying the Trust as the secured party on the certificate of title, the security interest of the Trust in the Financed Vehicle securing the Receivables could be defeated through fraud or negligence on the part of the Servicer. In the absence of fraud or forgery by the vehicle owner, the Servicer or, with respect to Samco Receivables, Samco, or administrative error by state or local agencies, the notation of Samco's lien on the certificates of title for the Financed Vehicles financed under the Samco Receivables, and the notation of CPS's lien on the certificates of title for all other Financed Vehicles, will be sufficient to protect the Trust against the rights of subsequent purchasers of a vehicle or subsequent lenders who take a security interest in a vehicle securing a Receivable. If there are any Financed Vehicles as to which CPS or Samco failed to obtain and assign to the Seller or the Trust a perfected security interest, the security interest of CPS or Samco would be subordinate to, among others, subsequent purchasers of such Financed Vehicles and holders of perfected security interests therein. Such a failure, however, would constitute a breach of the warranties of CPS under the CPS Purchase Agreement and would create an obligation of CPS to repurchase the related Receivables unless the breach is cured. The Seller will assign its rights pursuant to the CPS Purchase Agreement and the Samco Purchase Agreement to the Trust. See "Description of the Certificates--Sale and Assignment of Receivables" in this Prospectus Supplement.

                              ERISA CONSIDERATIONS

    Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan subject to ERISA and an individual retirement account or other plan subject to Section 4975 of the Code (collectively, "Benefit Plans") from engaging in certain transactions with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. ERISA also imposes certain duties and certain prohibitions on persons who are fiduciaries of plans subject to ERISA. Generally, any person who exercises any authority or control with respect to the management or disposition of the assets of a plan subject to ERISA is considered to be a fiduciary of such plan. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code.

    Pursuant to a regulation issued by the Department of Labor concerning the definition of what constitutes the "plan assets" of a Benefit Plan, the assets and properties of certain entities in which a Benefit Plan makes an equity investment could be deemed to be assets of the Benefit Plan in certain circumstances. Accordingly, if a Benefit Plan purchases a Certificate, the Trust could be deemed to hold plan assets. If the assets of the Trust were deemed to constitute plan assets of a Benefit Plan, the Benefit Plan's investment in the Certificates might be deemed to constitute delegation under ERISA of the duty to manage plan assets by the fiduciaries making the decision on behalf of the Benefit Plan to make the investment, and transactions involving the Trust and the Trust Assets might be viewed as transactions with the Benefit Plan for the purpose of ERISA's fiduciary and prohibited transaction rules.

    The Department of Labor has granted PaineWebber Incorporated an administrative exemption (Prohibited Transaction Exemption 90-36 (55 Fed. Reg. 25903, June 25, 1990), as amended, the "Exemption") from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the purchase in the secondary market and the holding and the subsequent resale by Benefit Plans of certificates in certain trusts with respect to which PaineWebber Incorporated is the sole underwriter or placement agent or the managing or co-managing underwriter or placement agent in an underwriting syndicate or selling group and that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The obligations covered by the Exemption include retail installment sale contracts such as the Receivables. The Exemption would apply to the acquisition, holding and resale of the Class A Certificates by a Benefit Plan only if specific conditions (certain of which are described below) are met. It is not clear whether the Exemption applies to participant directed plans as described in Section 404(c) of ERISA or plans that are subject to Section 4975 of the Code but that are not subject to Title I of ERISA, such as certain Keogh plans and certain individual retirement accounts.

    Among the conditions which must be satisfied for the Exemption to apply to the acquisition by a Benefit Plan of the Class A Certificates are the following:

        (1) The acquisition of the Class A Certificates by a Benefit Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Benefit Plan as they would be in an arm's-length transaction with an unrelated party;

        (2) The rights and interests evidenced by the Class A Certificates acquired by the Benefit Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

        (3) The Class A Certificates acquired by the Benefit Plan have a rating at the time of such acquisition that is in one of the three highest generic rating categories from Standard & Poor's Structured Ratings Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Company or Fitch Investors Service, L.P.;

        (4) The sum of all payments made to the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for placement of the Class A Certificates. The sum of all payments made to and retained by the Seller pursuant to the sale of the

    Receivables to the Trust represents not more than the fair market value of such Receivables. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith;

        (5) The Trustee is not an "affiliate" (as defined in the Exemption) of the Seller, the Underwriters, the Servicer, the Certificate Insurer or any "obligor" (as defined in the Exemption) with respect to Receivables included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust (including the Trustee, the "Restricted Group");

        (6) The Benefit Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act; and

        (7) The Trust satisfies the following requirements:

           (a) the corpus of the Trust consists solely of assets of the type which have been included in other investment pools,

           (b) certificates in such other investment pools have been rated in one of the three highest generic rating categories of Standard & Poor's Structured Ratings Group, Moody's Investors Service, Inc., Duff & Phelps Credit Rating Company or Fitch Investors Service, L.P. for at least one year prior to the Benefit Plan's acquisition of Class A Certificates, and

           (c) certificates evidencing interests in such other investment pools have been purchased by investors other than Benefit Plans for at least one year prior to any Benefit Plan's acquisition of Class A Certificates.

    The Exemption does not provide an exemption from ERISA Sections 406(a)(1)(E), 406(a)(2) or 407 for the purchase or holding of Class A Certificates to any person who has discretionary authority or renders investment advice to Benefit Plans sponsored by any member of the Restricted Group or any affiliate of such person.

    Exemptive relief from the self-dealing/conflict of interest prohibited transaction rules of ERISA is available to an obligor acting as a fiduciary with respect to the investment of a Benefit Plan's assets in the Class A Certificates (or such person's affiliate) only if, among other requirements (i) such fiduciary (or its affiliate) is an obligor with respect to 5% percent or less of the fair market value of the Trust Assets, (ii) a Benefit Plan's investment in Class A Certificates does not exceed 25% of all of the Class A Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of the Benefit Plan are invested in certificates representing an interest in trusts (including the Trust) containing assets sold or serviced by the same entity, and (iv) in the case of the acquisition of the Class A Certificates in connection with their initial issuance, at least 50% of the Class A Certificates are acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust is acquired by persons independent of the Restricted Group.

    The Exemption also applies to transactions in connection with the servicing, management and operation of the Trust, provided that, in addition to the general requirements described above, (a) such transactions are carried out in accordance with the terms of a binding pooling and servicing agreement and (b) the pooling and servicing agreement is provided to, or described in all material respects in the prospectus or private placement memorandum provided to, investing Benefit Plans before their purchase of certificates issued by the Trust. The Agreement is a pooling and servicing agreement as defined in the Exemption. The Agreement provides that all transactions relating to the servicing, management, and operations of the Trust must be carried out in accordance with the Agreement. See "Description of the Certificates" in this Prospectus Supplement.

    Any Benefit Plan fiduciary considering the purchase of Class A Certificates should consult with its counsel with respect to the applicability of the Exemption and other issues and determine on its own whether all conditions have been satisfied and whether the Certificates are an appropriate investment for a Benefit Plan under ERISA and the Code. By its purchase of a Class A Certificate, each Benefit Plan purchaser shall be deemed to represent and warrant that it is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act, in accordance with condition
(6) above.

    The Class B Certificates may not be sold or transferred to a Benefit Plan, a trustee of any Benefit Plan, or an entity, account or other pooled investment fund the underlying assets of which include or are deemed to include a Benefit Plan's assets by reason of a Benefit Plan's investment in the entity, account or other pooled investment fund, other than an insurance company that purchases the Class B Certificates on behalf of its general account, provided that the insurance company confirms that Section III of Prohibited Transaction Class Exemption 95-60 applies to the insurance company's acquisition and holding of such Class B Certificates. Neither the Servicer, the Seller, the Trustee, the Certificate Insurer, any Underwriter nor any of their respective affiliates makes any representation or expresses any opinion as to whether an Insurer constitutes a Benefit Plan or will be treated as managing Benefit Plan assets.

                                  UNDERWRITING

    Under the terms and subject to the conditions contained in an underwriting agreement dated May , 1997 (the "Underwriting Agreement") among CPS, the Seller, PaineWebber Incorporated and Black Diamond Securities, L.L.C. (the "Underwriters"), the Seller has agreed to sell to the Underwriters, and the Underwriters have agreed to purchase, the Class A Certificates in the following respective amounts:

                                                                              CLASS A CERTIFICATES
UNDERWRITERS                                                                    PRINCIPAL AMOUNT
--------------------------------------------------------------------------  -------------------------
PaineWebber Incorporated..................................................
Black Diamond Securities, LLC.............................................
Total.....................................................................
                                                                                            -
                                                                                            -

    The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all the Class A Certificates offered hereby if any of such Class A Certificates are purchased.

    CPS and the Seller have been advised by the Underwriters that the Underwriters propose to offer the Class A Certificates from time to time for sale in negotiated transactions or otherwise, at varying prices to be determined at the time of sale. The Underwriters may effect such transactions by selling the Class A Certificates to or through dealers and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters and any purchasers of Class A Certificates for whom they may act as agents. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Class A Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of Class A Certificates by them may be deemed to be underwriting discounts or commissions, under the Securities Act.

    The Class A Certificates are a new issue of securities with no established trading market. The Underwriters have advised CPS and the Seller that they intend to act as a market maker for the Class A Certificates. However, the Underwriters are not obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of any trading market for the Class A Certificates.

    CPS and the Seller have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to payments which the Underwriters may be required to make in respect thereof.

                                 LEGAL OPINIONS

    Certain legal matters relating to the Certificates will be passed upon by Mayer, Brown & Platt, New York, New York. Certain legal matters related to the Policy will be passed upon for the Certificate Insurer by Bruce E. Stern, Esq., General Counsel of the Certificate Insurer.

                                    EXPERTS

    The consolidated balance sheets of the Financial Security Assurance Inc. and Subsidiaries as of December 31, 1996 and 1995 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1996, incorporated by reference in this Prospectus Supplement, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                 INDEX OF TERMS

    Set forth below is a list of the defined terms used in this Prospectus Supplement and the pages on which the definitions of such terms may be found herein.

                                                                                                       PAGE
                                                                                                ------------------

Actuarial Receivables.........................................................................                S-30
Agreement.....................................................................................                 S-4
Alpha Program.................................................................................                S-19
APR...........................................................................................                 S-6
Benefit Plans.................................................................................                S-50
Business Day..................................................................................                S-46
Cede..........................................................................................            S-13, 33
CEDEL.........................................................................................                S-13
CEDEL Participants............................................................................                S-33
Certificate Account...........................................................................                S-35
Certificate Insurer Optional Deposit..........................................................                S-38
Certificate Insurer...........................................................................             S-4, 47
Certificates..................................................................................              S-1, 4
Class A Certificate Balance...................................................................                 S-6
Class A Certificate Owners....................................................................            S-14, 32
Class A Certificateholders....................................................................             S-7, 14
Class A Certificates..........................................................................              S-1, 4
Class A Distributable Amount..................................................................                S-37
Class A Guaranteed Distribution Amount........................................................            S-10, 45
Class A Interest Carryover Shortfall..........................................................                S-39
Class A Interest Distributable Amount.........................................................                S-38
Class A Pass-Through Rate.....................................................................                 S-6
Class A Percentage............................................................................                 S-4
Class A Pool Factor...........................................................................                S-31
Class A Principal Carryover Shortfall.........................................................                S-40
Class A Principal Distributable Amount........................................................                S-37
Class B Certificate Balance...................................................................                 S-6
Class B Certificateholders....................................................................                 S-7
Class B Certificates..........................................................................              S-1, 4
Class B Deficiency Amount.....................................................................                 S-9
Class B Distributable Amount..................................................................                S-38
Class B Interest Carryover Shortfall..........................................................                S-40
Class B Interest Distributable Amount.........................................................                S-38
Class B Percentage............................................................................                 S-4
Class B Principal Carryover Shortfall.........................................................                S-40
Class B Principal Distributable Amount........................................................                S-38
Collateral Agent..............................................................................                S-40
Collection Account............................................................................                S-35
Collection Period.............................................................................                 S-8
Commission....................................................................................                 S-2
Contracts.....................................................................................                S-18
CPS...........................................................................................              S-1, 4
CPS Purchase Agreement........................................................................                 S-5
Cram Down Loss................................................................................                S-37
Cutoff Date...................................................................................                 S-5

                                                                                                       PAGE
                                                                                                ------------------
Dealer Agreements.............................................................................                S-18
Dealers.......................................................................................                S-18
Delta Program.................................................................................                S-19
Determination Date............................................................................                S-36
Distribution Date.............................................................................             S-7, 10
DTC...........................................................................................             S-3, 13
ERISA.........................................................................................            S-14, 50
Euroclear.....................................................................................                S-13
Euroclear Participants........................................................................                S-33
European Depositaries.........................................................................                S-14
Events of Default.............................................................................                S-45
Exchange Act..................................................................................                 S-2
Exemption.....................................................................................                S-50
Final Scheduled Distribution Date.............................................................                 S-7
Financed Vehicles.............................................................................                 S-5
Financial Intermediary........................................................................                S-33
Financial Security............................................................................             S-2, 47
First Time Buyer Program......................................................................                S-19
Holdings......................................................................................             S-2, 47
IFCs..........................................................................................                 S-6
Insurance Agreement...........................................................................                S-15
Insurer Default...............................................................................                S-44
Liquidated Receivable.........................................................................                S-36
Liquidation Proceeds..........................................................................                S-36
Lock-Box Account..............................................................................            S-11, 35
Lock-Box Bank.................................................................................                S-11
Lock-Box Processor............................................................................                S-11
Master Spread Account Agreement...............................................................                S-41
Moody's.......................................................................................                S-14
Obligors......................................................................................                S-18
Order.........................................................................................                S-45
Original Pool Balance.........................................................................                 S-5
Participants..................................................................................                S-33
Payahead Account..............................................................................                S-35
Policy........................................................................................             S-1, 11
Pool Balance..................................................................................                S-31
Post Office Box...............................................................................                S-11
Preliminary Cutoff Date.......................................................................                 S-5
Principal Balance.............................................................................                S-36
Principal Distributable Amount................................................................             S-7, 37
Priority of Payments..........................................................................                 S-9
Purchase Amount...............................................................................                S-36
Rating Agencies...............................................................................                S-14
Receipt.......................................................................................                S-46
Receivables...................................................................................                 S-5
Received......................................................................................                S-46
Record Date...................................................................................                S-10
Recoveries....................................................................................                S-37
Registration Statement........................................................................                 S-2
Relevant Depositary...........................................................................                S-33

                                                                                                       PAGE
                                                                                                ------------------
Requisite Amount..............................................................................                 S-9
Restricted Group..............................................................................                S-51
Rule of 78's Receivables......................................................................                S-30
Rule of 78's..................................................................................                S-30
Samco.........................................................................................            S-12, 19
Samco Purchase Agreement......................................................................                 S-5
Samco Receivables.............................................................................                S-12
Scheduled Payment.............................................................................                S-37
Securities Act................................................................................                 S-2
Seller........................................................................................              S-1, 4
Servicer......................................................................................              S-1, 4
Service.......................................................................................                S-14
Servicing Assumption Agreement................................................................                S-12
Servicing Fee Rate............................................................................                S-12
Servicing Fee.................................................................................                S-35
Simple Interest Advance.......................................................................                S-36
Simple Interest Receivables...................................................................                S-30
Spread Account................................................................................                S-40
Standard & Poor's.............................................................................                S-14
Standard Program..............................................................................                S-19
Standby Fee...................................................................................                S-12
Standby Servicer..............................................................................         S-1, 12, 32
Sub-Prime Borrowers...........................................................................                S-18
Total Distribution Amount.....................................................................                S-36
Trust.........................................................................................              S-1, 4
Trust Assets..................................................................................                 S-5
Trustee.......................................................................................                 S-1
Trustee Fee...................................................................................                S-39
UCC...........................................................................................                S-34
Underwriters..................................................................................                S-52
Underwriting Agreement........................................................................                S-52

                                    ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

    Except in certain limited circumstances, the Certificates (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of The Depository Trust Company ("DTC"), CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets, initial settlement and all secondary trades will settle in same-day funds.

    Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (I.E., seven calendar day settlement).

    Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations and prior Asset Backed Certificates issues.

    Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

    Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

    All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

    Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior Asset Backed Certificates. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

    Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    TRADING BETWEEN DTC PARTICIPANTS. Secondary market trading between DTC Participants will be settled using the procedures applicable to prior Asset Backed Certificates issued in same-day funds.

    TRADING BETWEEN CEDEL AND/OR EUROCLEAR PARTICIPANTS. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    TRADING BETWEEN DTC SELLER AND CEDEL OR EUROCLEAR PURCHASER. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last Distribution Date to and excluding the settlement date, on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. Payment will then be made by the respective Depositary of the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date If settlement is not completed on the intended value date (I.E., the trade fails), the CEDEL or Euroclear cash debt will be valued instead as of the actual settlement date.

    CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

    As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

    Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

    TRADING BETWEEN CEDEL OR EUROCLEAR SELLER AND DTC PURCHASER. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in such accrual period and a year assumed to consist of 360 days. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over the one-day period. If settlement is not completed on the intended value date (I.E., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

        (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

        (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

        (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

    A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

    EXEMPTION FOR NON-U.S. PERSONS (FORM W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

    EXEMPTION FOR NON-U.S. PERSONS WITH EFFECTIVELY CONNECTED INCOME (FORM
4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

    EXEMPTION OR REDUCED RATE FOR NON-U.S. PERSONS RESIDENT IN TREATY COUNTRIES (FORM 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

    EXEMPTION FOR U.S. PERSONS (FORM W-9). U.S. Persons can obtain a complete exemption from back-up withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

    U.S. FEDERAL INCOME TAX REPORTING PROCEDURE. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

    The term "U.S. Person" means (i) a citizen or resident of the United States,
(ii) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust for which a court within the United States is able to exercise primary supervision over its administration and for which one or more U.S. Fiduciaries have the authority to control all substantial decisions. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

PROSPECTUS

                            CPS AUTO GRANTOR TRUSTS
            AUTO RECEIVABLES BACKED CERTIFICATES ISSUABLE IN SERIES
                             CPS RECEIVABLES CORP.
                                     SELLER
                       CONSUMER PORTFOLIO SERVICES, INC.
                              SPONSOR AND SERVICER

    This Prospectus describes certain Auto Receivables Backed Certificates (the "Certificates") that may be sold from time to time in one or more series (each, a "Series"), in amounts, at prices and on terms to be determined at the time of sale and to be set forth in a supplement to this Prospectus (each, a "Prospectus Supplement"). Each Series of Certificates may include one or more classes of Certificates, which will be issued by a trust to be formed by the Seller for the purpose of issuing one or more Series of such Certificates (each, a "Trust").

    Each class of Certificates of any Series will evidence beneficial ownership in a segregated pool of assets (the "Trust Assets"), as described herein and in the related Prospectus Supplement. The Trust Assets may consist of any combination of retail installment sales contracts between manufacturers, dealers or certain other originators and retail purchasers secured by new and used automobiles, light trucks, vans and minivans financed thereby, or participation interests therein, together with all monies received relating thereto (the "Contracts"). The Trust Assets may also include a security interest in the underlying new and used automobiles, light trucks, vans and minivans and property relating thereto, together with the proceeds thereof (the "Financed Vehicles" and, together with the Contracts, the "Receivables"). If and to the extent specified in the related Prospectus Supplement, credit enhancement with respect to the Trust Assets or any class of Certificates may include any one or more of the following: a financial guaranty insurance policy (a "Policy") issued by an insurer specified in the related Prospectus Supplement, a reserve account, a spread account, letters of credit, credit or liquidity facilities, third party payments or other support, cash deposits or other arrangements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination, cross-support among the Receivables or over-collateralization. See "Description of the Pooling and Servicing Agreements--Credit and Cash Flow Enhancement". Except to the extent the Prospectus Supplement for a Series provides for a pre-funding period, the Receivables in the Trust Assets for a Series will have been originated or acquired by CPS on or prior to the date of issuance of the related Certificates, as described herein and in the related Prospectus Supplement. The Receivables included in a Trust will be serviced by a servicer (the "Servicer") described in the related Prospectus Supplement.

    Each Series of Certificates may include one or more classes (each, a "class"). The rights of one or more classes of Certificates of any Series may be senior or subordinate to the rights of one or more of the other classes of Certificates. A Series may include two or more classes of Certificates which may differ as to the timing, order or priority of payment, pass-through rate or amount of distributions of principal or interest or both. Information regarding each class of Certificates of a Series, together with certain characteristics of the related Receivables, will be set forth in the related Prospectus Supplement. The rate of payment in respect of principal of the Certificates of any class will depend on the priority of payment of such class and the rate and timing of payments (including prepayments, defaults, liquidations or repurchases of Receivables) on the related Receivables. A rate of payment lower or higher than that anticipated may affect the weighted average life of each class of Certificates in the manner described herein and in the related Prospectus Supplement. See "Description of the Certificates".

    PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 10 HEREIN AND IN THE RELATED PROSPECTUS SUPPLEMENT. THE CERTIFICATES OF A GIVEN SERIES REPRESENT BENEFICIAL INTERESTS IN THE RELATED TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF CPS, ANY SELLER, ANY SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE CERTIFICATES NOR THE UNDERLYING RECEIVABLES WILL BE GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR BY CPS, ANY SELLER, ANY SERVICER, ANY TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES, EXCEPT AS SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT. THESE CERTIFICATES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

    Offers of the Certificates may be made through one or more different methods, including offerings through underwriters as more fully described under "Methods of Distribution" herein and in the related Prospectus Supplement. Prior to issuance, there will have been no market for the Certificates of any Series, and there can be no assurance that a secondary market for the Certificates will develop, or if it does develop, that it will continue.

    Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of Certificates unless accompanied by a Prospectus Supplement.

                  THE DATE OF THIS PROSPECTUS IS MAY   , 1997.

                             PROSPECTUS SUPPLEMENT

    The Prospectus Supplement relating to a Series of Certificates to be offered hereunder, among other things, will set forth with respect to such Series of
Certificates: (i) a description of the class or classes of such Certificates,
(ii) the "Pass-Through Rate" or other applicable rate (or the manner of determining such rate) and authorized denominations of each class of such Certificates; (iii) certain information concerning the Receivables and insurance polices, cash accounts, letters of credit, financial guaranty insurance policies, third party guarantees or other forms of credit enhancement, if any, relating to one or more pools of Receivables or all or part of the related Certificates; (iv) the specified interest, if any, of each class of Certificates in, and manner and priority of, the distributions from the Trust Assets; (v) information as to the nature and extent of subordination with respect to such Series of Certificates, if any; (vi) the payment date to Certificateholders;
(vii) information regarding the Servicer(s) for the related Receivables; (viii) the circumstances, if any, under which the Trust may be subject to early termination; (ix) information regarding tax considerations; and (x) additional information with respect to the method of distribution of such Certificates.

                             AVAILABLE INFORMATION

    The Sponsor has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments and exhibits thereto, referred to herein as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Certificates offered pursuant to this Prospectus. For further information, reference is made to the Registration Statement which may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison, 14th Floor, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of the Registration Statement may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

    No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby, nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    All documents subsequently filed by the Sponsor with respect to the Registration Statement, either on its own behalf or on behalf of a Trust, relating to any Series of Certificates referred to in the accompanying Prospectus Supplement, with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this Prospectus and prior to the termination of any offering of the Certificates issued by the Trust, shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of the filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in the accompanying Prospectus Supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                         REPORTS TO CERTIFICATEHOLDERS

    So long as the Certificates of a Series are in book-entry form, monthly and annual reports concerning the Certificates and the related Trust will be sent by the Trustee to Cede & Co., as the nominee of DTC and as registered holder of such Certificates pursuant to the related Pooling and Servicing Agreement. DTC will supply such reports to Certificateholders in accordance with its procedures. To the extent required by the Securities Exchange Act of 1934, as amended, the Trust will provide financial information to the Certificateholders which has been examined and reported upon, with an opinion expressed by, an independent public accountant; to the extent not so required, such financial information will be unaudited. Each Trust will be formed to own the Receivables related to the Certificates to be issued by such Trust, to issue the related Certificates and to acquire Subsequent Receivables, if available. No Trust will have any assets or obligations prior to issuance of the Certificates or will engage in any activities other than those described herein. Accordingly, no financial statements with respect to the related Trust will be included in any Prospectus Supplement.

                                SUMMARY OF TERMS

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROSPECTUS AND BY REFERENCE TO THE INFORMATION WITH RESPECT TO THE CERTIFICATES OF ANY SERIES CONTAINED IN THE RELATED PROSPECTUS SUPPLEMENT TO BE PREPARED AND DELIVERED IN CONNECTION WITH THE OFFERING OF SUCH CERTIFICATES. CERTAIN CAPITALIZED TERMS USED IN THE SUMMARY ARE DEFINED ELSEWHERE IN THIS PROSPECTUS ON THE PAGES INDICATED IN THE "INDEX OF TERMS".

Issuer............................  With respect to any Series of Certificates, a Trust formed pursuant to a pooling and servicing agreement (a
                                    "Pooling and Servicing Agreement") among the Seller, the
                                    Servicer and the Trustee for such Trust.

Seller............................  CPS Receivables Corp. or another special-purpose subsidiary of CPS (each, a "Seller"). See "The Seller
                                    and CPS".

Sponsor...........................  Consumer Portfolio Services, Inc. ("CPS" or the
                                    "Sponsor"). See "CPS's Automobile Contract Portfolio"
                                    and "The Seller and CPS".

Servicer..........................  The entity named as Servicer in the related Prospectus
                                    Supplement (the "Servicer"). Each Prospectus Supplement
                                    will specify whether the Servicer will service the
                                    Receivables in the related Receivables Pool directly or
                                    indirectly through one or more subservicers (each, a
                                    "Subservicer").

Trustee...........................  The Trustee (the "Trustee") for each Series of
                                    Certificates will be specified in the related Prospectus
                                    Supplement.

The Certificates..................  Each Series of Certificates will be issued pursuant to the related Pooling and Servicing Agreement. The related
                                    Prospectus Supplement will specify which class or
                                    classes of Certificates of the related Series are being
                                    offered thereby.

                                    Each class of Certificates will have a stated
                                    certificate balance (the "Certificate Balance") and will
                                    accrue interest on such Certificate Balance at a
                                    specified rate (with respect to each class of
                                    Certificates the "Pass-Through Rate") as set forth in
                                    the related Prospectus Supplement. Each class of
                                    Certificates may have a different Pass-Through Rate,
                                    which may be a fixed, variable or adjustable
                                    Pass-Through Rate, or any combination of the foregoing.
                                    The related Prospectus Supplement will specify the
                                    Pass-Through Rate, or the method for determining the
                                    applicable Pass-Through Rate, for each class of
                                    Certificates.

                                    A Series of Certificates may include two or more classes
                                    of Certificates that differ as to timing and priority of
                                    distributions, seniority, allocations of losses,
                                    Pass-Through Rate or amount of distributions in respect
                                    of principal or interest. Additionally, distributions in
                                    respect of principal or interest in respect of any

                                    such class or classes may or may not be made upon the
                                    occurrence of specified events or on the basis of
                                    collections from designated portions of the related
                                    Receivables Pool. If specified in the related Prospectus
                                    Supplement, one or more classes of Certificates ("Strip
                                    Certificates") may be entitled to (i) principal
                                    distributions with disproportionate, nominal or no
                                    interest distributions or (ii) interest distributions
                                    with disproportionate, nominal or no principal
                                    distributions. See "Description of the Certifi-
                                    cates--Distributions of Principal and Interest".

                                    Certificates will be available for purchase in the
                                    minimum denomination specified in the related Prospectus
                                    Supplement and will be available in book-entry form
                                    unless otherwise specified in the related Prospectus
                                    Supplement. Certificateholders will be able to receive
                                    Definitive Certificates only in the limited
                                    circumstances described herein or in the related
                                    Prospectus Supplement. See "Certain Information
                                    Regarding the Certificates--Definitive Certificates".

                                    If the Servicer or any Subservicer exercises its option
                                    to purchase the Receivables of a Trust (or if not and,
                                    if and to the extent provided in the related Prospectus
                                    Supplement, satisfactory bids for the purchase of such
                                    Receivables are received), in the manner and on the
                                    respective terms and conditions described under
                                    "Description of the Pooling and Servicing
                                    Agreements--Termination", the Certificates will be
                                    prepaid as set forth in the related Prospectus
                                    Supplement. In addition, if the related Prospectus
                                    Supplement provides that the property of a Trust will
                                    include a Pre-Funding Account that will be used to
                                    purchase additional Receivables after the applicable
                                    Closing Date, one or more classes of Certificates may be
                                    subject to a partial prepayment of principal at or
                                    immediately following the end of the period specified in
                                    such Prospectus Supplement for the purchase of such
                                    additional Receivables, in the manner and to the extent
                                    specified in the related Prospectus Supplement.

The Trust Assets..................  The property of each Trust will include a pool of simple interest or precomputed interest motor vehicle
                                    installment sale contracts or motor vehicle installment
                                    loans secured by new and used automobiles, light trucks,
                                    vans and minivans (the "Receivables"), including the
                                    right to receive payments received or due on or with
                                    respect to such Receivables on or after the date or
                                    dates specified in the related Prospectus Supplement
                                    (each, a "Cutoff Date"), security interests in the
                                    vehicles financed thereby (the "Financed Vehicles"), and
                                    any proceeds from claims under certain related insurance
                                    policies. On the date of issuance of a Series of
                                    Certificates specified in the related Prospectus
                                    Supplement (the "Closing Date" for such Series), the
                                    applicable Seller will convey Receivables having the
                                    aggregate principal balance specified in such Prospectus
                                    Supplement as of the Cutoff Date specified therein to
                                    such Trust pursuant to

                                    a Pooling and Servicing Agreement among the Seller, the
                                    Servicer and the Trustee of such Trust. The property of
                                    each Trust also will include amounts on deposit in, or
                                    certain rights with respect to, certain trust accounts,
                                    including the related Collection Account, any
                                    Pre-Funding Account and any other account identified in
                                    the applicable Prospectus Supplement. See "Description
                                    of the Pooling and Servicing Agreements-- Accounts".

                                    If the related Prospectus Supplement provides that the
                                    property of a Trust will include monies initially
                                    deposited into an account (a "Pre-Funding Account") to
                                    purchase additional Receivables after the Closing Date,
                                    the Seller will be obligated pursuant to the Pooling and
                                    Servicing Agreement to sell additional Receivables (the
                                    "Subsequent Receivables") to the related Trust, subject
                                    only to the availability thereof, having an aggregate
                                    principal balance approximately equal to the amount
                                    deposited to the Pre-Funding Account on the Closing Date
                                    (the "Pre-Funded Amount"), and the Trust will be
                                    obligated to purchase such Subsequent Receivables
                                    (subject to the satisfaction of certain conditions set
                                    forth in such Pooling and Servicing Agreement) from time
                                    to time during the period (the "Funding Period")
                                    specified in such Prospectus Supplement for the purchase
                                    of such Subsequent Receivables. Any Subsequent
                                    Receivables conveyed to a Trust will have been acquired
                                    by the Seller, directly or indirectly, from CPS and will
                                    meet all of the credit and other criteria set forth set
                                    forth herein and in the related Prospectus Supplement.
                                    See "Risk Factors--Sales of Subsequent Receivables",
                                    "The Receivables", and "Description of the Pooling and
                                    Servicing Agreements--Sale and Assignment of
                                    Receivables" herein and "The Receivables Pool" in the
                                    related Prospectus Supplement.

                                    As used in this Prospectus, the term Receivables will
                                    include the Receivables transferred to a Trust on the
                                    related Closing Date (such Receivables, the "Initial
                                    Receivables") as well as any Subsequent Receivables
                                    transferred to such Trust during the related Funding
                                    Period, if any.

                                    Amounts on deposit in any Pre-Funding Account during the
                                    related Funding Period will be invested by the Trustee
                                    (as directed by the Servicer) in Eligible Investments,
                                    and any resultant investment income, less any related
                                    investment expenses ("Investment Income"), will be
                                    added, on the Distribution Date immediately following
                                    the date on which such Investment Income is paid to the
                                    Trust, to interest collections on the Receivables for
                                    the related Collection Period and distributed in the
                                    manner specified in the related Prospectus Supplement.
                                    Any funds remaining in a Pre-Funding Account at the end
                                    of the related Funding Period will be distributed as a
                                    prepayment or early distribution of principal to holders
                                    of one or more classes

                                    of the Certificates of the related Series of
                                    Certificates, in the amounts and in accordance with the
                                    payment priorities specified in the related Prospectus
                                    Supplement. In no event will a Funding Period continue
                                    for more than 90 days after the related Closing Date.
                                    See "Risk Factors--Pre-Funding Accounts", "--Sales of
                                    Subsequent Receivables" and "Description of the Pooling
                                    and Servicing Agreements--Accounts--Pre-Funding
                                    Accounts".

Credit and Cash Flow
  Enhancement.....................  If and to the extent specified in the related Prospectus
                                    Supplement, credit enhancement with respect to a Trust
                                    or any class or classes of Certificates may include any
                                    one or more of the following: subordination of one or
                                    more other classes of Certificates of the same Series,
                                    reserve funds, spread accounts, surety bonds, insurance
                                    policies, letters of credit, credit or liquidity
                                    facilities, cash collateral accounts,
                                    over-collateralization, guaranteed investment contracts,
                                    swaps or other interest rate protection agreements,
                                    repurchase obligations, other agreements with respect to
                                    third party payments or other support, cash deposits, or
                                    other arrangements. To the extent specified in the
                                    related Prospectus Supplement, a form of credit
                                    enhancement with respect to a Trust or a class or
                                    classes of Certificates may be subject to certain
                                    limitations and exclusions from coverage thereunder.

Pooling and Servicing
  Agreements......................  The applicable Seller will transfer the related
                                    Receivables to a Trust pursuant to a Pooling and
                                    Servicing Agreement. The Servicer will agree with each
                                    Trust to be responsible for servicing, managing,
                                    maintaining custody of and making collections on the
                                    Receivables, either directly or indirectly through one
                                    or more Subservicers.

                                    If so provided in the related Prospectus Supplement, the
                                    Servicer will advance scheduled payments under each Rule
                                    of 78s Receivable or Actuarial Receivable that are not
                                    timely made (a "Precomputed Advance") to the extent that
                                    the Servicer, in its sole discretion, expects to recoup
                                    such Precomputed Advance from subsequent payments on or
                                    with respect to such Receivable or from other
                                    Precomputed Receivables. If so provided in the related
                                    Prospectus Supplement, with respect to Simple Interest
                                    Receivables, the Servicer will advance any interest
                                    shortfall (a "Simple Interest Advance"). As used herein,
                                    "Advance" means any Precomputed Advance or Simple
                                    Interest Advance. The Servicer will be entitled to
                                    reimbursement of Advances from subsequent payments on or
                                    with respect to the Receivables to the extent described
                                    in the related Prospectus Supplement.

                                    Unless otherwise specified in the related Prospectus
                                    Supplement, the Servicer will receive a fee for
                                    servicing the Receivables of each Trust equal to the
                                    percentage specified in the related Prospectus
                                    Supplement of the aggregate outstanding principal

                                    balance of the related Receivables Pool, plus certain
                                    late fees, prepayment charges and other administrative
                                    fees or similar charges. Fees payable to any Subservicer
                                    as compensation for performing certain servicing
                                    functions with respect to all or a portion of the
                                    Receivables in a Receivables Pool will be the
                                    responsibility of the Servicer and will not be an
                                    additional expense of the Trust. See "Description of the
                                    Pooling and Servicing Agreements--Servicing
                                    Compensation" herein.

No Investment Companies...........  None of CPS, any Seller or any Trust will register as an
                                    "investment company" under the Investment Company Act of
                                    1940, as amended (the "Investment Company Act").

Cross-Collateralization...........  As described in the related Pooling and Servicing
                                    Agreement and the related Prospectus Supplement, the
                                    source of payment for Certificates of each Series will
                                    be the assets of the related Trust Assets only. However,
                                    as may be described in the related Prospectus
                                    Supplement, a Series or class of Certificates may
                                    include the right to receive moneys from a common pool
                                    of Credit Enhancement which may be available for more
                                    than one Series of Certificates, such as a master
                                    reserve account, master spread account, master insurance
                                    policy or a master collateral pool consisting of similar
                                    Receivables. Notwithstanding the foregoing, and as
                                    described in the related Prospectus Supplement, no
                                    payment received on any Receivable held by any Trust may
                                    be applied to the payment of Certificates issued by any
                                    other Trust (except to the limited extent that certain
                                    collections in excess of the amounts needed to pay the
                                    related Certificates may be deposited in a common master
                                    reserve account, common master spread account or
                                    over-collateralization account that provides credit
                                    enhancement for more than one Series of Certificates
                                    issued pursuant to the related Pooling and Servicing
                                    Agreement).

Registration of Certificates......  Certificates may be represented by global securities registered in the name of Cede & Co. ("Cede"), as
                                    nominee of The Depository Trust Company ("DTC"), or
                                    another nominee. In such case, Certificateholders will
                                    not be entitled to receive definitive securities
                                    representing such Certificateholders' interests, except
                                    in certain circumstances described in the related
                                    Prospectus Supplement. See "Description of the
                                    Certificates--Book-Entry Registration" herein.

Optional Termination..............  The Servicer, CPS, or, if specified in the related
                                    Prospectus Supplement, certain other entities may, at
                                    their respective options, effect early retirement of a
                                    Series of Certificates under the circumstances and in
                                    the manner set forth herein under "Description of The
                                    Pooling and Servicing Agreements--Termination" and in
                                    the related Prospectus Supplement.

Mandatory Termination.............  The Trustee, the Servicer or certain other entities specified in the related Prospectus Supplement may be
                                    required to effect early retirement of all or any
                                    portion of a Series of Certificates by soliciting
                                    competitive bids for the purchase of the Trust Assets or
                                    otherwise, under other circumstances and in the manner
                                    specified in "Description of The Pooling and Servicing
                                    Agreement--Termination" herein and in the related
                                    Prospectus Supplement.

Tax Considerations................  Certificates of each Series offered hereby will, for federal income tax purposes, constitute interests in a
                                    Trust treated as a grantor trust and not as an
                                    association taxable as a corporation under applicable
                                    provisions of the Code. Investors are advised to consult
                                    their tax advisors and to review "Certain Federal Income
                                    Tax Consequences", which summarizes, subject to the
                                    limitations stated therein, federal income tax
                                    considerations relevant to the purchase, ownership and
                                    disposition of Certificates. The Prospectus Supplement
                                    for a Series may describe additional federal income tax
                                    considerations relevant to the purchase, ownership and
                                    disposition of the related Certificates.

ERISA Considerations..............  The Prospectus Supplement for each Series of
                                    Certificates will summarize, subject to the limitations
                                    discussed therein, considerations under the Employee
                                    Retirement Income Security Act of 1974, as amended
                                    ("ERISA"), relevant to the purchase of such Certificates
                                    by employee benefit plans and individual retirement
                                    accounts. See "ERISA Considerations" in the related
                                    Prospectus Supplement.

Ratings...........................  Each class of Certificates offered pursuant to this
                                    Prospectus and the related Prospectus Supplement will,
                                    unless otherwise specified in the related Prospectus
                                    Supplement, be rated in one of the four highest rating
                                    categories by one or more "national statistical rating
                                    organizations", as defined in the Exchange Act, and
                                    commonly referred to as "Rating Agencies". Such ratings
                                    will address, in the opinion of such Rating Agencies,
                                    the likelihood that the Trust will be able to make
                                    timely payment of all amounts due on the related
                                    Certificates in accordance with the terms thereof. Such
                                    ratings will neither address any prepayment or yield
                                    considerations applicable to any Certificates nor
                                    constitute a recommendation to buy, sell or hold any
                                    Certificates. The ratings expected to be received with
                                    respect to any Certificates will be set forth in the
                                    related Prospectus Supplement.

                                  RISK FACTORS

    Prospective Certificateholders should consider, among other things, the following factors in connection with the purchase of Certificates:

    LIMITED LIQUIDITY. There can be no assurance that a secondary market for the Certificates of any Series or class will develop or, if it does develop, that it will provide Certificateholders with liquidity of investment or that it will continue for the life of such Certificates. The Prospectus Supplement for any Series of Certificates may indicate that an underwriter specified therein intends to establish and maintain a secondary market in such Certificates; however, no underwriter will be obligated to do so. The Certificates will not be listed on any securities exchange.

    PRE-FUNDING ACCOUNTS. If so provided in the related Prospectus Supplement, on the Closing Date the Seller will deposit the Pre-Funded Amount specified in such Prospectus Supplement into the Pre-Funding Account. In no event will the Pre-Funded Amount exceed 25% of the initial aggregate principal amount of the Certificates of the related Series. The Pre-Funded Amount will be used to purchase Subsequent Receivables from the Seller (which, in turn, will acquire such Subsequent Receivables from CPS or Originators specified in the related Prospectus Supplement) from time to time during the related Funding Period. During the related Funding Period and until such amounts are applied by the Trustee to purchase Subsequent Receivables, amounts on deposit in the Pre-Funding Account will be invested by the Trustee (as instructed by the Servicer) in Eligible Investments, and any investment income with respect thereto (net of any related investment expenses) will be added to amounts received on or in respect of the Receivables during the related Collection Period and allocated to interest and will be distributed on the Distribution Date pursuant to the payment priorities specified in the related Prospectus Supplement. No Funding Period will end more than 90 days after the related Closing Date.

    To the extent that the entire Pre-Funded Amount has not been applied to the purchase of Subsequent Receivables by the end of the related Funding Period, any amounts remaining in the Pre-Funding Account will be distributed as a prepayment of principal to Certificateholders on the Distribution Date at or immediately following the end of the Funding Period, in the amounts and pursuant to the priorities set forth in the related Prospectus Supplement. Any such prepayment of principal could have the effect of shortening the weighted average life of the Certificates of the related Series. In addition, holders of the related Certificates will bear the risk that they may be unable to reinvest any such principal prepayment at yields at least equal to the yield on such Certificates.

    SALES OF SUBSEQUENT RECEIVABLES. If so provided in the related Prospectus Supplement, the Seller will be obligated pursuant to the Pooling and Servicing Agreement to sell Subsequent Receivables to the Trust, and the Trust will be obligated to purchase such Subsequent Receivables, subject only to the satisfaction of certain conditions set forth in the Pooling and Servicing Agreement and described in the related Prospectus Supplement. If the principal amount of the eligible Subsequent Receivables acquired by the Seller from CPS during a Funding Period is less than the Pre-Funded Amount, the Seller may have insufficient Subsequent Receivables to transfer to a Trust and holders of one or more classes of the related Series of Certificates may receive a prepayment or early distribution of principal at the end of the Funding Period as described above under "Pre-Funding Accounts".

    Any conveyance of Subsequent Receivables to a Trust is subject to the satisfaction, on or before the related transfer date (each, a "Subsequent Transfer Date"), of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the related Pooling and Servicing Agreement; (ii) the Seller shall not have selected such Subsequent Receivables in a manner that is adverse to the interests of holders of the related Certificates; (iii) as of the respective Cutoff Dates for such Subsequent Receivables, all of the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust as of such date, must satisfy the parameters described under "The Receivables Pools" herein and "The Receivables Pool" in the related Prospectus Supplement; and (iv) the

Seller must execute and deliver to such Trust a written assignment conveying such Subsequent Receivables to such Trust. In addition, as and to the extent specified in the related Prospectus Supplement, the conveyance of Subsequent Receivables to a Trust is subject to the satisfaction of the condition subsequent, among others, which must be satisfied within the applicable time period specified in the related Prospectus Supplement, that the Seller deliver certain legal opinions to the related Trustee with respect to the validity of the conveyance of the Subsequent Receivables to the Trust. If any such conditions precedent or conditions subsequent are not met with respect to any Subsequent Receivables within the time period specified in the related Prospectus Supplement, CPS or the Seller, as specified in the related Prospectus Supplement, will be required to repurchase such Subsequent Receivables from the related Trust, at a purchase price equal to the related Repurchase Amounts therefor.

    Except as described herein and in the related Prospectus Supplement, there will be no other required characteristics of Subsequent Receivables. Therefore, the characteristics of the entire Receivables Pool included in any Trust may vary significantly as Subsequent Receivables are conveyed to such Trust from time to time during the Funding Period or Revolving Period. See "The Receivables" herein.

    CERTAIN LEGAL ASPECTS--CONSUMER PROTECTION LAWS. Federal and state consumer protection laws impose requirements on creditors in connection with extensions of credit and collections of retail installment loans, and certain of these laws make an assignee of such a loan (such as a Trust) liable to the obligor thereon for any violation by the lender. To the extent specified herein and in the related Prospectus Supplement, CPS will be obligated to repurchase any Receivable that fails to comply with such legal requirements from the Seller and the Seller from the Trust, and the Seller and the Servicer will undertake to enforce such obligation on behalf of the Trust. See "Certain Legal Aspects of the Receivables-- Consumer Protection Laws".

    NATURE OF OBLIGORS. The Obligors on the Receivables to be conveyed to a Trust will include "sub-prime" borrowers who have limited or adverse credit histories, low income or past credit problems and, therefore, are unable to obtain financing from traditional sources of consumer credit. The average interest rate charged by CPS to such "sub-prime" borrowers is generally higher than that charged to more creditworthy customers. The payment experience on receivables of obligors with this credit profile is likely to be different from that on receivables of traditional auto financing sources in that default rates are likely to be higher. In addition, the payment experience on such receivables is likely to be more sensitive to changes in the economic climate in the areas in which such obligors reside. As a result of the credit profile of the obligors and the APRs of such receivables, the historical credit loss and delinquency rates on such receivables are generally higher than those experienced by banks and the captive finance companies of the automobile manufacturers.

    SOCIAL, ECONOMIC AND OTHER FACTORS. The ability of the Obligors to make payments on the Receivables, as well as the prepayment experience thereon, will be affected by a variety of social and economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perceptions of economic conditions generally. However, the Seller is unable to determine and has no basis to predict whether or to what extent economic or social factors will affect the Receivables.

    OWNERSHIP OF RECEIVABLES. In connection with the issuance of any Series of Certificates, CPS will originate Receivables. CPS will warrant in a Pooling and Servicing Agreement that the transfer of the Contracts to such Trust is either a valid assignment, transfer and conveyance of the Receivables to the Trust or the Trustee on behalf of the Certificateholders has a valid security interest in such Receivables. As will be described in the related Prospectus Supplement, the related Pooling and Servicing Agreement will provide that the Trustee will be required to maintain possession of the original copies of all Receivables that constitute chattel paper; provided that the Servicer may take possession of such original copies as necessary for the enforcement of any Receivable. If the Servicer, the Trustee or other third party, while in possession of any Receivable, sells or pledges and delivers such Receivable to another party, in violation of the Receivables Purchase Agreement or the Pooling and Servicing Agreement, there is a risk that such other party could acquire an interest in such Receivable having a priority over the Trust's interest. Furthermore, if the Servicer or a third party, while in possession of any Receivable, is rendered insolvent, such event of insolvency may result in competing claims to ownership or security interests in such Receivable. Such an attempt, even if unsuccessful, could result in delays in payments on the Certificates. If successful, such attempt could result in losses to the Certificateholders or an acceleration of the repayment of the Certificates. CPS will be obligated to repurchase any Receivable if there is a breach of CPS's representations and warranties that materially and adversely affects the interests of the Trust in such Receivable and such breach has not been cured.

    CERTAIN LEGAL ASPECTS. The transfer of the Receivables by the applicable Seller to the Trustee pursuant to the related Pooling and Servicing Agreement, the perfection of the security interests in the Receivables and the enforcement of rights to realize on the Financed Vehicles as collateral for the Receivables are subject to a number of federal and state laws, including the UCC as in effect in various states. As specified in each Prospectus Supplement, no action will be taken to perfect the rights of the Trustee in proceeds of any VSI insurance policy (as hereinafter defined) insurance policies covering individual Financed Vehicles or Obligors. Therefore, the rights of a third party with an interest in such proceeds could prevail against the rights of the Trust prior to the time such proceeds are deposited by the Servicer into a Trust Account (as hereinafter defined). See "Certain Legal Aspects of the Receivables".

    In connection with each sale of Receivables, security interests in the Financed Vehicles securing the Receivables will be assigned by CPS to the Seller. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended or reissued to reflect the assignment to the Trust. In the absence of such an amendment or reissuance, the Trust may not have a perfected security interest in the Financed Vehicles securing the Receivables in some states. By virtue of the assignment of the applicable Purchase Agreement to the related Trust, CPS will be obligated to repurchase any Receivable sold to the Trust as to which there did not exist on the Closing Date a perfected security interest in the name of CPS in the Financed Vehicle, and the Servicer will be obligated to purchase any Receivable sold to the Trust as to which it failed to maintain a perfected security interest in the name of CPS in the Financed Vehicle securing such Receivable if, in either case, such breach materially and adversely affects such Receivable and if such failure or breach is not cured prior to the expiration of the applicable cure period. To the extent the security interest of CPS is perfected, the Trust will have a prior claim over subsequent purchasers of such Financed Vehicle and holders of subsequently perfected security interests. However, as against liens for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable, or through fraud, forgery, negligence or error, CPS, and therefore the Trust, could lose the priority of its security interest or its security interest in a Financed Vehicle. Neither CPS nor the Servicer will have any obligation to purchase a Receivable as to which a lien for repairs of a Financed Vehicle or for taxes unpaid by an Obligor under a Receivable result in losing the priority of the security interest in such Financed Vehicle after the Closing Date. See "Certain Legal Aspects of the Receivables-- Security Interest in Vehicles". Federal and state consumer protection laws impose requirements upon creditors in connection with extensions of credit and collections of retail installment loans and certain of these laws make an assignee of such a loan liable to the obligor thereon for any violation by the lender. Pursuant to the applicable Purchase Agreement, CPS will be obligated to repurchase any Receivable materially and adversely affected by the failure to comply with such requirements. See "Certain Legal Aspects of the Receivables".

    Each Seller has taken or will take steps in structuring the transactions contemplated hereby that are intended to ensure that the voluntary or involuntary application for relief by CPS under the United States Bankruptcy Code or similar state laws ("Insolvency Laws") will not result in consolidation of the assets and liabilities of the Seller with those of CPS. These steps include the creation of each Seller as a separate, limited-purpose subsidiary pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of a Seller would not result in a court concluding that the assets and liabilities of such Seller should be consolidated with those of CPS in a proceeding under any Insolvency Law. If a court were to reach such a conclusion, then delays in distributions on the related Certificates could occur or reductions in the amounts of such distributions could result. See "The Seller and CPS".

    CPS will warrant to the Seller in each Purchase Agreement that the sale of the Receivables by it to the Seller is a valid sale of such Receivables to such Seller. In addition, CPS and each Seller will treat the transactions described herein as a sale of the Receivables to the Seller, and each Seller has taken and will take all actions that are required to perfect the Seller's ownership interest in the Receivables. Notwithstanding the foregoing, if CPS were to become a debtor in a bankruptcy case and a creditor or trustee-in-bankruptcy of CPS or CPS itself were to take the position that the sale of Receivables to the Seller should be recharacterized as a pledge of such Receivables to secure a borrowing of such Seller, then delays in payments of collections of Receivables to the Seller could occur or, should the court rule in favor of any such trustee, debtor or creditor, reductions in the amount of such payments could result. If the transfer of Receivables to the Seller is recharacterized as a pledge, a tax or government lien on the property of CPS arising before the transfer of a Receivable to the Seller may have priority over the Seller's interest in such Receivable. If the transactions contemplated herein are treated as a sale, the Receivables would not be part of CPS's bankruptcy estate and would not be available to CPS's creditors.

    The U.S. Court of Appeals for the Tenth Circuit issued its opinion in OCTAGON GAS SYSTEMS, INC. V. RIMMER (IN RE MERIDIAN RESERVE, INC.) (decided May 27, 1993) in which it concluded (noting that its position is in contrast to that taken by another court) that accounts receivable sold by the debtor prior to the filing for bankruptcy remain property of the debtor's bankruptcy estate. Although the Receivables are likely to be viewed as "chattel paper", as defined under the Uniform Commercial Code, rather than as accounts, the rationale behind the OCTAGON holding is equally applicable to chattel paper. The circumstances under which the OCTAGON ruling would apply are not fully known, and the extent to which the OCTAGON decision will be followed in other courts or outside of the Tenth Circuit is not certain. If the holding in the OCTAGON case were applied in a CPS bankruptcy, however, even if the transfers of Receivables to the Seller and to the Trust were treated as sales, the Receivables would be part of CPS's bankruptcy estate and would be subject to claims of certain creditors and delays and reductions in payments to the Certificateholders could result. CPS will warrant in the Purchase Agreement that the sale of the Receivables to the Seller is a valid sale of the Receivables to the Seller, and the Seller will warrant in the Pooling and Servicing Agreement that the sale of the Receivables to the Trust is a valid sale of the Receivables to the Trust.

    RESTRICTIONS ON RECOVERIES. Unless specific limitations are described on the related Prospectus Supplement with respect to specific Receivables, all Receivables will provide that the obligations of the Obligors thereunder are absolute and unconditional, regardless of any defense, set-off or abatement which the Obligor may have against CPS or any other person or entity whatsoever. CPS will warrant that no claims or defenses have been asserted or threatened with respect to the Receivables and that all requirements of applicable law with respect to the Receivables have been satisfied.

    In the event that CPS or the Trustee must rely on repossession and disposition of Financed Vehicles to recover scheduled payments due on Defaulted Receivables (as defined in the related Pooling and Servicing Agreement), the Trust may not realize the full amount due on a Receivable (or may not realize the full amount on a timely basis). Other factors that may affect the ability of the Trust to realize the full amount due on a Receivable include whether amendments to certificates of title relating to the Financed Vehicles had been filed, depreciation, obsolescence, damage or loss of any financed Vehicle, and the application of Federal and state bankruptcy and insolvency laws. As a result, the Certificateholders may be subject to delays in receiving payments and suffer loss of their investment in the Certificates.

    INSURANCE ON FINANCED VEHICLES. Each Receivable generally requires the Obligor to maintain insurance covering physical damage to the financed Vehicle in an amount not less than the unpaid principal balance of such Receivable pursuant to which CPS is named as a loss payee. Since the Obligors select their own insurers to provide the requisite coverage, the specific terms and conditions of their policies vary.

    In addition, although each Receivable generally gives CPS the right to force place insurance coverage in the event the required physical damage insurance on a Vehicle is not maintained by an Obligor, neither CPS nor the Servicer is obligated to place such coverage. In the event insurance coverage is not maintained by Obligors and coverage is not force placed, then insurance recoveries may be limited in the event of losses or casualties to Financed Vehicles included in the Trust Assets, as a result of which Certificateholders could suffer a loss on their investment.

    DELINQUENCIES. There can be no assurance that the historical levels of delinquencies and losses experienced by CPS on its respective loan and vehicle portfolio will be indicative of the performance of the Contracts included in the Trust or that such levels will continue in the future. Delinquencies and losses could increase significantly for various reasons, including changes in the federal income tax laws, changes in the local, regional or national economies or due to other events.

    SUBORDINATION; LIMITED ASSETS. To the extent specified in the related Prospectus Supplement, distributions of interest and principal on one class of Certificates of a Series may be subordinated in priority of payment to interest and principal due on other classes of Certificates of a related Series. Moreover, each Trust will not have, nor is it permitted or expected to have, any significant assets or sources of funds other than the related Receivables and, to the extent provided in the related Prospectus Supplement, the related reserve account, spread account, and any other Credit Enhancement. The Certificates represent beneficial interests in the related Trust only and will not represent a recourse obligation to other assets of CPS or the Seller. No Certificates of any Series will be insured or guaranteed by CPS, the Seller, the Servicer, or the applicable Trustee. Consequently, holders of the Certificates of any Series must rely for repayment primarily upon payments on the Receivables and, if and to the extent available, any Credit Enhancement, all as specified in the related Prospectus Supplement.

    BOOK-ENTRY REGISTRATION. Issuance of the Certificates in book-entry form may reduce the liquidity of such Certificates in the secondary trading market since investors may be unwilling to purchase Certificates for which they cannot obtain definitive physical securities representing such Certificateholders' interests, except in certain circumstances described in the related Prospectus Supplement.

    Since transactions in Certificates will, in most cases, be effected only through DTC, direct or indirect participants in DTC's book-entry system ("Direct Participants" or "Indirect Participants") or certain banks, the ability of a Certificateholder to pledge a Security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect to such Certificates, may be limited due to lack of a physical security representing the Certificates.

    Certificateholders may experience some delay in their receipt of distributions of interest on and principal of the Certificates since distributions may be required to be forwarded by the Trustee to DTC and, in such case, DTC will be required to credit such distributions to the accounts of its Participants which thereafter will be required to credit them to the accounts of the applicable class of Certificateholders either directly or indirectly through Indirect Participants. See "Certain Information Regarding the Certificates--Book-Entry Registration".

    SECURITY RATING. The rating of Certificates credit enhanced by a letter of credit, financial guaranty insurance policy, reserve fund, credit or liquidity facilities, cash deposits or other forms of credit enhancement (collectively "Credit Enhancement") will depend primarily on the creditworthiness of the issuer of such external Credit Enhancement device (a "Credit Enhancer"). Any reduction in the rating assigned to the claims-paying ability of the related Credit Enhancer to honor its obligations pursuant to any such Credit Enhancement below the rating initially given to the Certificates would likely result in a reduction in the rating of the Certificates.

    MATURITY AND PREPAYMENT CONSIDERATIONS. All of the Receivables are prepayable at any time. The rate of prepayments on the Receivables may be influenced by a variety of economic, social and other factors, including the fact that an Obligor generally may not sell or transfer the Financed Vehicle securing a receivable without the consent of CPS. (For this purpose the term "prepayments" includes prepayments in full, certain partial prepayments related to refunds of extended service contract costs and unearned insurance premiums, liquidations due to default, as well as receipts of proceeds from physical damage, credit life and credit accident and health insurance policies and certain other Receivables repurchased for administrative reasons.) The rate of prepayment on the Receivables may also be influenced by the structure of the loan, the nature of the Obligors and the Financed Vehicles and servicing decisions as discussed above. In addition, under certain circumstances, CPS is obligated to repurchase Receivables as a result of breaches of representations and warranties, and under certain circumstances the Servicer is obligated to purchase Receivables pursuant to the Pooling and Servicing Agreement as a result of breaches of certain covenants. Subject to certain conditions, the Servicer also has the right to purchase the Receivables when the aggregate principal balance thereof is 10% or less of the aggregate principal balance thereof on the Cutoff Date. Any reinvestment risks resulting from a faster or slower incidence of prepayment of Receivables will be borne entirely by the Certificateholders.

    The rate of prepayments of Receivables cannot be predicted and is influenced by a wide variety of economic, social, and other factors, including prevailing interest rates, the availability of alternate financing and local and regional economic conditions. Therefore, no assurance can be given as to the level of prepayments that a Trust will experience.

    Certificateholders should consider, in the case of Certificates purchased at a discount, the risk that a slower than anticipated rate of prepayments on the Receivables could result in an actual yield that is less than the anticipated yield and, in the case of any Certificates purchased at a premium, the risk that a faster than anticipated rate of prepayments on the Receivables could result in an actual yield that is less than the anticipated yield.

    LIMITATIONS ON INTEREST PAYMENTS AND FORECLOSURES. Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), or similar state legislation, an Obligor who enters military service after the origination of the related Receivable (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Receivable and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Receivables. In addition, the Relief Act imposes limitations that would impair the ability of the Servicer to foreclose on an affected Receivable during the Obligor's period of active duty status. Thus, in the event that such a Receivable goes into default, there may be delays and losses occasioned by the inability of the Servicer to realize upon the Financed Vehicle in a timely fashion.

    FINANCIAL CONDITION OF CPS. CPS is generally not obligated to make any payments in respect of the Certificates or the Receivables of a specific Trust. If CPS were to cease acting as Servicer, delays in processing payments on the Receivables and information in respect thereof could occur and result in delays in payments to the Certificateholders.

    In certain circumstances, CPS will be required to acquire Receivables from the related Trust with respect to which such representations and warranties have been breached. In the event that CPS is incapable of complying with its repurchase obligations and no other party is obligated to perform or satisfy such obligations, Certificateholders of the applicable Trust may be subject to delays in receiving payments and suffer loss of their investment in the Certificates.

    The related Prospectus Supplement will set forth certain information regarding CPS. In addition, CPS is subject to the information requirements of the Exchange Act and, in accordance therewith, file reports and other information with the Commission. For further information regarding CPS reference is made to such reports and other information which are available as described under "Available Information".

                             FORMATION OF THE TRUST

    With respect to each Series of Certificates, the Seller will establish a separate Trust pursuant to a Pooling and Servicing Agreement for the transactions described herein and in the related Prospectus Supplement. The Seller will establish each Trust by selling and assigning the Trust Assets, as described below, to the applicable Trustee in exchange for Certificates issued by such Trust. Prior to such sale and assignment, the Trust will have no assets or obligations or any operating history. The Trust will not engage in any business. The Trust will hold the Receivables, issue the Certificates and distribute payments on the Certificates.

    The Servicer will initially service the Receivables comprising the Trust Assets pursuant to the related Pooling and Servicing Agreement and will be compensated for acting as the Servicer. See "Description of the Pooling and Servicing Agreements--Servicing Compensation". The Trustee will be appointed custodian for the Receivables and the certificates of title relating to the Financed Vehicles, and the Receivables and such certificates of title will be delivered to and held in physical custody by the Trustee. However, the Receivables will not be marked or stamped to indicate that they have been sold to the Trust, and the certificates of title of the Financed Vehicles will not be endorsed or otherwise amended to identify the Trustee as the new secured party. See "Certain Legal Aspects of the Receivables".

    No Trust will acquire any assets other than the Trust Assets, and it is not anticipated that any Trust will have any need for additional capital resources. Because a Trust will have no operating history upon its establishment and will not engage in any business other than acquiring and holding the Trust Assets, issuing the Certificates and distributing payments on the Certificates, no historical or PRO FORMA financial statements or ratios of earnings to fixed charges with respect to any Trust have been included herein.

                                THE TRUST ASSETS

    Each Certificate issued by a Trust will represent a fractional undivided interest in such Trust, other than interest received by the Trust in excess of the applicable Pass-Through Rate for such Certificate, as specified in the applicable Prospectus Supplement. To the extent specified in the Prospectus Supplement for a Trust, the Trust Assets of a Trust will include a pool (a "Receivables Pool") of retail installment sale contracts between dealers (the "Dealers") in new and used automobiles, light trucks, vans and minivans and retail purchasers (the "Obligors") and, with respect to Rule of 78's Receivables, certain monies due thereunder after the applicable Cutoff Date, and, with respect to Simple Interest Receivables, certain monies received thereunder after the applicable Cutoff Date. Pursuant to agreements between the Dealers and CPS ("Dealer Agreements"), the Receivables will be purchased by CPS. As further described in the related Prospectus Supplement, the Trust Assets of a Trust will also include (i) such amounts as from time to time may be held in one or more trust accounts established and maintained by the Trustee pursuant to the Agreement; (ii) the rights of the Seller under the Purchase Agreement; (iii) security interests in the Financed Vehicles; (iv) the rights of the Seller to receive any proceeds with respect to the Receivables from claims on physical damage, credit life and credit accident and health insurance policies covering the Financed Vehicles or the Obligors, as the case may be; (v) the rights of the Seller to refunds for the costs of extended service contracts and to refunds of unearned premiums with respect to credit life and credit accident and health insurance policies covering the Financed Vehicles or Obligors, as the case may be; and (vi) any and all proceeds of the foregoing. If so specified in the related Prospectus Supplement, the Trust Assets also will include the Credit Enhancement provided for the benefit of Certificateholders of such Trust. Any Payahead Account will be maintained with the applicable Trustee for the benefit of the Obligors, but will not be part of the Trust.

    If so provided in the related Prospectus Supplement, the property of a Trust may also include a Pre-Funded Amount, which the Seller will deposit to the Pre-Funding Account on the Closing Date and which will be used by the Trust to purchase Subsequent Receivables from the Seller during the related Funding Period. Any Subsequent Receivables so conveyed to a Trust will also be assets of such Trust.

    If the protection provided to Certificateholders, if any, by any such Credit Enhancement is insufficient, such Certificateholders will have to look to payments by or on behalf of Obligors on the related Receivables and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Receivables for distributions of principal and interest on the Certificates. In such event, certain factors, such as the applicable Trust's not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Receivables, or may limit the amount realized to less than the amount due under the related Receivables. Certificateholders may thus be subject to delays in payment on, or may incur losses on their investment in, such Certificates as a result of defaults or delinquencies by Obligors and depreciation in the value of the related Financed Vehicles. See "Description of the Pooling and Servicing Agreements--Credit and Cash Flow Enhancement" and "Certain Legal Aspects of the Receivables".

    The Receivables comprising the Trust Assets will, as specifically described in the related Prospectus Supplement, be either (i) originated by CPS, (ii) originated by various manufacturers (or their captive finance companies) and acquired by CPS, (iii) originated by various Dealers and acquired by CPS or (iv) acquired by CPS from other originators or owners of Receivables. Such Receivables will generally have been originated by CPS or acquired by CPS in accordance with CPS's specified underwriting criteria. The underwriting criteria applicable to the Receivables included in any Trust will be described in all material respects in the related Prospectus Supplement.

    The Receivables included in the Trust Assets will be selected from those Receivables held by CPS based on the criteria specified in the applicable Pooling and Servicing Agreement and described herein or in the related Prospectus Supplement.

                    ACQUISITION OF RECEIVABLES BY THE SELLER

    On or prior to each Closing Date, CPS will sell and assign to the Seller, without recourse, except as provided in the Purchase Agreement, its entire interest in the applicable Receivables, together with its security interests in the Financed Vehicles, pursuant to a purchase agreement between CPS and the Seller (the "Purchase Agreement").

    In each Purchase Agreement, CPS will represent and warrant to the Seller, among other things, that (i) the information provided with respect to the applicable Receivables is correct in all material respects; (ii) at the date of issuance of the Certificates, physical damage insurance covering each Financed Vehicle is in effect in accordance with CPS's normal requirements; (iii) at the date of issuance of the applicable Certificates, the related Receivables are free and clear of all security interests, liens, charges, and encumbrances and no offsets, defenses, or counterclaims against Dealers have been asserted or threatened; (iv) at the date of issuance of the Certificates, each of the Receivables is or will be secured by a first-priority perfected security interest in the Financed Vehicle in favor of CPS; and (v) each Receivable, at the time it was originated, complied and, at the date of issuance of the Certificates, complies in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws. As of the last day of the second (or, if CPS elects, the first) month following the discovery by or notice to the Seller and CPS of a breach of any representation or warranty that materially and adversely affects a Receivable, unless the breach is cured, CPS will purchase such Receivable from the Trust for the Purchase Amount. The "Purchase Amount" equals the unpaid principal balance owed by the Obligor plus interest thereon at the respective APR to the last day of the month of repurchase. The repurchase obligation will constitute the sole remedy available to the Certificateholders, the Credit Enhancer (if any) or the Trustee for any such uncured breach.

                                THE RECEIVABLES

RECEIVABLES POOLS

    Information with respect to the Receivables in the related Receivables Pool will be set forth in the related Prospectus Supplement, including, to the extent appropriate, the composition of such Receivables and the distribution of such Receivables by geographic concentration, payment frequency and current principal balance as of the applicable Cutoff Date.

    If so provided in the related Prospectus Supplement, the Seller will be obligated pursuant to the Pooling and Servicing Agreement to sell Subsequent Receivables to the Trust, and the Trust will be obligated to purchase such Subsequent Receivables, subject only to the satisfaction of certain conditions set forth in the Pooling and Servicing Agreement and described in the related Prospectus Supplement. If the principal amount of the eligible Subsequent Receivables acquired by the Seller from the CPS during a Funding Period is less than the Pre-Funded Amount, the Seller may have insufficient Subsequent Receivables to transfer to a Trust and holders of one or more classes of the related Series of Certificates may receive a prepayment or early distribution of principal at the end of the Funding Period as described above under "Risk Factors--Pre-Funding Accounts".

    Any conveyance of Subsequent Receivables to a Trust is subject to the satisfaction, on or before the related transfer date (each, a "Subsequent Transfer Date"), of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the related Pooling and Servicing Agreement; (ii) the Seller shall not have selected such Subsequent Receivables in a manner that is adverse to the interests of holders of the related Certificates; (iii) as of the respective Cutoff Dates for such Subsequent Receivables, all of the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust as of such date, must satisfy the parameters described under "The Receivables Pool" in the related Prospectus Supplement; and (iv) the Seller must execute and deliver to such Trust a written assignment conveying such Subsequent Receivables to such Trust. In addition, as and to the extent specified in the related Prospectus Supplement, the conveyance of Subsequent Receivables to a Trust is subject to the satisfaction of the condition subsequent, among others, which must be satisfied within the applicable time period specified in the related Prospectus Supplement, that the Seller deliver certain legal opinions to the related Trustee with respect to the validity of the conveyance of the Subsequent Receivables to the Trust. If any such conditions precedent or conditions subsequent are not met with respect to any Subsequent Receivables within the time period specified in the related Prospectus Supplement, CPS or the Seller, as specified in the related Prospectus Supplement, will be required to repurchase such Subsequent Receivables from the related Trust, at a purchase price equal to the related Repurchase Amounts therefor.

    Except as described herein and in the related Prospectus Supplement, there will be no other required characteristics of Subsequent Receivables. Therefore, the characteristics of the entire Receivables Pool included in any Trust may vary significantly as Subsequent Receivables are conveyed to such Trust from time to time during the Funding Period or Revolving Period.

THE RECEIVABLES

    As specified in the related Prospectus Supplement, the Receivables may consist of any combination of Rule of 78s Receivables, Actuarial Receivables or Simple Interest Receivables. Generally, "Rule of 78s Receivables" provide for fixed level monthly payments which will amortize the full amount of the Receivable over its term. The Rule of 78s Receivables provide for allocation of payments according to the "sum of periodic balances" or "sum of monthly payments" method (the "Rule of 78s"). Each Rule of 78s Receivable provides for the payment by the Obligor of a specified total amount of payments, payable in monthly installments on the related due date, which total represents the principal amount financed and finance charges in an amount calculated on the basis of a stated annual percentage rate ("APR") for the term of such Receivable. The rate at which such amount of finance charges is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal balance of the related Receivable are calculated in accordance with the Rule of 78s. Under the Rule of 78s, the portion of each payment allocable to interest is higher during the early months of the term of a Receivable and lower during later months than that under a constant yield method for allocating payments between interest and principal. Notwithstanding the foregoing, as specified in the related Prospectus Supplement, all payments received by the Servicer on or in respect of the Rule of 78s Receivables may be allocated on an actuarial or simple interest basis.

    Generally, "Actuarial Receivables" provide for monthly payments with a final fixed value payment which is greater than the scheduled monthly payments. An Actuarial Receivable provides for amortization of the amount financed over a series of fixed level payment monthly installments, but also requires a final fixed value payment due after payment of such monthly installments which may be satisfied by (i) payment in full in cash of such amount, (ii) transfer of the Financed Vehicle to CPS, provided certain conditions are satisfied or (iii) refinancing the fixed value payment in accordance with certain conditions.

    "Simple Interest Receivables" provide for the amortization of the amount financed under the Receivable over a series of fixed level monthly payments. However, unlike the monthly payment under Rule of 78s Receivables, each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an Obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an Obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the Obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance.

    If an Obligor elects to prepay a Rule of 78s Receivable in full, it is entitled to a rebate of the portion of the outstanding balance then due and payable attributable to unearned finance charges. If a Simple Interest Receivable is prepaid, rather than receive a rebate, the Obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Receivable calculated in accordance with the Rule of 78s will always be less than had such rebate been calculated on an actuarial basis and generally will be less than the remaining scheduled payments of interest that would be due under a Simple Interest Receivable for which all payments were made on schedule. Distributions to Certificateholders may not be affected by Rule of 78s rebates under the Rule of 78s Receivable because, as specified in the related Prospectus Supplement, such distributions may be determined using the actuarial or simple interest method.

DELINQUENCIES, REPOSSESSIONS, AND NET LOSSES

    Certain information relating to CPS's delinquency, repossession and net loss experience with respect to Receivables it has originated or acquired will be set forth in each Prospectus Supplement. This information may include, among other things, the experience with respect to all Receivables in CPS's portfolio during certain specified periods. There can be no assurance that the delinquency, repossession and net loss experience with respect to any Trust will be comparable to CPS's prior experience.

MATURITY AND PREPAYMENT CONSIDERATIONS

    As more fully described in the related Prospectus Supplement, if a Receivable permits prepayment, such payment, together with accelerated payments resulting from defaults, will shorten the weighted average life of the related pool of Receivables and the weighted average life of the related Certificates. The rate of prepayments on the Receivables may be influenced by a variety of economic, financial and other factors. In addition, under certain circumstances, CPS will be obligated to acquire Receivables from the related Trust pursuant to the applicable Pooling and Servicing Agreement or Purchase Agreement as a result of breaches of representations and warranties. Any reinvestment risks resulting from a faster or slower amortization of the related Certificates which results from prepayments will be borne entirely by the related Certificateholders.

    The related Prospectus Supplement will set forth certain additional information with respect to the maturity and prepayment considerations applicable to a particular pool of Receivables and the related Series of Certificates, together with a description of any applicable prepayment penalties.

                      CPS'S AUTOMOBILE CONTRACT PORTFOLIO

GENERAL

    CPS was incorporated in the State of California on March 8, 1991. CPS and its subsidiaries engage primarily in the business of purchasing, selling and servicing retail automobile installment sales contracts ("Contracts") originated by Dealers located primarily in California, Florida, Pennsylvania, Texas, Illinois and Nevada. CPS specializes in Contracts with borrowers ("Sub-Prime Borrowers") who generally would not be expected to qualify for traditional financing such as that provided by commercial banks or automobile manufacturers' captive finance companies. Sub-Prime Borrowers generally have limited credit history, lower than average income or past credit problems.

    CPS purchases Contracts from Dealers with the intent to resell them. CPS also purchases Contracts from third parties that have been originated by others. Prior to the issuances of the Certificates, Contracts have been sold to institutional investors either as bulk sales or as private placements or public offerings of securities collateralized by the Contracts. Purchasers of Contracts receive a pass-through rate of interest set at the time of the sale, and CPS receives a base servicing fee for its duties relating to the accounting for and collection of the Contracts. In addition, CPS is entitled to certain excess servicing fees that represent collection on the Contracts in excess of those required to pay principal and interest due to the investor at face value and without recourse except that the representations and warranties made to CPS by the Dealers are similarly made to the investors by CPS. CPS has some credit risk with respect to the excess servicing fees it receives in connection with the sale of contracts to investors and its continued servicing function since the receipt by CPS of such excess servicing fees is dependent upon the credit performance of the Contracts. Additional information with respect to CPS's automobile contract portfolio, including information regarding CPS's underwriting criteria and servicing and collection procedures, will be set forth in each Prospectus Supplement.

    The principal executive offices of CPS are located at 2 Ada, Irvine, California 92718. CPS's telephone number is (714) 753-6800.

    For further information about CPS see "CPS's Automobile Contract Portfolio" in the Prospectus Supplement.

                                  POOL FACTORS

    The "Pool Factor" for each class of Certificates will be a seven-digit decimal, which the Servicer will compute prior to each distribution with respect to such class of Certificates, indicating the remaining outstanding principal balance of such class of Certificates as of the applicable Distribution Date, as a fraction of the initial outstanding principal balance of such class of Certificates. Each Pool Factor will be initially 1.0000000, and thereafter will decline to reflect reductions in the outstanding principal balance of the applicable class of Certificates. A Certificateholder's portion of the aggregate outstanding principal balance of the related class of Certificates is the product of (i) the original aggregate purchase price of such Certificateholder's Certificates and (ii) the applicable Pool Factor.

    As more specifically described in the related Prospectus Supplement with respect to each Series of Certificates, the related Certificateholders of record will receive reports on or about each Distribution Date concerning the payments received on the Receivables, the Pool Balance (as such term is defined in the related Prospectus Supplement, the "Pool Balance"), each Pool Factor and various other items of information. In addition, Certificateholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law.

                                USE OF PROCEEDS

    Unless otherwise provided in the related Prospectus Supplement, the net proceeds from the sale of the Certificates of a Series will be applied by the applicable Trust to the purchase of the Receivables from the applicable Seller and to make the deposit of the Pre-Funded Amount, if any, to the Pre-Funding Account. The Seller will use the portion of such proceeds paid to it for general corporate purposes.

                               THE SELLER AND CPS

    Each Seller will be a wholly-owned subsidiary of CPS. CPS Receivables Corp. was incorporated in the State of California in June of 1994. CPS Receivables Corp. was, and each other Seller will be, organized for the limited purpose of purchasing automobile installment sale contracts from CPS and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of CPS Receivables Corp. are located at 2 Ada, Suite 100, Irvine, California 92718; telephone (714) 753-6800.

    The Seller has taken steps in structuring the transaction contemplated hereby that are intended to make it unlikely that the voluntary or involuntary petition for relief by CPS under any Insolvency Law will result in consolidation of the assets and liabilities of the Seller or the Trust with those of CPS. These steps include the creation of the Seller as a separate, limited-purpose subsidiary pursuant to articles of incorporation containing certain limitations (including restrictions on the nature of the Seller's business and a restriction on the Seller's ability to commence a voluntary case or proceeding under any Insolvency Law without the prior unanimous affirmative vote of all of its directors). However, there can be no assurance that the activities of the Seller would not result in a court concluding that the assets and liabilities of the Seller should be consolidated with those of CPS in a proceeding under any Insolvency Law.

    The Seller has received the advice of counsel to the effect that, subject to certain facts, assumptions and qualifications, in a properly presented case under current law, in the event that CPS becomes a debtor in a case under the Bankruptcy Code, a United States Bankruptcy Court would not order the substantive consolidation of the assets and liabilities of the Seller with those of CPS. Among other things, it is assumed by counsel that the Seller will follow certain procedures in the conduct of its affairs, including maintaining records and books of account separate from those of CPS, refraining from commingling its assets with those of CPS and refraining from holding itself out as having agreed to pay, or being liable for, the debts of CPS. The Seller intends to follow and has represented to such counsel that it will follow these and other procedures related to maintaining its separate corporate identity. However, in the event that the Seller did not follow these procedures, and in certain other circumstances, there can be no assurance that a court would not conclude that the assets and liabilities of the Seller should be consolidated with those of CPS. If a court were to reach such a conclusion, or a filing were made to litigate any of the foregoing issues, delays in distributions on the Certificates (and possible reductions in the amount of such distributions) could occur. See "Risk Factors--Certain Legal Aspects".

    CPS was incorporated in the State of California on March 8, 1991. On October 22, 1992, CPS completed a public offering of 1,300,000 shares (approximately 31% of the shares then outstanding) of its common stock at an initial price of $5.00 per share. Prior to that time, 100% of the common stock of CPS was owned by CPS Holdings, Inc., a holding company the majority of the shares of which are owned by Charles E. Bradley, Sr. On March 6, 1995, CPS completed a second public offering of 1,000,000 shares (approximately 18.5% of the shares then outstanding) of its common stock at $14.75 per share. CPS and its subsidiaries engage primarily in the business of purchasing, selling and servicing Contracts originated by Dealers located primarily in California, Florida, Pennsylvania, Texas, Illinois and Nevada. CPS specializes in Contracts with Sub-Prime Borrowers who generally would not be expected to qualify for traditional financing such as that provided by commercial banks or automobile manufacturers' captive finance companies. Sub-Prime Borrowers generally have limited credit history, lower than average income or past credit problems. CPS also provides accounting and collection services to third party owners of automobile loan portfolios that were not originated by CPS. CPS's executive offices are located at 2 Ada, Suite 100, Irvine, California 92718; telephone (714) 753-6800.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

    Each Trust will, if so provided in the related Prospectus Supplement, issue one or more classes of Certificates pursuant to a Pooling and Servicing Agreement. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the related Certificates and Pooling and Servicing Agreement.

    Unless otherwise specified in the related Prospectus Supplement and except for the Certificates, if any, of a Series purchased by CPS, each class of Certificates will initially be represented by one or more certificates registered in the name of the Seller. Certificates will be available for purchase in the minimum denominations specified in the related Prospectus Supplement and, unless otherwise specified in the related Prospectus Supplement, in book-entry form only. The Seller has been informed by DTC that DTC's nominee will be Cede, unless another nominee is specified in the related Prospectus Supplement. Accordingly, such nominee is expected to be the holder of record of the Certificates of any Series that are not purchased by CPS. Unless and until Definitive Certificates are issued under the limited circumstances described herein or in the related Prospectus Supplement, no Certificateholder (other than CPS) will be entitled to receive a physical certificate representing a Certificate. All references herein and in the related Prospectus Supplement to actions by Certificateholders refer to actions taken by DTC upon instructions from the Participants, and all references herein and in the related Prospectus Supplement to distributions, notices, reports and statements to Certificateholders refer to distributions, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the Certificates, for distribution to Certificateholders in accordance with DTC's procedures with respect thereto. See "Certain Information Regarding the Certificates--Book-Entry Registration" and "--Definitive Certificates". Any Certificate of a Series owned by CPS will be entitled to equal and proportionate benefits under the applicable Pooling and Servicing Agreement, except that such Certificates will be deemed not to be outstanding for the purpose of determining whether the requisite percentage of Certificateholders has given any request, demand, authorization, direction, notice, or consent or taken any other action under the related Pooling and Servicing Agreement.

DISTRIBUTIONS OF PRINCIPAL AND INTEREST

    The timing and priority of distributions, seniority, allocations of losses, Pass-Through Rate and amount of or method of determining distributions with respect to principal and interest on each class of Certificates of a Series will be described in the related Prospectus Supplement. Distributions of interest on such Certificates will be made on the dates specified in the related Prospectus Supplement (the "Distribution Date") and, if so specified in the related Prospectus Supplement, will be made prior to distributions with respect to principal of such Certificates. To the extent provided in the related Prospectus Supplement, a Series of Certificates may include one or more classes of Strip Certificates entitled to (i) principal distributions with disproportionate, nominal or no interest distributions or (ii) interest distributions with disproportionate, nominal or no principal distributions. Each class of Certificates may have a different Pass-Through Rate, which may be a fixed, variable or adjustable Pass-Through Rate (and which may be zero for certain classes of Strip Certificates) or any combination of the foregoing. The related Prospectus Supplement will specify the Pass-Through Rate for each class of Certificates of a Series or the method for determining such Pass-Through Rate.

    In the case of a Series of Certificates that includes two or more classes of Certificates, the timing, sequential order, priority of payment or amount of distributions in respect of interest and principal, and any schedule or formula or other provisions applicable to the determination thereof, of each such class shall be as set forth in the related Prospectus Supplement. Distributions in respect of interest on and principal of any class of Certificates will be made on a PRO RATA basis among all holders of Certificates of such class.

                 CERTAIN INFORMATION REGARDING THE CERTIFICATES

FIXED RATE CERTIFICATES

    Each class of Certificates (other than certain classes of Strip Certificates) may bear interest at a fixed rate per annum ("Fixed Rate Certificates") or at a variable or adjustable rate per annum ("Floating Rate Certificates"), as more fully described below and in the applicable Prospectus Supplement. Each class of Fixed Rate Certificates will bear interest at the applicable per annum Pass-Through Rate specified in the applicable Prospectus Supplement. Unless otherwise set forth in the applicable Prospectus Supplement, interest on each class of Fixed Rate Certificates will be computed on the basis of a 360-day year of twelve 30-day months.

FLOATING RATE CERTIFICATES

    Each class of Floating Rate Certificates will bear interest for each applicable Interest Reset Period (as such term is defined in the related Prospectus Supplement with respect to a class of Floating Rate Certificates, the "Interest Reset Period") at a rate per annum determined by reference to an interest rate basis (the "Base Rate"), plus or minus the Spread, if any, or multiplied by the Spread Multiplier, if any, in each case as specified in the related Prospectus Supplement. The "Spread" is the number of basis points (one basis point equals one one-hundredth of a percentage point) that may be specified in the applicable Prospectus Supplement as being applicable to such class, and the "Spread Multiplier" is the percentage that may be specified in the applicable Prospectus Supplement as being applicable to such class.

    The applicable Prospectus Supplement will designate one of the following Base Rates as applicable to a given Floating Rate Certificate: (i) LIBOR (a "LIBOR Certificate"), (ii) the Commercial Paper Rate (a "Commercial Paper Rate Certificate"), (iii) the Treasury Rate (a "Treasury Rate Certificate"), (iv) the Federal Funds Rate (a "Federal Funds Rate Certificate"), (v) the CD Rate (a "CD Rate Certificate") or (vi) such other Base Rate as is set forth in such Prospectus Supplement. The "Index Maturity" for any class of Floating Rate Certificates is the period of maturity of the instrument or obligation from which the Base Rate is calculated. "H.15(519)" means the publication entitled "Statistical Release H.15(519), Selected Interest Rates", or any successor publication, published by the Board of Governors of the Federal Reserve System. "Composite Quotations" means the daily statistical release entitled "Composite 3:30 p.m. Quotations for U.S. Government Securities" published by the Federal Reserve Bank of New York. "Interest Reset Date" will be the first day of the applicable Interest Reset Period, or such other day as may be specified in the related Prospectus Supplement with respect to a class of Floating Rate Certificates.

    As specified in the applicable Prospectus Supplement, Floating Rate Certificates of a given class may also have either or both of the following (in each case expressed as a rate per annum): (i) a maximum limitation, or ceiling, on the rate at which interest may accrue during any interest period and (ii) a minimum limitation, or floor, on the rate at which interest may accrue during any interest period. In addition to any maximum interest rate that may be applicable to any class of Floating Rate Certificates, the interest rate applicable to any class of Floating Rate Certificates will in no event be higher than the maximum rate permitted by applicable law, as the same may be modified by United States law of general application.

    Each Trust with respect to which a class of Floating Rate Certificates will be issued will appoint, and enter into agreements with, a calculation agent (each, a "Calculation Agent") to calculate interest rates on each such class of Floating Rate Certificates issued with respect thereto. The applicable Prospectus Supplement will set forth the identity of the Calculation Agent for each such class of Floating Rate Certificates of a given Series, which may be either the related Trustee or Indenture Trustee with respect to such Series. All determinations of interest by the Calculation Agent shall, in the absence of manifest error, be conclusive for all purposes and binding on the holders of Floating Rate Certificates of a given class. All percentages resulting from any calculation of the rate of interest on a Floating Rate Certificate will be rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward.

    CD RATE CERTIFICATES. Each CD Rate Certificate will bear interest for each Interest Reset Period at the interest rate calculated with reference to the CD Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

    The "CD Rate" for each Interest Reset Period shall be the rate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "CD Rate Determination Date") for negotiable certificates of deposit having the Index Maturity designated in the applicable Prospectus Supplement as published in H.15(519) under the heading "Cds (Secondary Market)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such CD Rate Determination Date, then the "CD Rate" for such Interest Reset Period will be the rate on such CD Rate Determination Date for negotiable certificates of deposit of the Index Maturity designated in the applicable Prospectus Supplement as published in Composite Quotations under the heading "Certificates of Deposit". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the CD Rate for such Interest Reset Period will be calculated by the Calculation Agent for such CD Rate Certificate and will be the arithmetic mean of the secondary market offered rates as of 10:00 a.m., New York City time, on such CD Rate Determination Date, of three leading nonbank dealers in negotiable U.S. dollar certificates of deposit in The City of New York selected by the Calculation Agent for such CD Rate Certificate for negotiable certificates of deposit of major United States money center banks of the highest credit standing (in the market for negotiable certificates of deposit) with a remaining maturity closest to the Index Maturity designated in the related Prospectus Supplement in a denomination of $5,000,000; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the CD Rate for such Interest Reset Period will be the same as the CD Rate for the immediately preceding Interest Reset Period.

    The "Calculation Date" pertaining to any CD Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such CD Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

    COMMERCIAL PAPER RATE CERTIFICATES. Each Commercial Paper Rate Certificate will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Commercial Paper Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

    The "Commercial Paper Rate" for each Interest Reset Period will be determined by the Calculation Agent for such Commercial Paper Rate Certificate as of the second business day prior to the Interest Reset Date for such Interest Reset Period (a "Commercial Paper Rate Determination Date") and shall be the Money Market Yield (as defined below) on such Commercial Paper Rate Determination Date for the rate for commercial paper having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "Commercial Paper". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Commercial Paper Rate Determination Date, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield on such Commercial Paper Rate Determination Date for the rate for commercial paper of the specified Index Maturity as published in Composite Quotations under the heading "Commercial Paper". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H.15(519) or Composite Quotations, then the "Commercial Paper Rate" for such Interest Reset Period shall be the Money Market Yield of the arithmetic mean of the offered rates, as of 11:00 a.m., New York City time, on such Commercial Paper Rate Determination Date of three leading dealers of commercial paper in The City of New York selected by the Calculation Agent for such Commercial Paper Rate Certificate for commercial paper of the specified Index Maturity placed for an industrial issuer whose bonds are rated "AA" or the equivalent by a nationally recognized rating agency; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting offered rates as mentioned in this sentence, the "Commercial Paper Rate" for such Interest Reset Period will be the same as the Commercial Paper Rate for the immediately preceding Interest Reset Period.

    "Money Market Yield" shall be a yield calculated in accordance with the following formula:

                            D X 360
Money Market Yield =   ----------------     X 100
                         360 - (D x M)

where "D" refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and "M" refers to the actual number of days in the specified Index Maturity.

    The "Calculation Date" pertaining to any Commercial Paper Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Commercial Paper Rate Determination Date or, if such day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

    FEDERAL FUNDS RATE CERTIFICATES. Each Federal Funds Rate Certificate will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Federal Funds Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

    The "Federal Funds Rate" for each Interest Reset Period shall be the effective rate on the Interest Reset Date for such Interest Reset Period (a "Federal Funds Rate Determination Date") for Federal Funds as published in H. 15(519) under the heading "Federal Funds (Effective)". In the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Federal Funds Rate Determination Date, the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date as published in Composite Quotations under the heading "Federal Funds/Effective Rate". If by 3:00 p.m., New York City time, on such Calculation Date such rate is not yet published in either H. 15(519) or Composite Quotations, then the "Federal Funds Rate" for such Interest Reset Period shall be the rate on such Federal Funds Rate Determination Date made publicly available by the Federal Reserve Bank of New York which is equivalent to the rate which appears in H.15(519) under the heading "Federal Funds (Effective)"; PROVIDED, HOWEVER, that if such rate is not made publicly available by the Federal Reserve Bank of New York by 3:00 p.m., New York City time, on such Calculation Date, the "Federal Funds Rate" for such Interest Reset Period will be the same as the Federal Funds Rate in effect for the immediately preceding Interest Reset Period. In the case of a Federal Funds Rate Certificate that resets daily, the interest rate on such Security for the period from and including a Monday to but excluding the succeeding Monday will be reset by the Calculation Agent for such Certificate on such second Monday (or, if not a business day, on the next succeeding business day) to a rate equal to the average of the Federal Funds Rates in effect with respect to each such day in such week.

    The "Calculation Date" pertaining to any Federal Funds Rate Determination Date shall be the next succeeding business day.

    LIBOR CERTIFICATES. Each LIBOR Certificate will bear interest for each Interest Reset Period at the interest rate calculated with reference to LIBOR and the Spread or Spread Multiplier, if any, specified in such Certificate and in the applicable Prospectus Supplement.

    With respect to LIBOR indexed to the offered rates for U.S. dollar deposits, "LIBOR" for each Interest Reset Period will be determined by the Calculation Agent for any LIBOR Certificate as follows:

        (i) On the second London Banking Day prior to the Interest Reset Date for such Interest Reset Period (a "LIBOR Determination Date"), the Calculation Agent for such LIBOR Certificate will determine the arithmetic mean of the offered rates for deposits in U.S. dollars for the period of the Index Maturity specified in the applicable Prospectus Supplement, commencing on such Interest Reset Date, which appear on the Reuters Screen LIBO Page at approximately 11:00 a.m., London time, on such LIBOR Determination Date. For purposes of calculating LIBOR, "London Banking Day" means any business day on which dealings in deposits in United States dollars are transacted in the London interbank market and "Reuters Screen LIBO Page" means the display designated as page "LIBO" on the Reuters Monitor Money Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks). If at least two such offered rates appear on the Reuters Screen LIBO Page, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such offered rates as determined by the Calculation Agent for such LIBOR Certificate.

        (ii) If fewer than two offered rates appear on the Reuters Screen LIBO Page on such LIBOR Determination Date, the Calculation Agent for such LIBOR Certificate will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for the period of the specified Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, "LIBOR" for such Interest Reset Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Certificate at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; PROVIDED, HOWEVER, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, "LIBOR" for such Interest Reset Period will be the same as LIBOR for the immediately preceding Interest Reset Period.

    TREASURY RATE CERTIFICATES. Each Treasury Rate Certificate will bear interest for each Interest Reset Period at the interest rate calculated with reference to the Treasury Rate and the Spread or Spread Multiplier, if any, specified in such Security and in the applicable Prospectus Supplement.

    The "Treasury Rate" for each Interest Period will be the rate for the auction held on the Treasury Rate Determination Date (as defined below) for such Interest Reset Period of direct obligations of the United States ("Treasury bills") having the Index Maturity specified in the applicable Prospectus Supplement, as such rate shall be published in H.15(519) under the heading "U.S. Government Securities-Treasury bills-auction average (investment)" or, in the event that such rate is not published prior to 3:00 p.m., New York City time, on the Calculation Date (as defined below) pertaining to such Treasury Rate Determination Date, the auction average rate (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) on such Treasury Rate Determination Date as otherwise announced by the United States Department of the Treasury. In the event that the results of the auction of Treasury bills having the specified Index Maturity are not published or reported as provided above by 3:00 p.m., New York City time, on such Calculation Date, or if no such auction is held on such Treasury Rate Determination Date, then the "Treasury Rate" for such Interest Reset Period shall be calculated by the Calculation Agent for such Treasury Rate Certificate and shall be the yield to maturity (expressed as a bond equivalent on the basis of a year of 365 or 366 days, as applicable, and applied on a daily basis) of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such Treasury Rate Determination Date, of three leading primary United States government securities dealers selected by such Calculation Agent for the issue of Treasury bills with a remaining maturity closest to the specified Index Maturity; PROVIDED, HOWEVER, that if the dealers selected as aforesaid by such Calculation Agent are not quoting bid rates as mentioned in this sentence, then the "Treasury Rate" for such Interest Reset Period will be the same as the Treasury Rate for the immediately preceding Interest Reset Period.

    The "Treasury Rate Determination Date" for each Interest Reset Period will be the day of the week in which the Interest Reset Date for such Interest Reset Period falls on which Treasury bills would normally be auctioned. Treasury bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is normally held on the following Tuesday, except that such auction may be held on the preceding Friday. If, as the result of a legal holiday, an auction is so held on the preceding Friday, such Friday will be the Treasury Rate Determination Date pertaining to the Interest Reset Period commencing in the next succeeding week. If an auction date shall fall on any day that would otherwise be an Interest Reset Date for a Treasury Rate Certificate, then such Interest Reset Date shall instead be the business day immediately following such auction date.

    The "Calculation Date" pertaining to any Treasury Rate Determination Date shall be the first to occur of (a) the tenth calendar day after such Treasury Rate Determination Date or, if such a day is not a business day, the next succeeding business day or (b) the second business day preceding the date any payment is required to be made for any period following the applicable Interest Reset Date.

BOOK-ENTRY REGISTRATION

    As may be described in the related Prospectus Supplement, Certificateholders of a given Series may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

    Cede, as nominee for DTC, will hold the global Certificates in respect of a given Series. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants (as defined below) and the Euroclear Participants (as defined below) (collectively, the "Participants"), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the "Depositaries") which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

    DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York UCC and a "clearing agency" registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thereby eliminating the need for physical movement of notes or certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

    Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

    Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. CEDEL Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

    Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

    The Certificateholders of a given Series that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Certificates of such Series may do so only through Participants and Indirect Participants. In addition, Certificateholders of a given Series will receive all distributions of principal and interest through the Participants who in turn will receive them from DTC. Under a book-entry format, Certificateholders of a given Series may experience some delay in their receipt of payments, since such payments will be forwarded by the applicable Trustee to Cede, as nominee for DTC. DTC will forward such payments to its Participants, which thereafter will forward them to Indirect Participants or such Certificateholders. It is anticipated that the only "Certificateholder" in respect of any Series will be Cede, as nominee of DTC. Certificateholders of a given Series will not be recognized as Certificateholders of such Series, and such Certificateholders will be permitted to exercise the rights of Certificateholders of such Series only indirectly through DTC and its Participants.

    Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of Certificates of a given Series among Participants on whose behalf it acts with respect to such Certificates and to receive and transmit distributions of principal of, and interest on, such Certificates. Participants and Indirect Participants with which the Certificateholders of a given Series have accounts with respect to such Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders of such Series. Accordingly, although such Certificateholders will not possess Certificates, the Rules provide a mechanism by which Participants will receive payments and will be able to transfer their interests.

    Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder of a given Series to pledge Certificates of such Series to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

    DTC will advise the Trustee in respect of each Series that it will take any action permitted to be taken by a Certificateholder of the related Series only at the direction of one or more Participants to whose accounts with DTC the Certificates of such Series are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

    CEDEL is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ("CEDEL Participants") and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

    Euroclear was created in 1968 to hold securities for participants of the Euroclear System ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 28 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the "Euroclear Operator" (as defined below), and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The "Euroclear Operator" is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

    Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear

System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of relationship with persons holding through Euroclear Participants.

    Except as required by law, the Trustee in respect of a Series will not have any liability for any aspect of the records relating to or payments made or account of beneficial ownership interests of the related Certificates held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DEFINITIVE CERTIFICATES

    Unless otherwise stated in the related Prospectus Supplement, the Certificates of a Series will be issued in fully registered, certificated form ("Definitive Certificates") to Certificateholders or their nominees, rather than to DTC or its nominee, only if (i) the Trustee in respect of the related Series advises in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such Certificates and such Trustee is unable to locate a qualified successor, (ii) such Trustee, at its option, elects to terminate the book-entry-system through DTC or (iii) after the occurrence of a default by the Servicer under the related Pooling and Servicing Agreement, Certificateholders representing at least a majority of the outstanding principal amount of such Certificates advise the applicable Trustee through DTC in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in such Certificateholders' best interest.

    Upon the occurrence of any event described in the immediately preceding paragraph, the applicable Trustee will be required to notify all such Certificateholders through Participants of the availability of Definitive Certificates. Upon surrender by DTC of the definitive certificates representing such Certificates and receipt of instructions for re-registration, the applicable Trustee will reissue such Certificates as Definitive Certificates to such Certificateholders.

    Distributions of principal of, and interest on, such Definitive Certificates will thereafter be made by the applicable Trustee in accordance with the procedures set forth in the related Pooling and Servicing Agreement directly to holders of Definitive Certificates in whose names the Definitive Certificates were registered at the close of business on the applicable Record Date specified for such Certificates in the related Prospectus Supplement. Such distributions will be made by check mailed to the address of such holder as it appears on the register maintained by the applicable Trustee. The final payment on any such Security, however, will be made only upon presentation and surrender of such Security at the office or agency specified in the notice of final distribution to the applicable Certificateholders.

    Definitive Certificates in respect of a given Series of Certificates will be transferable and exchangeable at the offices of the applicable Trustee or of a certificate registrar named in a notice delivered to holders of such Definitive Certificates. No service charge will be imposed for any registration of transfer or exchange, but the applicable Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

REPORTS TO CERTIFICATEHOLDERS

    With respect to each Series of Certificates, on or prior to each Distribution Date for such Series, the Servicer or the related Trustee will forward or cause to be forwarded to each holder of record of such class of Certificates a statement or statements with respect to the related Trust Assets setting forth the information specified in the related Prospectus Supplement.

    In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year, the applicable Trustee will provide to the Certificateholders a statement containing information required by applicable tax laws, for the purpose of the Certificateholders' preparation of federal income tax returns.

              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

    The following summary describes certain terms of each Pooling and Servicing Agreement pursuant to which a Trust will be created and the related Certificates in respect of such Trust will be issued. For purposes of this Prospectus, the term "Pooling and Servicing Agreement" as used with respect to a Trust means, collectively, and except as otherwise specified, any and all agreements relating to the establishment of the related Trust, the servicing of the related Receivables and the issuance of the related Certificates. Forms of the Pooling and Servicing Agreement have been filed as exhibits to the Registration Statement of which this Prospectus forms a part. The summary does not purport to be complete. It is qualified in its entirety by reference to the provisions of the Pooling and Servicing Agreements.

SALE AND ASSIGNMENT OF RECEIVABLES

    On or prior to the closing date specified with respect to any given Series of Certificates (the "Closing Date"), CPS will sell and assign to a Seller, without recourse, except as otherwise provided in the applicable Purchase Agreement, its entire interest in the Receivables to be included in such Trust, together with its security interests in the related Financed Vehicles. At the time of issuance of the Certificates, such Seller will sell and assign to the Trust, without recourse, except as provided in the applicable Pooling and Servicing Agreement, its entire interest in such Receivables, together with its security interests in the related Financed Vehicles. Each Receivable will be identified in a schedule appearing as an exhibit to the applicable Pooling and Servicing Agreement. The Trustee will concurrently with such sale and assignment, execute, authenticate, and deliver the Certificates to the applicable Seller in exchange for the Receivables.

    In each Purchase Agreement, CPS will represent and warrant to the applicable Seller, among other things with respect to the Receivables being sold and assigned therein, that (i) the information provided with respect to the Receivables is correct in all material respects: (ii) at the date of origination of each Receivable, physical damage insurance covering the related Financed Vehicle is in effect in accordance with CPS's normal requirements; (iii) at the applicable Cutoff Date, the Receivables are free and clear of all security interests, liens, charges, and encumbrances and no offsets, defenses, or counterclaims against Dealers have been asserted or threatened; (iv) at the applicable Cutoff Date, each of the Receivables is or will be secured by a first-priority perfected security interest in the Financed Vehicle in favor of CPS; and (v) each Receivable, at the time it was originated, complied in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth in lending, equal credit opportunity and disclosure laws. As of the last day of the second (or, if CPS elects, the first) month following the discovery by or notice to the applicable Seller and CPS of a breach of any representation or warranty that materially and adversely affects a Receivable, unless the breach is cured, CPS will purchase such Receivable from the applicable Seller who will purchase from the applicable Trust for the Purchase Amount. The repurchase obligation will constitute the sole remedy available to the Certificateholders, the Credit Enhancer (if any), a Seller or a Trustee for any such uncured breach.

    On or prior to a Closing Date, the Contracts will be delivered to the applicable Trustee as custodian, and such Trustee thereafter will maintain physical possession of the Receivables except as may be necessary for the servicing thereof by CPS. The Receivables will not be stamped to show the ownership thereof by the applicable Trust. However, CPS's accounting records and computer systems will reflect the sale and assignment of the Receivables to the applicable Seller, and Uniform Commercial Code ("UCC") financing statements reflecting such sales and assignments will be filed. See "Formation of the Trust" in the related Prospectus Supplement and "Certain Legal Aspects of the Receivables" herein.

PRE-FUNDING ACCOUNTS

    If so provided in the related Prospectus Supplement, the Seller will be obligated pursuant to the Pooling and Servicing Agreement to sell Subsequent Receivables to the Trust, and the Trust will be obligated to purchase such Subsequent Receivables, subject only to the satisfaction of certain conditions set forth in the Pooling and Servicing Agreement and described in the related Prospectus Supplement. If the principal amount of the eligible Subsequent Receivables acquired by the Seller from the CPS during a Funding Period is less than the Pre-Funded Amount, the Seller may have insufficient Subsequent Receivables to transfer to a Trust and holders of one or more classes of the related Series of Certificates may receive a prepayment or early distribution of principal at the end of the Funding Period. See "Risk Factors--Pre-Funding Accounts".

    Amounts on deposit in a Pre-Funding Account during the Funding Period will be invested by the Trustee in Eligible Investments and any Investment Income thereon received during a Collection Period will be included in the interest distribution amount on the following Distribution Date for the related Series. See "--Accounts".

    Any conveyance of Subsequent Receivables to a Trust is subject to the satisfaction, on or before the related transfer date (each, a "Subsequent Transfer Date"), of the following conditions precedent, among others: (i) each such Subsequent Receivable must satisfy the eligibility criteria specified in the related Pooling and Servicing Agreement; (ii) the Seller shall not have selected such Subsequent Receivables in a manner that is adverse to the interests of holders of the related Certificates; (iii) as of the respective Cutoff Dates for such Subsequent Receivables, all of the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Trust as of such date, must satisfy the parameters described under "The Receivables Pools" herein and "The Receivables Pool" in the related Prospectus Supplement; and (iv) the Seller must execute and deliver to such Trust a written assignment conveying such Subsequent Receivables to such Trust. In addition, as and to the extent specified in the related Prospectus Supplement, the conveyance of Subsequent Receivables to a Trust is subject to the satisfaction of the condition subsequent, among others, which must be satisfied within the applicable time period specified in the related Prospectus Supplement, that the Seller deliver certain legal opinions to the related Trustee with respect to the validity of the conveyance of the Subsequent Receivables to the Trust. If any such conditions precedent or conditions subsequent are not met with respect to any Subsequent Receivables within the time period specified in the related Prospectus Supplement, CPS or the Seller, as specified in the related Prospectus Supplement, will be required to repurchase such Subsequent Receivables from the related Trust, at a purchase price equal to the related Repurchase Amounts therefor.

    Except as described herein and in the related Prospectus Supplement, there will be no other required characteristics of Subsequent Receivables. Therefore, the characteristics of the entire Receivables Pool included in any Trust may vary significantly as Subsequent Receivables are conveyed to such Trust from time to time during the Funding Period or Revolving Period.

ACCOUNTS

    With respect to each Series of Certificates issued by a Trust, the Servicer will establish and maintain with the applicable Trustee one or more accounts, in the name of such Trustee on behalf of the related Certificateholders, into which all payments made on or with respect to the related Receivables will be deposited (the "Collection Account"). The Servicer will also establish and maintain with such Trustee separate accounts, in the name of such Trustee on behalf of such Certificateholders, into which amounts released from the Collection Account and the reserve account or other Credit Enhancement, if any, for distribution to such Certificateholders will be deposited and from which distributions to such Certificateholders will be made (the "Distribution Account").

    PAYAHEAD ACCOUNT. If so provided in the related Prospectus Supplement, the Servicer will establish for each Series of Securities an additional account (the "Payahead Account"), in the name of the related

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Trustee, into which, to the extent required in the related Pooling and Servicing
Agreement, early payments made by or on behalf of Obligors on Actuarial Receivables or Rule of 78s Receivables will be deposited until such time as such payments become due. Until such time as payments are transferred from the Payahead Account to the Collection Account, they will not constitute collected interest or collected principal and will not be available for distribution to Certificateholders.

    PRE-FUNDING ACCOUNT. If so provided in the related Prospectus Supplement, the Servicer will establish and maintain a Pre-Funding Account, in the name of the related Trustee on behalf of the related Certificateholders, into which the Seller will deposit the Pre-Funded Amount on the related Closing Date. The Pre-Funded Amount will not exceed 25% of the initial aggregate principal amount of the Certificates of the related Series. The Pre-Funded Amount will be used by the related Trustee to purchase Subsequent Receivables from the Seller from time to time during the Funding Period. The amounts on deposit in the Pre-Funding Account during the Funding Period will be invested by the Trustee in Eligible Investments. Any Investment Income received on the Eligible Investments during a Collection Period will be included in the interest distribution amount on the following Distribution Date. The Funding Period, if any, for a Trust will begin on the related Closing Date and will end on the date specified in the related Prospectus Supplement, which in no event will be later than the date that is 90 days after the related Closing Date. Any amounts remaining in the Pre-Funding Account at the end of the Funding Period will be distributed to the related Certificateholders in the manner and priority specified in the related Prospectus Supplement, as a prepayment of principal of the related Certificates.

    OTHER ACCOUNTS. Any other accounts to be established with respect to a Trust, including any reserve account, will be described in the related Prospectus Supplement.

    INVESTMENTS. For any Series of Certificates, funds in the Collection Account, the Distribution Account, any reserve account and other accounts identified as such in the related Prospectus Supplement (collectively, the "Trust Accounts") shall be invested as provided in the related Pooling and Servicing Agreement in Eligible Investments. "Eligible Investments" are generally limited to investments acceptable to the Rating Agencies as being consistent with the rating of such Certificates. Subject to certain conditions, Eligible Investments may include securities issued by CPS, the Servicer or their respective affiliates or other trusts created by CPS or its affiliates. Except as described below or in the related Prospectus Supplement, Eligible Investments are limited to obligations or securities that mature not later than the business day immediately preceding the related Distribution Date. However, subject to certain conditions, funds in the reserve account may be invested in securities that will not mature prior to the date of the next distribution and will not be sold to meet any shortfalls. Thus, the amount of cash in any reserve account at any time may be less than the balance of such reserve account. If the amount required to be withdrawn from any reserve account to cover shortfalls in collections on the related Receivables exceeds the amount of cash in such reserve account, a temporary shortfall in the amounts distributed to the related Certificateholders could result, which could, in turn, increase the average life of the Certificates of such Series. Except as otherwise specified in the related Prospectus Supplement, investment earnings on funds deposited in the applicable Trust Accounts, net of losses and investment expenses (collectively, "Investment Earnings"), shall be deposited in the applicable Collection Account on each Distribution Date and shall be treated as collections of interest on the related Receivables.

    ELIGIBLE DEPOSIT ACCOUNTS. The Trust Accounts will be maintained as Eligible Deposit Accounts. "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade. "Eligible Institution" means, with respect to a Trust, (a) the corporate trust department of the related Trustee, or

(b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), which (i) (A) has either (w) a long-term unsecured debt rating acceptable to the Rating Agencies or (x) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies or (B) the parent corporation of which has either (y) a long-term unsecured debt rating acceptable to the Rating Agencies or (z) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (ii) whose deposits are insured by the FDIC.

THE SERVICER

    The Servicer under each Pooling and Servicing Agreement will be named in the related Prospectus Supplement. The entity serving as Servicer may be CPS or an affiliate of CPS and may have other business relationships with CPS or CPS's affiliates. The Servicer with respect to each Series will service the Receivables contained in the Trust for such Series. Any Servicer may delegate its servicing responsibilities to one or more subservicers, but will not be relieved of its liabilities with respect thereto.

    The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Pooling and Servicing Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Certificateholders will constitute a default by the Servicer under the related Pooling and Servicing Agreement.

    A Pooling and Servicing Agreement may contain provisions providing for a standby servicer ("Standby Servicer") to serve as successor servicer in the event the Servicer is terminated or resigns as Servicer pursuant to the terms of such Pooling and Servicing Agreement. A Standby Servicer will receive a fee on each Distribution Date for agreeing to stand by as successor Servicer and for performing certain other functions. If the Standby Servicer becomes the Servicer under a Pooling and Servicing Agreement, it will receive compensation as a Servicer in an amount set forth in such Pooling and Servicing Agreement.

SERVICING PROCEDURES

    Each Pooling and Servicing Agreement will provide that the Servicer will follow its then-employed standards, or such more exacting standards as the Servicer employs in the future, in servicing the Receivables that are part of the Trust. Each Pooling and Servicing Agreement will provide that the Servicer will make reasonable efforts to collect all payments due with respect to the Receivables that are part of the Trust and, in a manner consistent with such Pooling and Servicing Agreement, will continue such collection procedures as it follows with respect to automotive retail installment sale contracts it services for itself and others. Consistent with its normal procedures, the Servicer may, in its sole discretion, arrange with the Obligor on a Receivable to extend the payment schedule; PROVIDED, HOWEVER, that the Servicer may be limited as to the number of times an extension may be granted and as to the timing of such extensions. No such arrangement will, for purposes of a Pooling and Servicing Agreement, modify the original due dates or the amount of the scheduled payments, or extend the final payment date on any Receivable beyond the last day of the penultimate Collection Period before the Final Scheduled Distribution Date under such Pooling and Servicing Agreement. If the Servicer grants an extension with respect to a Receivable other than in accordance with the aforementioned limitations, the Servicer will be required to purchase the Receivable. Following any such purchase of a Receivable by the Servicer, such Receivable will be released from the Trust and conveyed to the Servicer. The Servicer may sell the Vehicle securing the respective defaulted Receivable, if any, at a public or private sale, or take any other action permitted by applicable law. See "Certain Legal Aspects of the Receivables".

    The material aspects of any particular Servicer's collections and other relevant procedures will be set forth in the related Prospectus Supplement.

PAYMENTS ON RECEIVABLES

    With respect to each Series of Certificates, unless otherwise specified in the related Prospectus Supplement, the Servicer will notify each Obligor that payments made by such Obligor after the Cutoff Date with respect to a Receivable must be mailed directly to the Post Office Box set forth in the Pooling and Servicing Agreement relating to such Receivable. On each Business Day, the Lock-Box Processor set forth in the Pooling and Servicing Agreement relating to such Receivable will transfer any such payments received in the applicable post office box in the name of the applicable Trustee for the benefit of the Certificateholders and the related Credit Enhancer (if any) (the "Post Office Box") to the applicable segregated lock-box account in the name of the applicable Trustee for the benefit of the Certificateholders and the related Credit Enhancer (if any) (the "Lock-Box Account"). Any payments received by the Servicer from an Obligor or from a source other than an Obligor must be deposited in the applicable Lock-Box Account or the applicable Collection Account upon receipt. The Servicer will, following the receipt of funds in such Lock-Box Account, direct the Lock-Box Bank to transfer such funds to the applicable Collection Account. Prior to the applicable Distribution Date, the applicable Trustee, on the basis of instructions provided by the Servicer, will transfer funds held in such Collection Account to the applicable Payahead Account if such payments constitute Payaheads or to the applicable Certificate Account for distribution to the Certificateholders of the related Series.

    Collections on a Rule of 78's Receivable made during a Collection Period will be applied first, to the scheduled payment on such Rule of 78's Receivable, and second, to any late fees accrued with respect to such Rule of 78's Receivable. If the collections remaining after application to the scheduled payment and late fees, if any, are insufficient to prepay the Rule of 78's Receivable in full, such collections will be transferred to and kept in the Payahead Account, until such later Collection Period as the collections may be transferred to the Collection Account and applied either to the scheduled payment or to prepay such Rule of 78's Receivable in full.

SERVICING COMPENSATION

    As may be described in the related Prospectus Supplement with respect to any Series of Certificates issued by a Trust, the Servicer will be entitled to receive a servicing fee on each Distribution Date (the "Servicing Fee"), equal to the product of one-twelfth of the specified percentage per annum and the Pool Balance (each as set forth in the related Prospectus Supplement) as of the close of business on the last day of the second preceding Collection Period; PROVIDED, HOWEVER, that with respect to the first Distribution Date, the Servicing Fee will equal the product of one-twelfth of the Servicing Fee Rate and the original Pool Balance. So long as CPS is Servicer, a portion of the Servicing Fee will be payable to the Standby Servicer, if any (as set forth in the related Prospectus Supplement), for agreeing to stand by as successor Servicer and for performing certain other functions. If the Standby Servicer, or any other entity serving at the time as Standby Servicer, becomes the successor Servicer, it will receive compensation for acting in such capacity. See "Standby Servicer" in the related Prospectus Supplement. The Servicer will also collect and retain, as additional servicing compensation, any late fees, prepayment charges, including, in the case of a Rule 78's Receivable that is part of the Trust and that is prepaid in full, to the extent not required by law to be remitted to the related Obligor, the difference between the principal balance of such Receivable computed on an actuarial basis plus accrued interest to the date of prepayment and the principal balance of such Receivable computed according to the Rule of 78's, and other administrative fees or similar charges allowed by applicable law with respect to the Receivables that are part of the Trust, and will be entitled to reimbursement from the Trust for certain liabilities. Payments by or on behalf of Obligors will be allocated to scheduled payments, late fees and other charges and principal and interest in accordance with the Servicer's normal practices and procedures. The Servicing Fee will be paid out of collections from the Receivables, prior to distributions to Certificateholders of the related Series.

    The Servicing Fee and additional servicing compensation will compensate the Servicer for performing the functions of a third party servicer of automotive receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of Obligors on the Receivables that are part of the Trust, investigating delinquencies, sending payment coupons to Obligors, reporting tax information to Obligors, paying costs of disposition of defaults and policing the collateral. The Servicing Fee also will compensate the Servicer for administering the Receivables that are part of the Trust, including accounting for collections and furnishing monthly and annual statements as required with respect to a Series of Certificates regarding distributions and generating federal income tax information. The Servicing Fee also will reimburse the Servicer for certain taxes, accounting fees, outside auditor fees, data processing costs and other costs incurred in connection with administering the Receivables that are part of the Trust.

CERTAIN MATTERS REGARDING THE SERVICER

    Each Pooling and Servicing Agreement will provide that the Servicer may not resign from its obligations and duties as Servicer thereunder except upon determination that its performance of such duties is no longer permissible under applicable law and under certain other circumstances. No such resignation will become effective until a successor servicer has assumed the servicing obligations and duties under the applicable Pooling and Servicing Agreement. In the event CPS resigns as Servicer or is terminated as Servicer, the Standby Servicer, if any, will agree to assume the servicing obligations and duties under the Pooling and Servicing Agreement.

    Each Pooling and Servicing Agreement will further provide that neither the Servicer nor any of its directors, officers, employees, and agents will be under any liability to the Trust or the Certificateholders of the related Series for taking any action or for refraining from taking any action pursuant to such Pooling and Servicing Agreement, or for errors in judgment; PROVIDED, HOWEVER, that neither the Servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties thereunder. In addition, each Pooling and Servicing Agreement will provide that the Servicer is under no obligation to appear in, prosecute, or defend any legal action that is not incidental to its servicing responsibilities under the applicable Pooling and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

    Under the circumstance specified in each Pooling and Servicing Agreement any entity into which the Servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the Servicer is a party, or any entity succeeding to the business of the Servicer which corporation or other entity in each of the foregoing cases assumes the obligations of the Servicer, will be the successor to the Servicer under the applicable Pooling and Servicing Agreement.

DISTRIBUTIONS ON CERTIFICATES

    With respect to each Series of Certificates, beginning on the Distribution Date specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal or interest only) on each class of such Certificates entitled thereto will be made by the applicable Trustee to the holders of Certificates (the "Certificateholders") of such Series. The timing, calculation, allocation, order, source, priorities of and requirements for all distributions to each class of Certificateholders of such Series will be set forth in the related Prospectus Supplement.

    With respect to each Series of Certificates, on each Distribution Date collections on the related Receivables will be withdrawn from the Collection Account for distribution to Certificateholders to the extent provided in the related Prospectus Supplement. Credit Enhancement may be available to cover any shortfalls in the amount available for distribution on such date, to the extent specified in the related Prospectus Supplement.

CREDIT AND CASH FLOW ENHANCEMENT

    The amounts and types of Credit Enhancement arrangements, if any, and the provider thereof, if applicable, with respect to each class of Certificates of a given Series will be set forth in the related Prospectus Supplement. If and to the extent provided in the related Prospectus Supplement, Credit Enhancement may be in the form of a Policy, subordination of one or more classes of Certificates, reserve accounts, spread accounts, over-collateralization, letters of credit, credit or liquidity facilities, third party payments or other support, surety bonds, guaranteed cash deposits or such other arrangements as may be described in the related Prospectus Supplement or any combination of two or more of the foregoing. If specified in the applicable Prospectus Supplement, Credit Enhancement for a class of Certificates may cover one or more other classes of Certificates of the same Series, and Credit Enhancement for a Series of Certificates may cover one or more other Series of Certificates.

    The presence of Credit Enhancement for the benefit of any class or Series of Certificates is intended to enhance the likelihood of receipt by the Certificateholders or such class or Series of the full amount of principal and interest due thereon and to decrease the likelihood that such Certificateholders will experience losses. As more specifically provided in the related Prospectus Supplement, the Credit Enhancement for a class or Series of Certificates will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance and interest thereon. If losses occur which exceed the amount covered by any Credit Enhancement or which are not covered by any Credit Enhancement, Certificateholders of any class or Series will bear their allocable share of deficiencies, as described in the related Prospectus Supplement. In addition, if a form of Credit Enhancement covers more than one Series of Certificates, Certificateholders of any such Series will be subject to the risk that such Credit Enhancement will be exhausted by the claims of Certificateholders of other Series.

STATEMENTS TO TRUSTEES

    Prior to each Distribution Date with respect to each Series of Certificates, the Servicer will provide to the applicable Trustee and Credit Enhancer as of the close of business on the last day of the preceding related Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Certificateholders of such Series described under "Description of the Certificates--Statements to Certificateholders" in the Prospectus Supplement.

EVIDENCE AS TO COMPLIANCE

    Each Pooling and Servicing Agreement will provide that a firm of independent public accountants will furnish to the related Trustee and Credit Enhancer, annually, a statement as to compliance by the Servicer during the preceding twelve months (or, in the case of the first such certificate, the period from the applicable Closing Date) with certain standards relating to the servicing of the Receivables.

    Each Pooling and Servicing Agreement will also provide for delivery to the related Trustee and Credit Enhancer of a certificate signed by an officer of the Servicer stating that the Servicer has fulfilled its obligations under such Pooling and Servicing Agreement in all material respects throughout the preceding 12 months (or, in the case of the first such certificate, the period from the applicable Closing Date) or, if there has been a default in the fulfillment of any such obligation in any material respect, describing each such default. The Servicer also will agree to give each Trustee and Credit Enhancer notice of certain Events of Default (as defined in the related Prospectus Supplement) under the related Pooling and Servicing Agreement.

    Copies of such statements and certificates may be obtained by Certificateholders by a request in writing addressed to the applicable Trustee.

AMENDMENT

    Unless otherwise provided in the related Prospectus Supplement, each of the Pooling and Servicing Agreements may be amended by the parties thereto, without the consent of the related Certificateholders, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreements or of modifying in any manner the rights of such Certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the applicable Trustee, materially and adversely affect the interests of any such Certificateholder and subject to the approval of any Credit Enhancer. As may be described in the related Prospectus Supplement, the Pooling and Servicing Agreements may also be amended by CPS, the Servicer, and the applicable Trustee with the consent of the holders of Certificates evidencing at least a majority of the voting rights of such then outstanding Certificates for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Pooling and Servicing Agreements or of modifying in any manner the rights of such Certificateholders; provided, however, that no such amendment may (i) increase or reduce in any manner the amount or priority of, or accelerate or delay the timing of, collections of payments on the related Receivables or distributions that are required to be made for the benefit of such Certificateholders without the consent of each Certificateholder affected thereby or (ii) reduce the aforesaid percentage of the Certificates of such Series which are required to consent to any such amendment without the consent of the Certificateholders of such Series.

LIST OF CERTIFICATEHOLDERS

    Upon written request of the Servicer, the Trustee of the applicable Trust will provide to the Servicer within 15 days after receipt of such request a list of the names and addresses of all Certificateholders of record, with respect to the Series of Certificates issued by such Trust, as of the most recent Record Date. Upon compliance by such Certificateholders with certain provisions of the applicable Pooling and Servicing Agreement, the Trustee will afford such Certificateholders access during business hours to the current list of Certificateholders for purposes of communicating with other Certificateholders with respect to their rights under such Pooling and Servicing Agreement.

TERMINATION

    With respect to each Trust, the obligations of the Servicer, CPS, the Seller and the applicable Trustee pursuant to the related Pooling and Servicing Agreement will terminate upon such date as is specified in the related Prospectus Supplement. As more fully described in the related Prospectus Supplement, in order to avoid excessive administrative expense, the Servicer, or its successor, will be permitted, at its option to purchase from the related Trust, as of the last day of any month as of which the then outstanding Pool Balance of the related Receivables Pool is less than a specified percentage (set forth in the related Prospectus Supplement) of the original Pool Balance of such Receivables Pool, all such remaining Receivables at a price equal to the aggregate of the Purchase Amounts thereof as of such last day. Exercise of such right will effect early retirement of the related Certificates. The Trustee will give written notice of termination to each such Certificateholder of record. The final distribution to any Certificateholder will be made only upon surrender and cancellation of such holder's Certificate at the office or agency of the Trustee specified in the notice of termination. Any funds remaining with the Trustee, after the Trustee has taken certain measures to locate a Certificateholder and such measures have failed, will be distributed to The American Red Cross.

THE TRUSTEE

    The Trustee for each Trust will be specified in the related Prospectus Supplement. The Trustee's liability in connection with the issuance and sale of the related Certificates is limited solely to the express obligations of such Trustee set forth in the related Pooling and Servicing Agreement and Sale and Servicing Agreement or the related Pooling and Servicing Agreement, as applicable. A Trustee may resign at any time (subject to the conditions specified in the applicable Pooling and Servicing Agreement), in which event the Servicer will be obligated to appoint a successor trustee. The Servicer may also remove the Trustee if such Trustee ceases to be eligible to continue as Trustee under the related Pooling and Servicing Agreement or if the Trustee becomes insolvent. In such circumstances, the Servicer will be obligated to appoint a successor trustee. Any resignation or removal of a Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

    The principal offices of each Trustee will be specified in the applicable Prospectus Supplement.

    The Trustee under a Pooling and Servicing Agreement, in its individual capacity or otherwise, may hold Certificates in its own name or as pledgee. For the purpose of meeting the legal requirements of certain jurisdictions, the Servicer and a Trustee acting jointly (or in some instances, the Trustee acting alone) shall have the power to appoint co-trustees or separate trustees of all or any part of the related Trust. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the related Pooling and Servicing Agreement shall be conferred or imposed upon the Trustee and such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties, and obligations solely at the direction of the Trustee.

    A Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee in accordance with the terms set forth in the applicable Pooling and Servicing Agreement. The Servicer may also remove a Trustee if the Trustee ceases to be eligible to continue as such under the related Pooling and Servicing Agreement, becomes legally unable to act, or becomes insolvent. In such circumstances,the Servicer will be obligated to appoint a successor trustee with the consent of any parties necessary to appoint a successor trustee. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

    Each Pooling and Servicing Agreement will provide that the applicable Trustee will be entitled to indemnification by the Servicer for and will be held harmless against, any loss, liability, fee, disbursement, or expense incurred by such Trustee not resulting from such Trustee's own willful misfeasance, bad faith, or negligence (other than by reason of breach of any of its representations or warranties set forth in the Pooling and Servicing Agreement). Each Pooling and Servicing Agreement will further provide that the Servicer will indemnify the applicable Trustee for certain taxes that may be asserted in connection with the transaction.

DUTIES OF THE TRUSTEE

    The Trustee will make no representations as to the validity or sufficiency of a Pooling and Servicing Agreement, the Certificate relating thereto (other than the authentication of such Certificates), or any Receivables in the related Trust or related documents, and is not accountable for the use or application by any Seller or Servicer of any funds paid to a Seller or Servicer in respect of such Certificates or such Receivables, or the investment of any monies received by the Servicer before such monies are deposited into the applicable Collection Account. The Trustee will not independently verify the Receivables that are a part of the related Trust. If no Event of Default (as defined in the applicable Prospectus Supplement) has occurred, the Trustee is required to perform only those duties specifically required of it under the applicable Pooling and Servicing Agreement. Generally, those duties are limited to the receipt of the various certificates, reports or other instruments required to be furnished to the Trustee under such Pooling and Servicing Agreement, in which case it is only required to examine them to determine whether they conform to the requirements of the Pooling and Servicing Agreement. The Trustee shall not be charged with knowledge of a failure by the Servicer to perform its duties under the Pooling and Servicing Agreement which failure constitutes an Event of Default (as defined in the applicable Prospectus Supplement) unless the Trustee obtains actual knowledge of such failure as specified in the Pooling and Servicing Agreement.

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
    The Trustee will be under no obligation to exercise any of the rights or powers vested in it by a Pooling and Servicing Agreement or to make any investigation of matters arising thereunder or to institute, conduct, or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the related Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses, and liabilities that may be incurred therein or thereby. No Certificateholder will have any right under a Pooling and Servicing Agreement to institute any proceeding with respect to such Pooling and Servicing Agreement, unless certain conditions have been met (as set forth in the applicable Pooling and Servicing Agreement).

                    CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

SECURITY INTEREST IN VEHICLES

    In states in which retail installment sale contracts such as the Receivables evidence the credit sale of automobiles, light trucks, vans and minivans by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the applicable UCC. Perfection of security interests in the financed automobiles, light trucks, vans and minivans is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In all states in which the Receivables have been originated, a security interest in automobiles, light trucks, vans and minivans is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party's lien on the vehicles' certificate of title (in addition, in Louisiana, a copy of the installment sale contract must be filed with the appropriate governmental recording office).

    Unless otherwise specified in the related Prospectus Supplement, each Contract will name the applicable Originator as obligee or assignee and as the secured party. Unless otherwise specified in the related Prospectus Supplement, such Originator will have represented and warranted that it has taken all actions necessary under the laws of the state in which the Financed Vehicle is located to perfect CPS's security interest in the Financed Vehicle, including, where applicable, having a notation of its lien recorded on such vehicle's certificate of title. Unless otherwise specified in the related Prospectus Supplement, the Obligors on the Contracts will not be notified of the sale from CPS, directly or indirectly, to the Seller, or the sale from the Seller to the Trust, and no action will be taken to record the transfer of the security interest from CPS, directly or indirectly, to the Seller or from the Seller to the Trust by amendment of the certificates of title for the Financed Vehicles or otherwise.

    CPS will transfer and assign its security interest in the related Financed Vehicles directly or indirectly to the Seller, and the Seller will transfer and assign its security interest in such Financed Vehicles to the related Trust pursuant to a Pooling and Servicing Agreement. However, because of the administrative burden and expense, neither CPS nor the Seller will amend the certificates of title of such Financed Vehicles to identify the related Trust as the new secured party.

    In most states, an assignment such as that under each Pooling and Servicing Agreement is an effective conveyance of a security interest without amendment of any lien noted on a vehicle's certificate of title, and the assignee succeeds thereby to the assignor's rights as secured party. However, by not identifying such Trust as the secured party on the certificate of title, the security interest of such Trust in the vehicle could be defeated through fraud or negligence.

    Under the laws of most states, the perfected security interest in a vehicle will continued for four months after the vehicle is moved to a state other than the state in which it is initially registered and thereafter until the owner thereof re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle or, in the case of a vehicle registered in a state providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party will receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party will have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. Unless otherwise specified in the related Prospectus Supplement, under each Pooling and Servicing Agreement, the Servicer will be obligated to take appropriate steps, at the Servicer's expense, to maintain perfection of security interests in the Financed Vehicles and will be obligated to purchase the related Receivable if it fails to do so.

    Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Code also grants priority to certain federal tax liens over the lien of a secured party. The laws of certain states and federal law permit the confiscation of vehicles by government authorities under certain circumstances if used in unlawful activities, which may result in the loss of a secured party's perfected security interest in the confiscated vehicle.

REPOSSESSION

    In the event of default by vehicle purchasers, the holder of the motor vehicle retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. Among the UCC remedies, the secured party has the right to perform self-help repossession unless such act would constitute a breach of the peace. Unless otherwise specified in the related Prospectus Supplement, self-help is the most likely method to be used by the Servicer and is accomplished simply by retaking possession of the financed vehicle. In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which he may cure the default prior to repossession. Generally, the right of reinstatement may be exercised on a limited number of occasions in any one-year period. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

NOTICE OF SALE; REDEMPTION RIGHTS

    The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys' fees, or, in some states, by payment of delinquent installments or the unpaid balance.

DEFICIENCY JUDGMENTS AND EXCESS PROCEEDS

    The proceeds of resale of the vehicles generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

    Occasionally, after resale of a vehicle and payment of all expenses and all indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a lien with respect to the vehicle or if no such lienholder exits or there are remaining funds, the UCC requires the creditor to remit the surplus to the former owner of the vehicle.

CONSUMER PROTECTION LAWS

    Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance, including requirements regarding the adequate disclosure of loan terms (including finance charges and deemed finance charges), and limitations on loan terms (including the permitted finance charge or deemed finance charge), collection practices and creditor remedies. The application of these laws to particular circumstances is not always certain and some courts and regulatory authorities have shown a willingness to adopt novel interpretations of such laws. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Procedures Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, the Solders' and Sailors' Civil Relief Act of 1940, state adoptions of the National Consumer Act and the Uniform Consumer Credit Code, and state motor vehicle retail installment sales act, retail installment sales acts and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee's ability to enforce consumer finance contracts such as the Receivables.

    Under the laws of certain states, finance charges with respect to motor vehicle retail installment contracts may include the additional amount, if any, that a purchaser pays as part of the purchase price for a vehicle solely because the purchaser is buying on credit rather than for cash (a "cash sale differential"). If a dealer charges such a differential, applicable finance charge ceilings could be exceeded.

    To so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission (the "FTC Rule"), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting an assignee of a seller of goods in a consumer credit transaction (and certain related creditors) to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

    Most of the Receivables will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Receivables, will be subject to any claims or defenses that the purchaser of the applicable Financed Vehicle may assert against the seller of the Financed Vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the Obligor on the Receivable. If an Obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of CPS's warranties under the related Purchase Agreement and would create an obligation of CPS to repurchase the Receivable unless the breach is cured. See "Description of the Pooling and Servicing Agreements-- Sale and Assignment of Receivables".

    Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

    In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to borrowers.

    Under most state vehicle dealer licensing laws, sellers of automobiles, light trucks, vans and minivans are required to be licensed to sell vehicles at retail sale. In addition, with respect to used vehicles, the Federal Trade Commission's Rule on Sale of Used Vehicles requires that all sellers of used vehicles prepare, complete and display a "Buyer's Guide" which explains the warranty coverage for such vehicles. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act and the motor vehicle title laws of most states require that all sellers of used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if either a Buyer's Guide or Odometer Disclosure Statement was not provided to the purchaser of a Financed Vehicle, the Obligor may be able to assert a defense against the seller of the Financed Vehicle. If an Obligor on a Receivable were successful in asserting any such claim or defense, the Servicer would pursue on behalf of the related Trust any reasonable remedies against the seller or the manufacturer of the vehicle, subject to certain limitations as to the expense of any such action to be specified in the related Pooling and Servicing Agreements.

    Under each Purchase Agreement, CPS will have represented and warranted that each Receivable complies with all requirements of law in all material respects. Accordingly, if an Obligor has a claim against a Trust for violation of any law and such claim materially and adversely affects such Trust's interest in a Receivable, such violation would constitute a breach of the warranties of CPS and would create an obligation of CPS to repurchase the Receivable unless the breach is cured.

OTHER LIMITATIONS

    In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a secured party to realize upon collateral or to enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossession a vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the vehicle at the time of bankruptcy (as determined by the court), leaving the creditor as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

GENERAL

    The following discussion represents the opinion of Mayer, Brown & Platt, special tax counsel to the Issuer, as to the material federal income tax consequences of the purchase, ownership and disposition of the Certificates. This discussion, however, does not address every aspect of the federal income tax laws that may be relevant to holders of Certificates in light of their personal investment circumstances or to certain types of Certificateholders subject to special treatment under the federal income tax laws (for example, banks and life insurance companies). Accordingly, investors should consult their own tax advisors regarding federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Certificates in their own particular circumstances. The discussion is generally limited to those persons who are the initial holders of the Certificates and to investors who will hold Certificates as capital assets. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, the Treasury regulations thereunder, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change, possibly retroactively. No ruling on any of the issues discussed below has been or will be sought from the Service and no assurance can be given that the Service will not take contrary positions.

TAX CHARACTERIZATION OF THE TRUST

    Mayer, Brown & Platt, special tax counsel to the Seller, will opine that the Trust relating to a Series of Certificates will be classified as a grantor trust and not as an association taxable as a corporation for federal income tax purposes. Accordingly, subject to the discussion below, each Certificateholder of the related Series will be treated as the owner of a pro rata undivided interest in the Receivables that are in the Trust and other related Trust Assets and the ordinary income derived therefrom.

INCOME OF CERTIFICATEHOLDERS

    Each Certificateholder of a Series will be considered to own either (i) an undivided interest in each of the Receivables that are part of the related Trust and any other related Trust Assets or (ii) an undivided interest in a single debt obligation held by the related Trust having, in the case of Class A Certificates, a principal amount equal to the Class A Percentage (as set forth in the related Prospectus Supplement) multiplied by the total stated principal amount of the Receivables and an interest rate equal to the Class A Pass-Through Rate (as set forth in the related Prospectus Supplement) or, in the case of Class B Certificates, a principal amount equal to the Class B Percentage (as set forth in the related Prospectus Supplement) multiplied by the total stated principal amount of the Receivables that are in the related Trust and an interest rate equal to the Class B Pass-Through Rate (as set forth in the related Prospectus Supplement). In general (subject to the rules described below relating to stripped bonds and original issue discount, and assuming Certificateholders are considered to own an interest in the related Receivables and other Trust Assets) a Certificateholder will be required to include applicable Trust interest income as ordinary income in accordance with its usual method of accounting.

    If Certificateholders are considered to own undivided interests in the related Receivables and other Trust Assets, a Certificateholder will be considered to have incurred Trust expenses and, accordingly, will be entitled to deduct, consistent with its method of accounting, its PRO RATA share of reasonable servicing fees and other expenses paid or incurred by the applicable Trust as provided in Sections 162 or 212 of the Code. In general, a Certificateholder who is an individual, estate or trust will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds 2% of such holder's adjusted gross income. Moreover, a Certificateholder that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). The Servicer will not report to Certificateholders the amount of income or deductions attributable to interest earned on collections and certain other amounts (which are includible in gross income, but deduction of which are subject to the foregoing limitations) and, accordingly, such a Certificateholder will not have sufficient information from the report to accurately reflect the Certificateholder's net taxable income.

    The Servicer will report to Certificateholders on the assumption that they are considered to own an interest in the related Receivables and other Trust Assets, and the remainder of this discussion assumes such treatment.

STRIPPED BOND RULES

    Because the Receivables will represent stripped bonds, they will be subject to the original issue discount ("OID") rules of the Code. Under Treasury Regulations issued under Section 1286 of the Code (the "Section 1286 Regulations"), it appears that the portion of the interest on each stripped Receivable payable to the related Certificateholders may be treated as "qualified stated interest". As a result, the amount of OID on a Receivable (or Receivables) will equal the amount, if any, by which the Certificateholder's purchase price allocable to the holder's interest in such Receivable is less than the undivided portion of the remaining principal balance of the Receivable (or Receivables) allocable to the interest acquired by the Certificateholder.

    OID on the Receivables held by the Trust will be calculated on an aggregate basis and without the use of a prepayment assumption. Although there is no clear authority, regulations issued under the OID provisions of the Code suggest that all payments on the stripped Receivables allocable to the Class A Certificates may be aggregated in determining whether the stripped Receivables will be treated as having OID. In addition, it is not clear whether use of a prepayment assumption is required in computing OID. If the Internal Revenue Service were to require that OID be computed on a Receivable-by-Receivable basis, or that a prepayment assumption be used, the character and timing of a Certificateholder's income could be adversely affected. Because, under the stripped bond rules, each sale of a Certificate results in a recalculation of OID, a Certificateholder technically will not be subject to the market discount provisions of the Code with respect to stripped Receivables.

    The tax treatment of a Receivable (or Receivables in the aggregate) will depend upon whether the amount of OID on the Receivable or Receivables is less than a statutorily defined DE MINIMIS amount. In general, under the Section 1273 of the Code and the Section 1286 Regulations, the amount of OID on a Receivable will be DE MINIMIS if it is less than 1/4 of one percent for each full year of weighted average maturity remaining after the purchase date until the maturity of the Receivable (although it is not clear whether expected prepayments are taken into account). If the amount of OID is DE MINIMIS under this rule, a Receivable (or Receivables) would not be treated as having OID. The actual amount of discount on a Receivable would be includible in income as principal payments are received on the Receivable, in the proportion that each principal payment bears to the total principal amount of the Receivables.

    If the OID on a Receivable (or Receivables) is not treated as being DE MINIMIS, a Certificateholder will be required to include in income any OID as it accrues on a daily basis, regardless of when cash payments are received, using a method reflecting a constant yield to maturity on the Receivable (or Receivables). Accrued OID would increase a Certificateholder's tax basis in the Certificate (and the applicable Receivables). Distributions of principal and other items attributable to accrued OID would reduce a Certificateholder's tax basis. Application of the OID rules, particularly if a prepayment assumption is required and the Receivables are not aggregated, would be complex and could significantly affect the timing of inclusion of income on a Certificate.

    The Trustee intends to account for OID, if any, reportable by holders of Certificates by reference to the price paid for a Certificate by an initial purchaser, although the amount of OID will differ for subsequent purchasers. Such subsequent purchasers should consult their tax advisers regarding the proper calculation of OID on the interest in Receivables represented by a Certificate.

PREMIUM

    In the event of a purchase of a Receivable (or Receivables) at a premium (i.e., the portion of the Certificateholder's purchase price allocable to the holder's undivided interest in the Receivable or Receivables exceeds the portion of the remaining principal balance allocable to the Certificateholder), such premium will be amortizable by the Certificateholder as an offset to interest income (with a corresponding reduction in the Certificateholder's basis) under a constant yield method over the term of the Receivable (or Receivables) if an election under Section 171 of the Code is made or was previously in effect. Any such election will also apply to debt instruments held by the Certificateholder during the year in which the election is made and all debt instruments acquired thereafter.

RULE OF 78'S RECEIVABLES

    The annual statement regularly furnished to Certificateholders for U.S. federal income tax purposes will include information based on the actuarial method of accounting for interest and principal on the Receivables. Certificateholders should generally be permitted to account for interest on the Receivables using the actuarial method. However, some of the Receivables provide that, upon a prepayment in full, the amount payable by the obligor will be determined under the Rule of 78's. Prospective investors should consult their tax advisors as to whether they may be required or permitted to use the Rule of 78's method to account for interest on the Rule of 78's Receivables. A Certificateholder will be furnished information for U.S. federal income tax purposes enabling the holder to report interest on the Receivables under the Rule of 78's method of accounting only upon written request to the Trustee, and payment of the actual costs of producing the information.

    If a Rule of 78's Receivable is prepaid, any amount received by the Trust upon prepayment in excess of the account balance using the actuarial method would constitute income to a Certificateholder who had reported income with respect to such Rule of 78's Receivable on the actuarial method, and an amount equal to such excess will be paid to the Servicer and be deductible only to the extent described above.

SUBORDINATION OF CLASS B CERTIFICATE OWNERS

    If the Class B Certificateholders receive distributions of less than their share of the Trust's receipts of principal and interest (the "Shortfall Amount") because of the subordination of the Class B Certificates, holders of Class B Certificates would probably be treated for U.S. federal income tax purposes as if they had received as distributions their full share of such receipts, paid over to the Class A Certificateholders an amount equal to such Shortfall Amount, and retained the right to reimbursement of such amounts to the extent of future collections. Under this analysis, Class B Certificateholders would be required to accrue as current income any interest of the Trust that was a component of the Shortfall Amount, even though such amount was in fact paid to the Class A Certificateholders; although not entirely clear, it appears that a loss would only be allowed to the Class B Certificateholders when their right to receive reimbursement of such Shortfall Amount became worthless (I.E., when it becomes clear that amount will not be available from any source to reimburse such loss); and reimbursement of such Shortfall Amount prior to such a claim of worthless would not be taxable income to the Class B Certificateholders because such amount was previously included in income. Those results should not significantly affect the inclusion of income for Class B Certificateholders on the accrual method of accounting, but could accelerate inclusion of income to Class B Certificateholders on the cash method of accounting by, in effect, placing them on the accrual method. Moreover, the character and timing of loss deductions is unclear. Class B Certificateholders should consult their own tax advisors as to the treatment of Shortfall Amounts.

SALE OF A CERTIFICATE

    If a Certificate is sold, gain or loss will be recognized equal to the difference between the amount realized on the sale and the Certificateholder's adjusted basis in the Receivables and any other assets held by the Trust. A Certificateholder's adjusted basis will equal the Certificateholder's cost for the Certificate, increased by any discount previously included in income, and decreased by any deduction previously allowed for accrued premium and by the amount of principal payments previously received on the Receivables. Any gain or loss not attributable to accrued interest will be capital gain or loss if the Certificate was held as a capital asset.

FOREIGN CERTIFICATEHOLDERS

    Interest attributable to Receivables which is payable to a foreign Certificateholder that is not engaged in a trade or business in the United States will generally not be subject to the 30% U.S. withholding tax, provided that such Certificateholder fulfills certain certification requirements. Under such certification requirements, the Certificateholder must certify, under penalties of perjury, that it is not a "United States person" and that it is the beneficial owner of the Certificate, and must provide its name and address. For this purpose, "United States person" means a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is includible in gross income for United States Federal income tax purposes, regardless of its source.

BACKUP WITHHOLDING

    Payments made on the Certificates and proceeds from the sale of Certificates will not be subject to "backup" withholding of 31% unless the Certificateholder fails to comply with certain reporting procedures and is not an exempt recipient under applicable provisions of the Code.

    The Prospectus Supplement for each Series of Certificates will summarize, subject to the limitations stated therein, any other material federal income tax considerations relevant to the purchase, ownership and disposition of such Certificates.

                              ERISA CONSIDERATIONS

    The Prospectus Supplement for each Series of Certificates will summarize, subject to the limitations discussed therein, considerations under ERISA relevant to the purchase of such Certificates by employee benefit plans and individual retirement accounts.

                            METHODS OF DISTRIBUTION

    The Certificates offered hereby and by the related Prospectus Supplement will be offered in Series through one or more of the methods described below. The Prospectus Supplement prepared for each Series will describe the method of offering being utilized for that Series and will state the public offering or purchase price of such Series and the net proceeds to CPS from such sale.

    CPS intends that Certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of two or more of these methods. Such methods are as follows:

    1. By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

    2.  By placements by CPS with institutional investors through dealers;

    3.  By direct placements by CPS with institutional investors; and

    4.  By competitive bid.

    In addition, if specified in the related Prospectus Supplement, a Series of Certificates may be offered in whole or in part in exchange for the Receivables (and other assets, if applicable) that would comprise the Trust Assets in respect of such Certificates.

    If underwriters are used in a sale of any Certificates (other than in connection with an underwriting on a best efforts basis), such Certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The Certificates will be set forth on the cover of the Prospectus Supplement relating to such Series and the members of the underwriting syndicate, if any, will be named in such Prospectus Supplement.

    In connection with the sale of the Certificates, underwriters may receive compensation from CPS or from purchasers of the Certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the Certificates may be deemed to be underwriters in connection with such Certificates, and any discounts or commissions received by them from CPS and any profit on the resale of Certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act. The Prospectus Supplement will describe any such compensation paid by CPS.

    It is anticipated that the underwriting agreement pertaining to the sale of any Series of Certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters, jointly or severally (as specified in the applicable underwriting agreement), will be obligated to purchase all such Certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that CPS will indemnify the several underwriters and, in certain limited circumstances, the underwriters will indemnify CPS against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

    The Prospectus Supplement with respect to any Series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between CPS and purchasers of Certificates of such Series.

    Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL OPINIONS

    Certain legal matters relating to the issuance of the Certificates of any Series, including certain federal and state income tax consequences with respect thereto, will be passed upon by Mayer, Brown & Platt, New York, New York.

                             FINANCIAL INFORMATION

    Certain specified Trust Assets will secure each Series of Certificates, no Trust will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Assets will be included in this Prospectus or in the related Prospectus Supplement.

    A Prospectus Supplement may contain the financial statements of the related Credit Enhancer, if any.

                             ADDITIONAL INFORMATION

    This Prospectus, together with the Prospectus Supplement for each Series of Certificates, contains a summary of the material terms of the applicable exhibits to the Registration Statement and the documents referred to herein and therein. Copies of such exhibits are on file at the offices of the Securities and Exchange Commission in Washington, D.C., and may be obtained at rates prescribed by the Commission upon request to the Commission and may be inspected, without charge, at the Commission's offices.

                                 DEFINED TERMS

Actuarial Receivables............................................           19
Advance..........................................................            7
APR..............................................................           18
Available Information............................................           16
Base Rate........................................................           23
Calculation Agent................................................           24
Calculation Date.................................................        25,27
CD Rate..........................................................           24
CD Rate Certificate..............................................           23
CD Rate Determination Date.......................................           24
Cede.............................................................            8
CEDEL Participants...............................................           29
Certificate Balance..............................................            4
Certificateholders...............................................           36
Certificates.....................................................            1
class............................................................            1
Closing Date.....................................................         5,31
Collection Account...............................................           32
Commercial Paper Rate............................................           25
Commercial Paper Rate Certificate................................           23
Commercial Paper Rate Determination Date.........................           25
Commission.......................................................            2
Composite Quotations.............................................           23
Contracts........................................................        1, 20
Cooperative......................................................           29
CPS..............................................................            4
Credit Enhancement...............................................           14
Credit Enhancer..................................................           14
Cutoff Date......................................................            5
Dealers..........................................................           16
Definitive Certificates..........................................           30
Depositaries.....................................................           27
Direct Participants..............................................           14
Distribution Account.............................................           32
Distribution Date................................................           23
DTC..............................................................            8
Eligible Deposit Account.........................................           33
Eligible Institution.............................................           33
Eligible Investments.............................................           33
ERISA............................................................            9
Euroclear Operator...............................................           29
Euroclear Participants...........................................           29
Exchange Act.....................................................            2
Federal Funds Rate...............................................       25, 26
Federal Funds Rate Certificate...................................           23
Federal Funds Rate Determination Date............................           25
Financed Vehicles................................................         1, 5
Fixed Rate Certificates..........................................           23

Floating Rate Certificates.......................................           23
FTC Rule.........................................................           42
Funding Period...................................................            6
H.15(519)........................................................           23
Index Maturity...................................................           23
Indirect Participants............................................       14, 28
Initial Receivables..............................................            6
Insolvency Laws..................................................           12
Interest Reset Date..............................................           23
Interest Reset Period............................................           23
Investment Company Act...........................................            8
Investment Earnings..............................................           33
Investment Income................................................            6
LIBOR............................................................           26
LIBOR Certificate................................................           23
LIBOR Determination Date.........................................           26
London Banking Day...............................................           26
Money Market Yield...............................................           25
Participants.....................................................           27
Pass-Through Rate................................................         2, 4
Payahead Account.................................................           32
Policy...........................................................            1
Pool Balance.....................................................           21
Pool Factor......................................................           20
Pooling and Servicing Agreement..................................        4, 31
Pre-Funded Amount................................................            6
Pre-Funding Account..............................................            6
Precomputed Advance..............................................            7
Prospectus Supplement............................................            1
Purchase Agreement...............................................           17
Rating Agencies..................................................            9
Receivables......................................................         1, 5
Receivables Pool.................................................           16
Registration Statement...........................................            2
Relief Act.......................................................           15
Reuters Screen LIBO Page.........................................           26
Rule of 78s......................................................           18
Rule of 78s Receivables..........................................           18
Rules............................................................           28
Securities Act...................................................            2
Seller...........................................................            4
Series...........................................................            1
Servicer.........................................................         1, 4
Servicing Fee....................................................           35
Simple Interest Advance..........................................            7
Simple Interest Receivables......................................           19
Sponsor..........................................................            4
Spread...........................................................           23
Spread Multiplier................................................           23
Standby Servicer.................................................           34
Strip Certificates...............................................            5

Sub-Prime Borrowers..............................................           20
Subsequent Receivables...........................................            6
Subsequent Transfer Date.........................................   10, 18, 32
Subservicer......................................................            4
Terms and Conditions.............................................           30
Treasury Rate....................................................           27
Treasury Rate Certificate........................................           23
Treasury Rate Determination Date.................................           27
Trust............................................................            1
Trust Accounts...................................................           33
Trust Assets.....................................................            1
Trustee..........................................................            4

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY CPS, THE SELLER OR ANY UNDERWRITER. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                         ------------------------------

                               TABLE OF CONTENTS

                                                    PAGE
                                                    -----
                   PROSPECTUS SUPPLEMENT
Summary........................................         S-4
Risk Factors...................................        S-15
Formation of the Trust.........................        S-17
The Trust Assets...............................        S-17
CPS's Automobile Contract Portfolio............        S-18
The Receivables Pool...........................        S-25
Yield Considerations...........................        S-31
Pool Factor and Other Information..............        S-31
Use of Proceeds................................        S-32
The Seller and CPS.............................        S-32
The Standby Servicer...........................        S-32
Description of the Certificates................        S-32
The Policy.....................................        S-45
The Certificate Insurer........................        S-47
Certain Legal Aspects of the Receivables.......        S-49
ERISA Considerations...........................        S-50
Underwriting...................................        S-52
Legal Opinions.................................        S-53
Experts........................................        S-53
Index of Terms.................................        S-54
Annex I........................................         I-1
                         PROSPECTUS
Prospectus Supplement..........................           2
Available Information..........................           2
Incorporation of Certain Documents by
  Reference....................................           2
Reports to Certificateholders..................           3
Summary of Terms...............................           4
Risk Factors...................................          10
Formation of the Trust.........................          16
The Trust Assets...............................          16
Acquisition of Receivables by the Seller.......          17
The Receivables................................          18
CPS's Automobile Contract Portfolio............          20
Pool Factors...................................          20
Use of Proceeds................................          21
The Seller and CPS.............................          21
Description of the Certificates................          22
Certain Information Regarding the
  Certificates.................................          23
Description of the Pooling and Servicing
  Agreements...................................          31
Certain Legal Aspects of the Receivables.......          40
Certain Federal Income Tax Consequences........          43
ERISA Considerations...........................          47
Methods of Distribution........................          47
Legal Opinions.................................          48
Financial Information..........................          48
Additional Information.........................          48
Defined Terms..................................          49

                         ------------------------------

    UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CERTIFICATES OFFERED HEREBY, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                                  $
                         CPS AUTO GRANTOR TRUST 1997-2
                                  % ASSET-BACKED
                             CERTIFICATES, CLASS A
                             CPS RECEIVABLES CORP.
                                    (SELLER)
                               CONSUMER PORTFOLIO
                                 SERVICES, INC.
                                   (SERVICER)

                             ---------------------

                             PROSPECTUS SUPPLEMENT

                             ---------------------

                            PAINEWEBBER INCORPORATED
                         BLACK DIAMOND SECURITIES, LLC

                                  MAY   , 1997

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fee...............................................   38,561.09
Printing and Engraving.........................................      40,000
Legal Fees and Expenses........................................     125,000
Accountants' Fees and Expenses.................................      20,000
Rating Agency Fees.............................................      50,000
Miscellaneous Fees.............................................      10,000
Total..........................................................  $283,561.09
                                                                 ----------
                                                                 ----------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    INDEMNIFICATION. Under the laws which govern the organization of the registrant, the registrant has the power and in some instances may be required to provide an agent, including an officer or director, who was or is a party or is threatened to be made a party to certain proceedings, with indemnification against certain expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such person's status as an agent of Consumer Portfolio Services, Inc., if that person acted in good faith and in a manner reasonably believed to be in the best interests of Consumer Portfolio Services, Inc. and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful.

    Article IV of the Articles of Incorporation and Section 2 of Article VI of the Amended and Restated By-Laws of Consumer Portfolio Services, Inc. provides that all officers and directors of the corporation shall be indemnified by the corporation from and against all expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such person's status as an agent of Consumer Portfolio Services, Inc., if that person acted in good faith and in a manner reasonably believed to be in the best interests of Consumer Portfolio Services, Inc. and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of that person was unlawful.

    The form of the Underwriting Agreement, to be filed as an exhibit to this Registration Statement, will provide that Consumer Portfolio Services, Inc. will indemnify and reimburse the underwriter(s) and each controlling person of the underwriter with respect to certain expenses and liabilities, including liabilities under the 1933 Act or other federal or state regulations or under the common law, which arise out of or are based on certain material misstatements or omissions in the Registration Statement. In addition, the Underwriting Agreement will provide that the underwriter(s) will similarly indemnify and reimburse Consumer Portfolio Services, Inc. with respect to certain material misstatements or omissions in the Registration Statement which are based on certain written information furnished by the underwriter(s) for use in connection with the preparation of the Registration Statement.

    INSURANCE. As permitted under the laws which govern the organization of the registrant, the registrant's Amended and Restated By-Laws permit the board of directors to purchase and maintain insurance on behalf of the registrant's agents, including its officers and directors, against any liability asserted against them in such capacity or arising out of such agents' status as such, whether or not the registrant would have the power to indemnify them against such liability under applicable law.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENTS

           (a) Exhibits

      1.1  --Form of Underwriting Agreement.

      4.1  --Form of Pooling and Servicing Agreement, including the form of Certificates and certain other related agreeements as Exhibits thereto.*

      5.1  --Opinion of Mayer, Brown & Platt with respect to legality.

      8.1  --Opinion of Mayer, Brown & Platt with respect to tax matters.

     10.1  --Form of Purchase Agreement.*

     10.2  --Form of Samco Purchase Agreement

     23.1  --Consent of Mayer, Brown & Platt (included in its opinions filed as Exhibit 5.1 and
           Exhibit 8.1).

     24.1  --Powers of Attorney.*

           (b) Financial Statements

    All financial statements, schedules and historical financial information have been omitted as they are not applicable.

------------------------

*   Previously filed

ITEM 17. UNDERTAKINGS

A. UNDERTAKING PURSUANT TO RULE 415

    The undersigned registrant hereby undertakes as follows:

        (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (1) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (2) to reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

           (3) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement; provided, however, that paragraphs (1) and (2) do not apply if the information required to be included in the post-effective amendment is contained in periodic reports filed by the Issuer pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. UNDERTAKING PURSUANT TO RULE 415

    (a) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (b) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. UNDERTAKING IN RESPECT OF INDEMNIFICATION

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act") may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in such Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the capacities indicated.

                                          CONSUMER PORTFOLIO SERVICES, INC.,
                                          as sponsor and manager of the Trust
                                          (Registrant)
                                          By: /S/ JEFFREY P. FRITZ
                   -------------------------------------------------------------
                                            Name: Jeffrey P. Fritz
                                            Title: Senior Vice President

    Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to Registration Statement has been signed on May 16, 1997 by the following persons in the capacities indicated.

                                                        SIGNATURES
                                                        TITLE

                                                                                    *
                                                              ---------------------------------------------
                                                                         Charles E. Bradley, Sr.
                                                                                Director

                                                                       /s/ CHARLES E. BRADLEY, JR.
                                                              ---------------------------------------------
                                                                         Charles E. Bradley, Jr.
                                                                         President and Director

                                                                                    *
                                                              ---------------------------------------------
                                                                           William B. Roberts
                                                                                Director

                                                                                    *
                                                              ---------------------------------------------
                                                                              John G. Poole
                                                                                Director

                                                                                    *
                                                              ---------------------------------------------
                                                                           Thomas L. Chrystie
                                                                                Director

                                                                                    *
                                                              ---------------------------------------------
                                                                             Robert A. Simms
                                                                                Director

                                                                          /s/ JEFFREY P. FRITZ
                                                              ---------------------------------------------
                                                                            Jeffrey P. Fritz
                                                                  Chief Financial Officer and Secretary

                                                                        *By: /s/ JEFFREY P. FRITZ
                                                              ---------------------------------------------
                                                                            Jeffrey P. Fritz
                                                                           as attorney-in-fact

                                 EXHIBIT INDEX

      1.1  --Form of Underwriting Agreement.

      4.1  --Form of Pooling and Servicing Agreement, and certain other related agreements as
           Exhibits thereto.*

      5.1  --Opinion of Mayer, Brown & Platt with respect to legality.

      8.1  --Opinion of Mayer, Brown & Platt with respect to tax matters.

     10.1  --Form of Purchase Agreement.*

     10.2  --Form of Samco Purchase Agreement.

     23.1  --Consent of Mayer, Brown & Platt (included in its opinions filed as Exhibit 5.1 and
           Exhibit 8.1).

     24.1  --Powers of Attorney.*

------------------------

*   Previously filed